                                                                   EXHIBIT 10.22

                             PARTICIPATION AGREEMENT

                             Dated as of May 9, 2003

                                      among

                          WEST FACILITIES CORPORATION,
                                 as the Lessee,

       WEST CORPORATION AND THE VARIOUS ENTITIES WHICH ARE PARTIES HERETO
                               FROM TIME TO TIME,
                                 as Guarantors,

                        WACHOVIA DEVELOPMENT CORPORATION,
                        as the Borrower and as the Lessor

 THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS WHICH ARE PARTIES HERETO FROM
                          TIME TO TIME, as the Lenders,

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                 as the Agent for the Primary Financing Parties
                     and respecting the Security Documents,
                      as the Agent for the Secured Parties

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                                TABLE OF CONTENTS
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                                                                                                                            PAGE
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
SECTION 1.     THE FINANCING.....................................................................................             1
SECTION 2.     CONTINUATION OF LEASE FACILITY....................................................................             1
SECTION 3.     SUMMARY OF TRANSACTIONS...........................................................................             2
         3.1.     Operative Agreements...........................................................................             2
         3.2.     Property Acquisition...........................................................................             2
         3.3.     Commencement of Basic Rent.....................................................................             3
SECTION 4.     THE CLOSING.......................................................................................             3
         4.1.     Closing Date...................................................................................             3
         4.2.     Initial Closing Date; Advances.................................................................             3
         4.3.     INITIAL CLOSING DATE AND PROPERTY CLOSING DATE.................................................             3
SECTION 5.     FUNDING OF ADVANCES; CONDITIONS PRECEDENT; THE LESSEE'S DELIVERY OF NOTICES; RESTRICTIONS
               ON LIENS; SPECIAL PROVISION REGARDING CREDIT PARTIES..............................................             4
         5.1.     General........................................................................................             4
         5.2.     Procedures for Funding.........................................................................             4
         5.3.     Conditions Precedent for the Agent, and the Primary Financing Parties Relating to the Initial
                  Closing Date and the Advance of Funds for the Acquisition of Properties........................             5
         5.4.     Restrictions on Liens..........................................................................            10
         5.5.     Payments.......................................................................................            11
         5.6.     Special Provision Regarding Credit Parties.....................................................            11
         5.7.     Special Provision Regarding Replacement of Lenders.............................................            12
SECTION 5B.    LESSOR ADVANCE....................................................................................            13
         5B.1.    Procedure for Lessor Advance...................................................................            13
         5B.2.    Lessor Yield...................................................................................            13
         5B.3.    Scheduled Return of Lessor Advance.............................................................            14
         5B.4.    Early Return of Lessor Advance.................................................................            14
         5B.5.    Conversion and Continuation Options............................................................            14
         5B.6.    Computation of Lessor Yield....................................................................            15
SECTION 6.     REPRESENTATIONS AND WARRANTIES....................................................................            16
         6.1.     Representations and Warranties of the Borrower.................................................            16
         6.2.     Representations and Warranties of the Lessee...................................................            18
         6.3      Additional Representations and Warranties of the Credit Parties................................            24
SECTION 7.     PAYMENT OF CERTAIN EXPENSES.......................................................................            29
         7.1.     Transaction Expenses...........................................................................            29
         7.2.     Brokers' Fees..................................................................................            30
         7.3.     Certain Fees and Expenses......................................................................            30
         7.4.     [Reserved].....................................................................................            30
         7.5.     Administrative.................................................................................            30
         7.6.     Upfront Fee....................................................................................            31
SECTION 8.     OTHER COVENANTS AND AGREEMENTS....................................................................            31
         8.1.     Cooperation with the Lessee....................................................................            31
         8.2.     Covenants of the Lessor........................................................................            31
         8.3.     The Lessee Covenants, Consent and Acknowledgment...............................................            32

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
         8.4.     Sharing of Certain Payments........................................................            35
         8.5.     Grant of Easements, etc............................................................            35
         8.6.     Appointment of the Agent by the Primary Financing Parties..........................            36
         8.7.     Collection and Allocation of Payments and Other Amounts............................            40
         8.8.     Release of Properties, etc.........................................................            43
         8.9.     Limitation of Lessor's Obligations.................................................            43
         8.10.    No Representations or Warranties as to any Property or the Operative
                            Agreements...............................................................            44
         8.11.    Reliance; Advice of Counsel........................................................            44
         8.12.    Non-Disturbance....................................................................            45
         8.13.    Payment of Appraiser Expenses......................................................            45
SECTION 8A.     AFFIRMATIVE COVENANTS OF THE CREDIT PARTIES..........................................            45
         8A.1.    Financial Statements...............................................................            45
         8A.2.    Certificates; Other Information....................................................            47
         8A.3.    Payment of Obligations.............................................................            47
         8A.4.    Conduct of Business and Maintenance of Existence...................................            48
         8A.5.    Maintenance of GCA Property; Insurance.............................................            48
         8A.6.    Inspection of Property; Books and Records; Discussions.............................            48
         8A.7.    Notices............................................................................            49
         8A.8.    Environmental Laws.................................................................            50
         8A.9.    Financial Covenants................................................................            50
         8A.10.   Additional Subsidiary Guarantors...................................................            51
         8A.11.   Compliance with Law................................................................            51
         8A.12.   Post-Closing Requirement...........................................................            51
SECTION 8B.     NEGATIVE COVENANTS OF THE CREDIT PARTIES.............................................            51
         8B.1.    Indebtedness.......................................................................            52
         8B.2.    GCA Liens..........................................................................            53
         8B.3.    Nature of Business.................................................................            53
         8B.4.    Consolidation, Merger, Sale or Purchase of Assets, etc.............................            54
         8B.5.    Advances, Investments and Loans....................................................            55
         8B.6.    Transactions with GCA Affiliates...................................................            55
         8B.7.    Ownership of Subsidiaries; Restrictions............................................            55
         8B.8.    Fiscal Year; Organizational Documents; Material Agreements.........................            55
         8B.9.    Limitation on Restricted Actions...................................................            56
         8B.10.   Restricted Payments................................................................            56
         8B.11.   Prepayments of Subordinated Indebtedness, etc......................................            56
         8B.12.   Sale Leasebacks....................................................................            56
         8B.13.   No Further Negative Pledges........................................................            57
SECTION 9.      CREDIT AGREEMENT AND LESSOR ADVANCES.................................................            57
SECTION 10.     TRANSFER OF INTEREST.................................................................            58
         10.1.    Restrictions on Transfer...........................................................            58
         10.2.    Effect of Transfer.................................................................            59
         10.3.    Special Transfer by Lessor.........................................................            60
SECTION 11.     INDEMNIFICATION......................................................................            61
         11.1.    General Indemnity..................................................................            61
         11.2.    General Tax Indemnity..............................................................            63
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
         11.3.    Increased Costs, Illegality, etc...................................................            68
         11.4.    Funding/Contribution Indemnity.....................................................            69
         11.5.    EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE, STRICT LIABILITY, ETC.............            70
         11.6.    Additional Provisions Regarding Environmental Indemnification......................            70
SECTION 12.     MISCELLANEOUS........................................................................            71
         12.1.    Survival of Agreements.............................................................            71
         12.2.    Notices............................................................................            71
         12.3.    Counterparts.......................................................................            72
         12.4.    Terminations, Amendments, Waivers, Etc.; Unanimous Vote Matters....................            72
         12.5.    Headings, etc......................................................................            75
         12.6.    Parties in Interest................................................................            75
         12.7.    GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; VENUE.............            75
         12.8.    Severability.......................................................................            76
         12.9.    Liability Limited..................................................................            76
         12.10.   Rights of the Lessee...............................................................            77
         12.11.   Further Assurances.................................................................            77
         12.12.   Calculations under Operative Agreements............................................            78
         12.13.   Confidentiality....................................................................            78
         12.14.   Financial Reporting/Tax Characterization...........................................            79
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                                      iii

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                                    SCHEDULES

1 -        GCA Permitted Liens - GCA Permitted Lien in Appendix A

2 -        Subsidiary Information - Section 6.3(n)

3 -        Location of Real Property - Section 6.3(t)

4 -        Chief Executive Offices - Section 6.3(t)

5 -        Labor Matters - Section 6.3(w)

6 -        Indebtedness - Sections 8b.1(b) and 8B.1(i)

                                    EXHIBITS

A -        Form of Requisition - Sections 4.2, 5.2 and 5.3

B -        Form of Outside Counsel Opinion for the Lessee - Section 5.3(j)

C -        Form of Officer's Certificate (Credit Party) - Section 5.3(w)

D -        Form of Secretary's Certificate (Credit Party) - Section 5.3(y)

E -        Form of Officer's Certificate (Lessor) - Section 5.3(z)

F -        Form of Secretary's Certificate (Lessor) - Section 5.3(aa)

G -        Form of Credit Party Joinder Agreement - Section 8A.10

Appendix A - Rules of Usage and Definitions

                                       iv


                            PARTICIPATION AGREEMENT

         THIS PARTICIPATION AGREEMENT dated as of May 9, 2003 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this "Agreement") is by and among WEST FACILITIES CORPORATION, a Delaware corporation (the "Lessee"), WEST CORPORATION, a Delaware corporation and the various entities which are parties hereto from time to time as guarantors (individually, a "Guarantor" and collectively, the "Guarantors"), WACHOVIA DEVELOPMENT CORPORATION, a North Carolina corporation (the "Borrower" or the "Lessor"); the various banks and other lending institutions which are parties hereto from time to time as lenders (subject to the definition of Lenders in Appendix A hereto, individually, a "Lender" and collectively, the "Lenders"); and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as the agent for the Primary Financing Parties and respecting the Security Documents, as the agent for the Secured Parties (in such capacity, the "Agent"). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A hereto, and the rules of usage set forth in Appendix A hereto shall apply herein.

         In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 11. THE FINANCING.

         Subject to the terms and conditions of this Agreement and the other Operative Agreements and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, the Primary Financing Parties have agreed to make the Lessor Advance (in the case of the Lessor) or make loans pursuant to the Notes (in the case of the Lenders) issued by the Lessor on the Initial Closing Date, with such Lessor Advance and the Notes to be in an aggregate principal amount of up to the aggregate amount of the Commitments in order for the Lessor to acquire, through an assignment of the Existing Notes and the Existing Holder Certificates and an assumption of the Trust's obligations under the Existing Operative Agreements, title to or a ground lease interest in various Properties, as applicable, in accordance with the terms and provisions hereof and for the other purposes described herein. The obligations of the Lessor under the Operative Agreements shall be secured by the Collateral.

SECTION 12. CONTINUATION OF LEASE FACILITY.

         Each party hereto agrees that certain of the Operative Agreements amend, restate and replace certain of the Existing Operative Agreements, including without limitation, that certain Participation Agreement dated as of March 12, 2001 (as amended, modified, extended, supplemented, restated and/or replaced prior to the Initial Closing Date, the "Existing Participation Agreement") by and among West Facilities Corporation, a Delaware corporation (as an assignee from West Corporation); Wells Fargo Bank Northwest, National Association (as successor to First Security Bank, National Association), a national banking association, not individually, except as expressly stated therein, but solely as the owner trustee under the Green Real Estate Trust 2001-1; the various banks and other lending institutions which are parties thereto from time to time as holders of certificates issued with respect to the Green Real Estate Trust 2001-1; the various banks and other lending institutions which are parties thereto from time to time as lenders; and Wachovia Bank, National Association (as successor to First Union National Bank), a national banking association, as the agent. Each of the parties agrees that (a) the proceeds of the Loans and the Lessor Advances shall be used by the Lessor to purchase and receive an assignment of the notes outstanding pursuant to the Existing Operative Agreements (the "Existing Notes") and the holder certificates outstanding pursuant to the Existing Operative Agreements (the "Existing Holder Certificates"), (b) the Lenders under the Operative Agreements shall receive Notes pursuant to the terms and conditions of the Operative Agreements and the obligations owing to the Lessor with respect to the Lessor Advances shall be evidenced by Section 5B of this Agreement and pursuant to the terms and conditions of the Operative Agreements, and (c) certain of the Operative Agreements shall replace certain of the Existing Operative Agreements. In accordance with the Operative Agreements, the parties to this Agreement agree that the Lessor is permitted to (i) acquire the beneficial interest in the Trust through an assignment of the Existing Notes and the Existing Holder Certificates and an assumption of the Trust's obligations under the Existing Operative Agreements, (ii) take all necessary action to evidence the Lessor's ownership of the Properties or the Lessor's ground lease interest in the Properties, as applicable and (iii) enter into and perform its obligations pursuant to the Assignment and Recharacterization Agreement. Those Existing Operative Agreements which are not amended, restated and replaced shall automatically and without further action, be terminated.

SECTION 13 SUMMARY OF TRANSACTIONS.

         13.1.    OPERATIVE AGREEMENTS.

         On the date hereof, each of the respective parties hereto and thereto shall execute and deliver this Agreement, the Lease, each applicable Ground Lease, the Credit Agreement, the Notes, the Security Agreement, each applicable Mortgage Instrument and such other documents, instruments, certificates and opinions of counsel as agreed to by the parties hereto.

         13.2.    PROPERTY ACQUISITION.

         On each Property Closing Date and subject to the terms and conditions of this Agreement (a) the Lenders will each make Loans in accordance with
Section 5 of this Agreement and the terms and provisions of the Credit Agreement, (b) the Lessor will make a Lessor Advance in accordance with Sections 5 and 5B of this Agreement, (c) the Lessor shall acquire, through an assignment of the Existing Notes and the Existing Holder Certificates and an assumption of the Trust's obligations under the Existing Operative Agreements, title to or a ground lease interest in each applicable Property, each to be within an Approved State, identified by the Lessee, in each case pursuant to a Deed, Bill of Sale or Ground Lease, as the case may be, and grant the Agent a lien on such Property by execution of the required Security Documents, (d) the Agent, the Lessee and the Lessor shall execute and deliver a Lease Supplement relating to each such Property acquired as of such Property Closing Date and (e) the Term shall commence with respect to each such Property. Unless the context otherwise requires, references in the Operative Agreements to the acquisition of a Property (including without limitation a ground lease interest in a Property) by the Lessor shall be deemed to refer to the acquisition of title to such Property or the acquisition of a ground lease interest therein through an assignment of the Existing Notes and the Existing Holder Certificates and an assumption of the Trust's obligations under the Existing Operative Agreements.

         13.3.    COMMENCEMENT OF BASIC RENT.

         As to any particular Property, the Lessee shall commence to pay Basic Rent as of the Property Closing Date for such Property.

SECTION 14. THE CLOSING.

         14.1.    CLOSING DATE.

         All documents and instruments required to be delivered on the Closing Date shall be delivered at the offices of Moore & Van Allen PLLC, Charlotte, North Carolina, or at such other location as may be determined by the Lessor, the Agent and the Lessee.

         14.2.    INITIAL CLOSING DATE; ADVANCES.

         The Lessee shall deliver to the Agent a requisition (a "Requisition"), in the form attached hereto as EXHIBIT A or in such other form as is satisfactory to the Agent, in its reasonable discretion, in connection with (a) the Transaction Expenses payable by the Lessor pursuant to Section 7.1 and (b) the Advances.

         14.3.    INITIAL CLOSING DATE AND PROPERTY CLOSING DATE.

         EACH OF THE PARTIES HERETO AGREES THAT NOTWITHSTANDING ANY OTHER PROVISION OF ANY OPERATIVE AGREEMENT (A) THE ONLY PROPERTY CLOSING DATE IS INTENDED TO AND SHALL OCCUR ON THE INITIAL CLOSING DATE, (B) THE COMMITMENTS EXPIRE AT 11:59 P.M., CHARLOTTE, NORTH CAROLINA TIME ON THE INITIAL CLOSING DATE, (C) NO ADVANCES SHALL BE MADE AFTER THE INITIAL CLOSING DATE AND (D) THE PROVISIONS OF THIS SECTION 4.3 ARE CONSISTENT WITH THE INTENT OF EACH PARTY HERETO AND WERE SPECIFICALLY REVIEWED, NEGOTIATED AND ACCEPTED BY EACH PARTY HERETO.

SECTION 15. FUNDING OF ADVANCES; CONDITIONS PRECEDENT; THE LESSEE'S DELIVERY OF NOTICES; RESTRICTIONS ON LIENS; SPECIAL PROVISION REGARDING CREDIT PARTIES.

         15.1.    GENERAL.

         To the extent funds have been made available to the Lessor pursuant to
Section 5 and by the Lessor pursuant to Sections 5 and 5B, the Lessor will use such funds from time to time in accordance with the terms and conditions of this Agreement and the other Operative Agreements for the following purposes: (i) at the direction of the Lessee to acquire, through an assignment of the Existing Notes and the Existing Holder Certificates and an assumption of the Trust's obligations under the Existing Operative Agreements, title to or a ground lease interest in various Properties in accordance with the terms of this Agreement and the other Operative Agreements and (ii) to pay Transaction Expenses payable by the Lessor under Section 7.1.

         5.2.     PROCEDURES FOR FUNDING.

                  (a) The only Advances shall occur on the Initial Closing Date. Not less than three (3) Business Days prior to the Initial Closing Date or three (3) Business Days prior to the date on which any Advance is to be made, as applicable, the Lessee shall deliver to the Agent a Requisition as described in Section 4.2; provided, however, that if the Requisition is delivered less than three (3) Business Days prior to the Initial Closing Date and the Agent, in its discretion, accepts such Requisition the requirement that the Requisition be delivered at least three (3) Business Days prior to the Initial Closing Date shall be deemed waived.

                  (b) Each Requisition shall: (i) be irrevocable, (ii) request Loans not in excess of the total aggregate of the Available Lender Commitments, (iii) request Lessor Advances not in excess of the total aggregate of the Available Lessor Commitments and (iv) request that the Lenders make Loans and the Lessor make Lessor Advances for the payment of Transaction Expenses and Property Acquisition Costs that have previously been incurred or are to be incurred on the date of such Advance to the extent such were not subject to a prior Requisition, in each case as specified in the Requisition.

                  (c) Subject to the satisfaction of the conditions precedent set forth in Section 5.3, on the Initial Closing Date and on each Property Closing Date, (i) the Lenders shall make Loans based on their respective Lender Commitments in an aggregate amount equal to twenty-five percent (25%) of the Requested Funds specified in any Requisition, up to an aggregate principal amount equal to the aggregate of the Available Lender Commitments, and (ii) the Lessor shall make a Lessor Advance based on its Lessor Commitment in an amount such that the aggregate of all Lessor Advances at such time shall be seventy-five percent (75%) of the balance of the Requested Funds specified in such Requisition, up to the aggregate advanced amount equal to the aggregate of the Available Lessor Commitments.

                  (d) If a Requisition is submitted for an Advance and such Advance is not expended on behalf of the Lessor for the purposes specified in such Requisition on the date of such Advance, such Advance shall be held by the Agent until the applicable date for expenditure thereof, or, if such date does not occur within three (3) Business Days of the date of the Agent's receipt of such Advance, shall be applied regarding the applicable Advance to repay the Lenders and the Lessor and, subject to the terms hereof and of the Credit Agreement, shall remain available for future Advances. Any such amounts held by the Agent shall be subject to the lien of the Security Documents and shall accrue interest and Lessor Yield from the date any such amount is advanced to the Agent until the date repaid to the Lenders and the Lessor, as applicable.

                  (e) All Operative Agreements which are to be delivered to the Agent or the Primary Financing Parties shall be delivered to the Agent on behalf of the Agent or the Primary Financing Parties and such items (except for Notes, Bills of Sale, Deeds, the Ground Leases and chattel paper originals, with respect to which in each case there shall be only one original) shall be delivered with originals sufficient for the Agent and each Primary Financing Party. All other items which are to be delivered to the Agent or the Primary Financing Parties shall be delivered to the Agent, on behalf of the Agent or the Primary Financing Parties, or directly to such party as required by the Operative Agreements. To the extent any such other items delivered by the Agent are requested in writing from time to time by any Primary Financing Party or are required to be delivered by the Agent pursuant to Section 8.6(g), the Agent shall provide a copy of such item to the party requesting it or to the parties entitled thereto, as applicable.

                  (f) Notwithstanding the completion of any closing under this Agreement pursuant to Section 5.3, each condition precedent in connection with any such closing may be subsequently enforced as a covenant obligation of the Lessee by the Agent (unless such has been expressly waived in writing by the Agent).

         5.3. CONDITIONS PRECEDENT FOR THE AGENT, AND THE PRIMARY FINANCING PARTIES RELATING TO THE INITIAL CLOSING DATE AND THE ADVANCE OF FUNDS FOR THE ACQUISITION OF PROPERTIES.

         The obligations (i) on the Initial Closing Date of the Lessee, the Agent and the Primary Financing Parties to enter into the transactions contemplated by this Agreement, including without limitation the obligation to execute and deliver the applicable Operative Agreements to which each is a party on the Initial Closing Date, and (ii) on the Initial Closing Date of the Lessor to make a Lessor Advance and of the Lenders to make Loans in order to pay Transaction Expenses payable by the Lessor pursuant to Section 7.1(a), and (iii) on a Property Closing Date of the Lessor to make a Lessor Advance and of the Lenders to make Loans for the purpose of providing funds to the Lessor necessary to pay the Transaction Expenses and to acquire a Property on such Property Closing Date, if applicable (each of the foregoing (ii) or (iii), an "Advance"), in each case are subject to the satisfaction or waiver of each of the following conditions precedent on or prior to the Initial Closing Date or the applicable Property Closing Date, as the case may be (to the extent such conditions precedent require the delivery of any agreement, certificate, instrument, memorandum, legal or other opinion, appraisal, commitment, title insurance commitment, lien report or any other document of any kind or type, such shall be in form and substance satisfactory to the Agent, in its reasonable discretion; notwithstanding the foregoing, the obligations of each party shall not be subject to any conditions contained in this Section 5.3 which are required to be performed by such party):

                  (a) the correctness of the representations and warranties of the parties to this Agreement contained herein, in each of the other Operative Agreements and each certificate delivered pursuant to any Operative Agreement;

                  (b) (i) the performance by the parties to this Agreement of their respective agreements contained herein and in the other Operative Agreements to be performed by them on or prior to such date;

                  (c) the Agent shall have received a fully executed counterpart copy of the Requisition, appropriately completed;

                  (d) with respect to a Property Closing Date only, title to each such Property shall conform to the representations and warranties set forth in Section 6.2(l) hereof;

                  (e) with respect to a Property Closing Date only, the Lessee shall have delivered to the Agent a good standing certificate for the Lessee in the state where the Property is located, the Deed with respect to the Land and Improvements (if any), a copy of the Ground Lease (if any) and a copy of the Bill of Sale with respect to the Equipment, respecting such of the foregoing as are being acquired or ground leased on such date;

                  (f) there shall not have occurred and be continuing any Default or Event of Default and no Default or Event of Default will have occurred after giving effect to the Advance;

                  (g) with respect to a Property Closing Date only, the Lessee shall have delivered to the Agent title insurance commitments to issue policies insuring the Lien of the Mortgage Instrument up to the amount of the Notes and the Lessor Advance respecting each Property being acquired or ground leased on such Property Closing Date, with such endorsements as the Agent deems reasonably necessary, in favor of the Lessor and the Agent from a title insurance company reasonably acceptable to the Agent, but only with such title exceptions thereto as are reasonably acceptable to the Agent;

                  (h) with respect to a Property Closing Date only, the Lessee shall have delivered to the Agent an environmental site assessment respecting each Property being acquired on such Property Closing Date, prepared by an independent recognized professional reasonably acceptable to the Agent and evidencing no pre-existing environmental condition with respect to which there is more than a remote risk of loss;

                  (i) with respect to a Property Closing Date only, the Lessee shall have delivered to the Agent an ALTA survey (with a flood hazard certification) respecting each Property being acquired on such Property Closing Date prepared by (i) an independent recognized professional reasonably acceptable to the Agent and (ii) in a manner and including such information as is reasonably required by the Agent;

                  (j) with respect to a Property Closing Date only, the Lessee shall have caused to be delivered to the Agent a legal opinion in the form attached hereto as EXHIBIT B or in such other form as is reasonably acceptable to the Agent with respect to local law real property issues respecting the state in which each Property being acquired on such Property Closing Date is located addressed to the Agent, from counsel located in the state where each such Property is located, prepared by counsel reasonably acceptable to the Agent;

                  (k) with respect to a Property Closing Date only, the Agent shall be satisfied that the acquisition, ground leasing and/or holding of each such Property being acquired on such Property Closing Date and the execution of the Mortgage Instruments and the other Security Documents will not materially and adversely affect the rights of the Agent or the Primary Financing Parties under or with respect to the Operative Agreements;

                  (l) the Lessee shall have delivered to the Agent invoices for, or other reasonably satisfactory evidence of, the various Transaction Expenses and other fees, expenses and disbursements referenced in Section 7 of this Agreement, as appropriate;

                  (m) with respect to a Property Closing Date only, the Lessee shall have caused to be delivered to the Agent Mortgage Instruments (in such form as is reasonably acceptable to the Agent, with revisions as necessary to conform to applicable state law), Lessor Financing Statements and Lender Financing Statements respecting each Property being acquired on such Property Closing Date, all fully executed and in recordable form;

                  (n) with respect to a Property Closing Date only, the Lessee shall have delivered to the Agent with respect to each Property being acquired on such Property Closing Date a Lease Supplement and a memorandum (or short form lease) regarding the Lease and such Lease Supplement (such memorandum or short form lease to be in the form attached to the Lease as Exhibit B or in such other form as is reasonably acceptable to the Agent, with modifications as necessary to conform to applicable state law, and in form suitable for recording);

                  (o) with respect to each Advance, the sum of the Available Lender Commitment plus the Available Lessor Commitment will be sufficient to pay all amounts payable therefrom;

                  (p) with respect to a Property Closing Date only, if any such Property is subject to a Ground Lease, the Lessee shall have caused a lease memorandum (or short form lease) to be delivered to the Agent for such Ground Lease and, if requested by the Agent, a landlord waiver and a mortgagee waiver (in each case, in such form as is reasonably acceptable to the Agent);

                  (q) with respect to a Property Closing Date only, counsel (reasonably acceptable to the Agent) for the ground lessor (to the extent the ground lessor is an Affiliate of the Lessee) of each such Property subject to a Ground Lease shall have issued to the Agent, its opinion (in form and substance reasonably satisfactory to the Agent);

                  (r) with the respect to a Property Closing Date only, the Lessee shall have provided evidence of insurance to the Agent with respect to each Property being acquired on such Property Closing Date as provided in the Lease;

                  (s) with respect to a Property Closing Date only, the Lessee shall have caused an Appraisal regarding each Property being acquired on such Property Closing Date to be provided to the Agent from an appraiser reasonably satisfactory to the Agent;

                  (t) all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements and/or documents related thereto shall have been paid or provisions for such payment shall have been made to the satisfaction of the Agent;

                  (u) in the opinion of the Agent and its counsel, the transactions contemplated by the Operative Agreements do not and will not subject the Primary Financing Parties or the Agent to any materially adverse regulatory prohibitions, constraints, penalties or fines;

                  (v) each of the Operative Agreements to be entered into on such date shall have been duly authorized, executed and delivered by the parties thereto, and shall be in full force and effect, and the Agent shall have received a fully executed copy of each of the Operative Agreements;

                  (w) as of the Initial Closing Date only, the Agent shall have received an Officer's Certificate, dated as of the Initial Closing Date, of the Lessee in the form attached hereto as EXHIBIT C or in such other form as is reasonably acceptable to the Agent stating that (i) each and every representation and warranty of any Credit Party contained in the Operative Agreements to which it is a party is true and correct on and as of the Initial Closing Date; (ii) no Default (other than any Credit Agreement Default) or Event of Default (other than any Credit Agreement Event of Default) has occurred and is continuing under any Operative Agreement; (iii) each Operative Agreement to which any Credit Party is a party is in full force and effect with respect to it except as the same may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' or lessors' rights generally and general principles of equity; and (iv) each Credit Party has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date;

                  (x) since the date of the most recent audited financial statements of the Parent (which have been previously delivered to the Agent), there shall not have occurred any event, condition or state of facts which shall have or could reasonably be expected to have a Material Adverse Effect, other than as specifically contemplated by the Operative Agreements;

                  (y) as of the Initial Closing Date only, the Agent shall have received (i) a certificate of the Secretary or an Assistant Secretary of the Lessee, dated as of the Initial Closing Date, in the form attached hereto as EXHIBIT D or in such other form as is reasonably acceptable to the Agent attaching and certifying as to (1) the resolutions of the Board of Directors of the Lessee duly authorizing the execution, delivery and performance by the Lessee of each of the Operative Agreements to which it is or will be a party, (2) the certificate of incorporation of the Lessee certified as of a recent date by the Secretary of State of its state of incorporation and its by-laws and (3) the incumbency and signature of persons authorized to execute and deliver on behalf of the Lessee the Operative Agreements to which it is or will be a party and (ii) a good standing certificate (or local equivalent) from the appropriate office of the respective states where the Lessee is incorporated and where the principal place of business of the Lessee is located as to its good standing in each such state. The Lessee shall cause a similar certificate to be delivered by each Guarantor to the Agent as of the Initial Closing Date;

                  (z) as of the Initial Closing Date only, the Agent, shall have received an Officer's Certificate of the Lessor dated as of the Initial Closing Date in the form attached hereto as EXHIBIT E or in such other form as is reasonably acceptable to the Agent, stating that
         (i) each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct on and as of the Initial Closing Date, (ii) each Operative Agreement to which the Lessor is a party is in full force and effect with respect to it except as the same may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' or lessors' rights generally and general principles of equity; (iii) the Lessor has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date and (iv) no Credit Agreement Default or Credit Agreement Event of Default attributable solely to Lessor has occurred and is continuing under any Operative Agreement;

                  (aa) as of the Initial Closing Date only, the Agent shall have received (i) a certificate of the Secretary or an Assistant Secretary of the Lessor, dated as of the Initial Closing Date in the form attached hereto as EXHIBIT F or in such other form as is reasonably acceptable to the Agent attaching and certifying as to (A) the signing resolutions duly authorizing the execution, delivery and performance by the Lessor of each of the Operative Agreements to which it is or will be a party, (B) its articles of incorporation or other equivalent charter documents as certified by the Secretary of State of its state of incorporation and its by-laws, as the case may be, certified as of a recent date by an appropriate officer of the Lessor and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (ii) a good standing certificate from the appropriate governmental authority in the jurisdiction of the Lessor's organization and the jurisdiction of the Lessor's principal place of business;

                  (bb) as of the Initial Closing Date only, counsel for the Lessor reasonably acceptable to the Agent shall have issued to the Primary Financing Parties (other than the Lessor), the Lessee and the Agent its opinion dated as of the Initial Closing Date in such form as is reasonably acceptable to the Agent;

                  (cc) as of the Initial Closing Date only, counsel for the Lessee reasonably acceptable to the Agent shall have issued to the Primary Financing Parties and the Agent its opinion dated as of the Initial Closing Date in such form as is reasonably acceptable to the Agent; provided, however, that if the Initial Closing Date and the Property Closing Date occur simultaneously, the opinion required by this Section 5.3(cc) and the opinion required by Section 5.3(j) may be combined into a single legal opinion, provided such legal opinion satisfies both Sections 5.3(j) and 5.3(cc);

                  (dd) with respect to a Property Closing Date only, no Casualty and no Condemnation respecting any Property to be acquired or ground leased on such Property Closing Date shall have occurred and no action shall be pending or threatened by a Governmental Authority to initiate a Condemnation with respect to any such Property; and

                  (ee) the Lessee shall cause (i) Uniform Commercial Code lien searches, tax lien searches and judgment lien searches regarding each Credit Party and the Lessor to be conducted (and copies thereof to be delivered to the Agent) in such jurisdictions as determined by the Agent by a nationally recognized search company reasonably acceptable to the Agent and (ii) the liens referenced in such lien searches which are objectionable to the Agent to be either removed or otherwise handled in a manner reasonably satisfactory to the Agent.

         15.4.    RESTRICTIONS ON LIENS.

         On each Property Closing Date, the Lessee shall cause each Property acquired by the Lessor on such date to be free and clear of all Liens except those referenced in Sections 6.2(r)(i) and 6.2(r)(ii), such other Liens that are expressly set forth as title exceptions on the title commitment or policy issued under Section 5.3(g) with respect to such Property, Liens for Taxes that are not yet due and payable and such other Liens that have been expressly approved or agreed to by the Agent. On the date any Property is either sold to a third party (other than the Lessee or any Affiliate or designee of the Lessee) in accordance with the terms of the Operative Agreements or, pursuant to Section 22.1(a) of the Lease Agreement, retained by the Lessor, the Lessee shall cause such Property to be free and clear of all Liens (other than Lessor Liens, such other Liens that are expressly set forth as title exceptions on the title commitment or policy issued under Section 5.3(g) with respect to such Property, to the extent such title commitment has been approved by the Agent, Liens for Taxes that are not yet due and payable and such other Liens that have been expressly approved or agreed to by the Agent).

         15.5.    PAYMENTS.

         All payments of Rent, and other amounts payable to any Financing Party to be made by the Lessee under this Agreement or any other Operative Agreement (excluding Excepted Payments and Supplemental Rent which shall be paid directly to the party to whom such payments are owed) shall be made to the Agent at the office designated by the Agent from time to time by written notice as provided herein in Dollars and in immediately available funds, without setoff, deduction, or counterclaim. Subject to the definition of "Interest Period" in Appendix A attached hereto, whenever any payment under this Agreement or any other Operative Agreement shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest, Lessor Yield and fees payable pursuant to the Operative Agreements, as applicable and as the case may be.

         15.6.    SPECIAL PROVISION REGARDING CREDIT PARTIES.

         It is the express intent of each of the parties hereto that the group of Credit Parties under the Operative Agreements and the group consisting of the borrower and guarantors under the Guarantor Credit Agreement contain the same members in each group while the facilities contemplated by the Operative Agreements and the GCA Credit Documents are outstanding. As a result, certain Subsidiaries of the Credit Parties will join the Operative Agreements from time to time in accordance with Section 8A.10 and pursuant to this Section 5.6 certain of the Credit Parties (other than the Parent and the Lessee) may be released from the Operative Agreements pursuant to the terms and conditions set forth in this Section 5.6. Provided no Lease Default, Lease Event of Default or Guaranty Event of Default has occurred and is continuing, if (a) the Guarantor Credit Agreement is terminated and not replaced by any other facility and so long as none of the Parent, the Lessee or any other Subsidiary, direct or indirect, of the Parent has outstanding any Indebtedness or any facility with commitments to provide Indebtedness in excess of one hundred million dollars ($100,000,000) (other than the amounts outstanding pursuant to the Operative Agreements and subordinated Indebtedness, which shall be expressly subordinated, to the satisfaction of the Primary Financing Parties, to the transactions and payment of the Credit Party obligations contemplated by the Operative Agreements) or (b) the GCA Lenders release any GCA Credit Party other than the Parent or the Lessee from all of the GCA Credit Party Obligations, all of such GCA Credit Party's obligations owing to the GCA Lenders in the GCA Credit Documents, all GCA Liens on any property or interest of any GCA Credit Party in favor or for the benefit of the GCA Lenders and the Guarantor Credit Agreement have not been terminated, restated or replaced, then, with respect to (a) above, upon written request of the Parent and the Lessee or with respect to (b) above, upon the later of (y) the effectiveness of such release under the Guarantor Credit Agreement and (z) delivery to the Agent, for the benefit of the Primary Financing Parties, of the same consideration and benefit including without limitation, amendments or modifications to the GCA Credit Documents or otherwise (including without limitation restatement or replacement facilities) which are favorable to the GCA Lenders, fees, increased pricing or other amounts paid to the GCA Lenders or collateral pledged to or for the benefit of the GCA Lenders; then such Credit Parties (in all cases other than the Parent and the Lessee) shall be deemed released from the Guaranteed Obligations under the Operative Agreements and the Financing Parties shall upon written request of the

Parent and the Lessee provide written confirmation of such release in form and substance acceptable to such Financing Parties. Immediately upon such release, such released Credit Party shall no longer be a Credit Party to the Operative Agreements and all provisions related to the Credit Parties shall, from and after the effectiveness of such release, no longer include such released party. In the case of (a), above, in addition to the release of the applicable Credit Parties, the covenants in Section 8B shall no longer apply (provided, terms defined therein or sections referenced in other provisions shall continue) to any Credit Party after such time, provided, the Parent, the Lessee and their Subsidiaries do not have any Indebtedness in excess of one hundred million dollars ($100,000,000) (other than the amounts outstanding pursuant to the Operative Agreements and subordinated Indebtedness, which shall be expressly subordinated, to the satisfaction of the Primary Financing Parties, to the transactions and payment of the Credit Party obligations contemplated by the Operative Agreements) outstanding at any time during the Term. In the event the Parent, the Lessee or any of their Subsidiaries has any Indebtedness in excess of one hundred million dollars ($100,000,000) (other than the amounts outstanding pursuant to the Operative Agreements and subordinated Indebtedness, which shall be expressly subordinated, to the satisfaction of the Primary Financing Parties, to the transactions and payment of the Credit Party obligations contemplated by the Operative Agreements) outstanding during the Term, then Section 8B of the Participation Agreement shall automatically be reinstated and such provisions shall have full force and effect from such date through the Expiration Date and the Parent and the Lessee shall promptly, but in any event within thirty (30) days of incurring such Indebtedness, cause each of the parties which were previously Credit Parties (or their successors) to join the Operative Agreements as Guarantors and provide an executed Joinder Agreement from each such party and other documentation as reasonably requested by any Primary Financing Party (including without limitation documents executed by each Credit Party satisfactory to the Primary Financing Parties evidencing the reinstatement of Section 8B of the Participation Agreement, provided, such
Section 8B shall be automatically reinstated regardless of whether such documents are executed). Notwithstanding the foregoing, no Property, Collateral, Security Document, other Operative Agreement or any other Credit Party (except, with respect to other Credit Parties, as expressly provided herein) shall be released hereby and such released Credit Parties shall not be released from:
(aa) any obligations which were due and owing prior to the effectiveness of such release, (bb) any of the indemnity provisions of the Operative Agreements, including without limitation Section 11 of the Participation Agreement or (cc) any other provision of any Operative Agreement which by its terms continues after the release of a Credit Party or after the termination of the Operative Agreements.

         15.7.    SPECIAL PROVISION REGARDING REPLACEMENT OF LENDERS.

         In the event a Lender does not consent to (or is deemed to have rejected) a Renewal Term proposed by Lessee in accordance with Section 2.2 of the Lease, the Lessee shall have the right to replace such a Lender as a party to this Agreement and the other relevant Operative Agreements, the Lessee may, upon notice to such Lender and the Agent, replace such Lender by causing such Lender to assign its Lender Commitment, if any, and its Loan (with the assignment fee to be paid by the Lessee in such instance) pursuant to Section 10 hereof and Sections 9.7 and 9.8 of the Credit Agreement and the other applicable terms and conditions in the Operative Agreements to one or more other Lenders or eligible assignees procured by the Lessee. To the extent not paid by the replacement Lender, the Lessee shall (a) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement, (b) provide appropriate assurances and indemnities as each replaced Lender may reasonably require with respect to the Operative Agreements, and (c) release such Lender from its obligations under the Operative Agreements. Any Lender being replaced and the replacement Lenders shall execute and deliver an Assignment and Acceptance in the form of Exhibit B to the Credit Agreement and take actions to comply with Section 10 hereof and Sections 9.7 and 9.8 of the Credit Agreement and the other applicable terms and conditions in the Operative Agreements.

                  SECTION 5B. LESSOR ADVANCE.

         5B.1.    PROCEDURE FOR LESSOR ADVANCE.

                  (a) Upon receipt from Lessee by the Agent of a Requisition pursuant to Section 4.2, and subject to the terms and conditions of this Agreement, the Lessor shall make an Advance under the Lessor Commitment equal to seventy-five percent (75%) of the amount requested in such Requisition on the applicable Closing Date. The Lessor Advance shall be based on the Eurodollar Rate or the ABR, as designated by the Lessee in the Requisition.

                  (b) Subject to Section 9 of this Participation Agreement, the extent that the Borrower shall have elected to terminate or reduce the amount of the Lender Commitments pursuant to Section 2.5(a) of the Credit Agreement, a pro rata election shall be deemed to have been made with respect to the Lessor Commitments. On any date on which the Lender Commitments shall be reduced to zero (0) as a result of a Credit Agreement Event of Default, the Lessor Commitments shall automatically be reduced to zero (0), and the Lessee shall prepay the Lessor Advances in full, together with accrued but unpaid Lessor Yield thereon and subject to Section 17.12 of the Lease, all other amounts owing to the Lessor under the Operative Agreements.

         5B.2.    LESSOR YIELD.

                  (a) The Lessor Advance shall bear yield calculated at the rate of Lessor Yield applicable from time to time. The Lessee shall pay as Basic Rent to the Agent for distribution to the Lessor the Lessor Yield in arrears on each Scheduled Interest Payment Date or as otherwise provided herein or in Section 8.7 of this Agreement.

                  (b) If all or a portion of Lessor Yield shall not be received by the Lessor (or the Agent on behalf of the Lessor) when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, without limiting the rights of the Lessor hereunder or under any other Operative Agreement, bear interest at the Lessor Overdue Rate, in each case from the date of nonpayment until paid (whether after or before judgment) and shall be paid upon demand. Upon the occurrence and during the continuation of any Event of Default, Lessor Yield shall be calculated at the Lessor Overdue Rate.

         5B.3.    SCHEDULED RETURN OF LESSOR ADVANCE.

                  The outstanding amount of the Lessor Advance shall be due in full on the Expiration Date. On the Expiration Date, subject to the terms of this Agreement, the Lessor (or the Agent on behalf of the Lessor) shall receive from the Lessee as Basic Rent under the Lease the outstanding amount of the Lessor Advance then due, together with all accrued but unpaid Lessor Yield and all other amounts due to Lessor under the Operative Agreements.

         5B.4.    EARLY RETURN OF LESSOR ADVANCE.

                  (a) Subject to Sections 11.2(e), 11.3 and 11.4 of this Agreement, the Lessor Advance may at any time and from time to time be prepaid by the Lessee as a payment of Supplemental Rent, in whole or in part, without premium or penalty, upon at least three (3) Business Days' irrevocable notice to the Agent, on behalf of the Lessor, specifying the date and amount of prepayment of the Lessor Advance. Upon receipt of such notice, the Agent shall promptly notify the Lessor thereof. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Amounts prepaid shall not be re-advanced.

                  (b) If on any date the Agent or the Lessor shall receive any payment in respect of (i) any Casualty, Condemnation or Environmental Violation pursuant to Sections 15.1(a) or 15.1(g) or Article XVI of the Lease (excluding any payments in respect thereof which are payable to Lessee in accordance with the Lease), or (ii) the Termination Value of any Property in connection with the delivery of a Termination Notice pursuant to Article XVI of the Lease, or (iii) the Termination Value of any Property or such other applicable amount in connection with the exercise of a Purchase Option under Article XX of the Lease or the exercise of the option of the Lessor to transfer the Properties to the Lessee pursuant to Section 20.3 of the Lease, then in each case, the Agent or the Lessor shall receive such payment to be distributed in accordance with Section 8.7(b) of this Agreement.

                  (c) Each prepayment of the Lessor Advances pursuant to Section 5B.4(a) shall be allocated to reduce the Property Cost of each Property ratably based on the then current Property Cost of each Property immediately before giving effect to such prepayment. Each prepayment of the Lessor Advances pursuant to Section 5B.4(b) shall be allocated to reduce the Property Cost of the affected Property immediately before giving effect to such prepayment.

         5B.5.    CONVERSION AND CONTINUATION OPTIONS.

                  (a) Subject to Section 9 of the Participation Agreement, the Borrower may elect from time to time to convert Eurodollar Lessor Advances to ABR Lessor Advances by giving the Lessor at least three (3) Business Days' prior irrevocable notice of such election, provided, that any such conversion may only be made on the last day of an

         Interest Period with respect thereto, and provided, further, to the extent an Event of Default has occurred and is continuing on the last day of any such Interest Period, the applicable Eurodollar Lessor Advances shall automatically be converted to ABR Lessor Advances. Subject to Section 9 of the Participation Agreement, the Borrower may elect from time to time to convert ABR Lessor Advances to Eurodollar Lessor Advances by giving the Lessor at least three (3) Business Days' prior irrevocable notice of such election. All or any part of outstanding Lessor Advance may be converted as provided herein, provided, that (i) no ABR Lessor Advance may be converted into a Eurodollar Lessor Advance after the date that is one (1) month prior to the Expiration Date and (ii) such notice of conversion regarding any Eurodollar Lessor Advance shall contain an election by the Lessee of an Interest Period for such Eurodollar Lessor Advance to be created by such conversion and such Interest Period shall be in accordance with the terms of the definition of the term "Interest Period" including without limitation subparagraphs (A) through (D) thereof.

                  (b) Any Eurodollar Lessor Advance may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Lessee giving irrevocable notice to the Lessor, in accordance with the applicable notice provision for the conversion of ABR Lessor Advances to Eurodollar Lessor Advances set forth herein, provided, that no Eurodollar Lessor Advance may be continued as such after the date that is one (1) month prior to the Expiration Date, provided, further, no Eurodollar Lessor Advance may be continued as such if an Event of Default has occurred and is continuing as of the last day of the Interest Period for such Eurodollar Lessor Advance, and provided, further, that if the Lessee shall fail to give any required notice as described above or otherwise herein, then if no Event of Default has occurred and is continuing as of the last day of the Interest Period such Eurodollar Lessor Advance shall be continued as a Eurodollar Lessor Advance at the end of such Interest Period for an Interest Period of equal duration to the immediately preceding Interest Period, provided, further, if any continuation is not permitted pursuant to the preceding provisos, such Eurodollar Lessor Advance shall automatically be converted to an ABR Lessor Advance on the last day of such then expiring Interest Period.

         5B.6.    COMPUTATION OF LESSOR YIELD.

                  (a) Lessor Yield shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed. Any change in the Lessor Yield resulting from a change in the Eurodollar Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective.

                  (b) Pursuant to Section 12.12 of this Agreement, the calculation of Lessor Yield under this Section 5B.6 shall be made by the Agent. Each determination of Lessor Yield by the Agent shall be conclusive and binding in the absence of manifest error.

                  (c) If the Eurodollar Rate cannot be determined by the Agent in the manner specified in the definition of the term "Eurodollar Rate", then commencing on the Scheduled Interest Payment Date next occurring and continuing until such time as the

         Eurodollar Rate can be determined by the Agent in the manner specified in the definition of such term, the outstanding Lessor Advance shall bear a yield at the ABR.

SECTION 16. REPRESENTATIONS AND WARRANTIES.

         16.1.    REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

         The Borrower represents and warrants to each of the other parties hereto that as of each Closing Date (except to the extent any such representation or warranty relates to an earlier date):

                  (a) It is a corporation duly organized and validly existing and in good standing under the laws of the State of North Carolina, is qualified to do business in each jurisdiction necessary to permit the Borrower to own and lease the Properties and perform its obligations under each of the Operative Agreements and has the power and authority to enter into and perform its obligations under each of the Operative Agreements to which it is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before such Closing Date in connection with or as contemplated by each such Operative Agreement to which the Borrower is or will be a party, and is a multi-purpose, Wholly-Owned Entity of Wachovia Corporation;

                  (b) The execution, delivery and performance of each Operative Agreement to which it is or will be a party has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations or any other consent or approval that has not previously been obtained, (ii) does or will contravene any Legal Requirement,
         (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, (A) its charter or by-laws, or (B) any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, which contravention, breach, default or Lien under clause (B) could reasonably be expected to materially and adversely affect its ability to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party or (iv) does or will require any Governmental Action by any Governmental Authority;

                  (c) Each Operative Agreement to which the Borrower is or will be a party have been, or on or before such Closing Date will be, duly executed and delivered by the Borrower, and each Operative Agreement to which the Borrower is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against the Borrower in accordance with the terms thereof;

                  (d) There is no action or proceeding pending or, to its knowledge, threatened to which it is or will be a party before any Governmental Authority that, if adversely determined, would materially and adversely affect its ability to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party;

                  (e) The Borrower has not assigned or transferred any of its right, title or interest in or under the Lease or its interest in any Property or any portion thereof, except in accordance with the Operative Agreements;

                  (f) No Default or Event of Default under the Operative Agreements attributable to it has occurred and is continuing;

                  (g) Except as otherwise contemplated in the Operative Agreements, the proceeds of the Advances shall not be applied by the Borrower for any purpose other than the purchase and/or lease of the Properties or to pay Transaction Expenses, payable by the Lessor under
         Section 7.1 of this Agreement;

                  (h) Neither the Borrower nor any Person authorized by the Borrower to act on its behalf has offered or sold any interest in the Borrower's Interest or the Notes, or in any similar security relating to the Properties, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Notes, the Agent and the Lenders and neither the Borrower nor any Person authorized by the Borrower to act on its behalf will take any action which would subject, as a direct result of such action alone, the issuance or sale of any interest in the Borrower's Interest or the Notes to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Agreement under the Trust Indenture Act of 1939, as amended;

                  (i) The location of the Borrower for purposes of the UCC is North Carolina. The Borrower's principal place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288;

                  (j) The Borrower is not engaged principally in, and does not have as one (1) of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U), and no part of the proceeds of the sale of the Notes or the Lessor Advance will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations T, U, or X;

                  (k) The Borrower is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act;

                  (l) Each Property is free and clear of all Lessor Liens attributable to the Lessor, and the execution, delivery and performance by the Lessor of this Agreement or any other Operative Agreement to which Lessor is a party will not subject any of the Properties, or any portion thereof, to any Lessor Lien (other than those created by or pursuant to the Operative Agreements);

                  (m) The Borrower's true legal name as registered in the jurisdiction of its organization is "Wachovia Development Corporation" and its Federal Employer Identification Number is 56-1610288. During the five (5) year period immediately prior to the Initial Closing Date, the true legal name of the Borrower has not been other than "Wachovia Development Corporation" or "First Union Development Corporation". The Borrower does not use, or transact and has not used, or transacted within the five (5) years immediately prior to the Initial Closing Date any business under, any trade name other than its current or prior legal name referenced in the preceding sentence;

                  (n) The Borrower has filed all tax returns and all other material reports that are required under applicable Law to be filed by it and has paid all taxes or other charges of any Governmental Authority due pursuant to such returns or other reports, except for any taxes or other charges that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on the books and records of the Borrower;

                  (o) The unaudited balance sheet of the Borrower as of March 31, 2003, copies of which have been delivered to the Agent, and to the Lessee, fairly present, in conformity with sound accounting principles, the financial condition of the Borrower on such date;

                  (p) Since March 31, 2003, there has been no event, act, condition or occurrence having a material adverse effect upon the financial condition, operations, performance or properties, in the aggregate, of the Borrower, or the ability of the Borrower to perform in any material respect its obligations under the Operative Agreements; and

                  (q) To the Borrower's knowledge, the facts disclosed in the applicable letter from the Borrower to the Lessee regarding certain matters of the Borrower (including Attachment C thereto, but excluding Attachments A and B thereto), substantially in the form of mutually agreed upon by the Borrower and the Lessee on or prior the Initial Closing Date, were (as of the date referenced therein) true, correct and complete in all material respects.

         16.2.    REPRESENTATIONS AND WARRANTIES OF THE LESSEE.

         Lessee represents and warrants to each of the other parties hereto that as of each Closing Date (except to the extent that any such representation or warranty relates to an earlier date):

                  (a)      [RESERVED];

                  (b)      (i)      Each of the Lessee and its Subsidiaries is a
                  corporation duly organized and validly existing and in good standing under the laws of the state of its formation and the Lessee has the power and authority to enter into and perform its obligations under the Operative Agreements to which it is a party and has the corporate power and authority to act as the Lessee, and to enter into and perform the obligations under each of the other Operative Agreements to which it is a party or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before such date in connection with or as contemplated by each such Operative Agreement to which it is a party or will be a party;

                           (ii) The execution and delivery by the Lessee of this Agreement and the other applicable Operative Agreements as of such date and the performance by the Lessee of its obligations under this Agreement and the other applicable Operative Agreements are within the corporate powers of Lessee, have been duly authorized by all necessary corporate action on the part of the Lessee (including without limitation any necessary shareholder action), have been duly executed and delivered, have received all necessary governmental approval, and do not and will not (A) violate any Legal Requirement which is binding on the Lessee or any of its Subsidiaries, (B) contravene or conflict with, or result in a breach of, any provision of the Restated Certificate of Incorporation, Restated By-Laws or other organizational documents of the Lessee or any of its Subsidiaries or of any agreement, indenture, instrument or other document which is binding on the Lessee or any of its Subsidiaries or (C) result in, or require, the creation or imposition of any Lien (other than pursuant to the terms of the Operative Agreements) on any asset of the Lessee or any of its Subsidiaries;

                  (c) This Agreement and the other applicable Operative Agreements to which the Lessee is a party, executed prior to and as of such date, constitute the legal, valid and binding obligation of the Lessee enforceable against the Lessee in accordance with their terms. The Lessee has executed the various Operative Agreements required to be executed as of such date;

                  (d) There are no material actions, suits or proceedings pending or, to our knowledge, threatened against the Lessee in any court or before any Governmental Authority (nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority to set aside, restrain, enjoin or prevent the full performance of any Operative Agreement or any transaction contemplated thereby) that (i) concern any Property or the Lessee's interest therein, (ii) question the validity or enforceability of any Operative Agreement or any transaction described in the Operative Agreements or (iii) shall have or could reasonably be expected to have a Material Adverse Effect;

                  (e) No Governmental Action by any Governmental Authority or other authorization, registration, consent, approval, waiver, notice or other action by, to or of any other Person pursuant to any Legal Requirement, contract, indenture, instrument or agreement or for any other reason is required to authorize or is required in connection with
         (i) the execution, delivery or performance of any Operative Agreement,
         (ii) the legality, validity, binding effect or enforceability of any Operative Agreement, (iii) the acquisition, ownership, construction, completion, occupancy, operation, leasing or subleasing of any Property or (iv) any Advance, in each case, except those which have been obtained and are in full force and effect;

                  (f) Upon the execution and delivery of each Lease Supplement to the Lease, (i) the Lessee will have unconditionally accepted the Property subject to the Lease Supplement and will have a valid and subsisting leasehold interest in such Property, subject only to the Permitted Liens, and (ii) no offset will exist with respect to any Rent or other sums payable under the Lease;

                  (g) Except as otherwise contemplated by the Operative Agreements, the Lessee shall not use the proceeds of any Lessor Advance or Loan for any purpose other than the purchase and/or lease of the Properties, the acquisition, installation and testing of the Equipment, the construction of Improvements and the payment of Transaction Expenses referenced in Sections 7.1(a) and 7.1(b) of this Agreement with respect to a particular Property;

                  (h) All information heretofore or contemporaneously herewith furnished by the Parent or any of its Subsidiaries to the Agent or any Primary Financing Party for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of the Lessee or any of its Subsidiaries to the Agent or any Primary Financing Party pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading;

                  (i) The location of the Lessee for purposes of the UCC is Delaware. The principal place of business, chief executive office and office of the Lessee where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 11808 Miracle Hills Drive, Omaha, Douglas County, Nebraska 68154;

                  (j) The representations and warranties of the Lessee set forth in any of the Operative Agreements are true and correct in all material respects on and as of each such date as if made on and as of such date. The Lessee is in all material respects in compliance with its obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements which is continuing and which has not been cured within any cure period expressly granted under the terms of the applicable Operative Agreement or otherwise waived in accordance with the applicable Operative Agreement. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on the date of each Advance;

                  (k) Each Property to be financed consists of Land and existing Improvements thereon which Improvements are suitable for occupancy at the time of acquisition or ground leasing. Each Property to be financed is located at the location set forth on the applicable Requisition, each of which is in one (1) of the Approved States;

                  (l) The Lessor has good and marketable fee simple title to each Property, or, if any Property is the subject of a Ground Lease, the Lessor has a valid ground leasehold interest enforceable against the ground lessor of such Property in accordance with the terms of such Ground Lease, subject only to (i) such Liens referenced in Sections 6.2(r)(i) and 6.2(r)(ii) on the applicable Closing Date respecting each such Property and (ii) Permitted Liens after the Closing Date;

                  (m) No portion of any Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any such Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for such Property in accordance with
         Section 14.2(b) of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended;

                  (n) Each Property complies with all Insurance Requirements and all standards of Lessee with respect to similar properties owned by Lessee;

                  (o) Each Property complies with all Legal Requirements as of such date (including without limitation all zoning and land use laws and Environmental Laws), except to the extent that failure to comply therewith, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect;

                  (p) All utility services and facilities necessary for the operation of the Improvements and the operation of the Equipment regarding each Property (including without limitation gas, electrical, water and sewage services and facilities) are available at the applicable Land;

                  (q) Acquisition, installation and testing of the Equipment and construction of the Improvements have been performed in a good and workmanlike manner;

                  (r) (i) The Security Documents create, as security for the Obligations (as such term is defined in the Security Agreement), valid and enforceable security interests in, and Liens on, all of the Collateral, in favor of the Agent, for the ratable benefit of the Secured Parties, as their respective interests appear in the Operative Agreements, and such security interests and Liens are subject to no other Liens other than Permitted Liens. Upon recordation of the Mortgage

                  Instrument in the real estate recording office in the applicable Approved State identified by the Lessee, the Lien created by the Mortgage Instrument in the real property described therein shall be a perfected first priority mortgage Lien, subject to no Liens other than Permitted Liens, on such real property (or, in the case of a Ground Lease, the leasehold estate under such Ground Lease) in favor of the Agent, for the ratable benefit of the Secured Parties, as their respective interests appear in the Operative Agreements. To the extent that the security interests in the portion of the Collateral comprised of personal property can be perfected by filing in the filing offices in the applicable Approved States or elsewhere identified by the Lessee, upon filing of the Lender Financing Statements in such filing offices, the security interests created by the Security Agreement shall be perfected first priority security interests, subject to no Liens other than Permitted Liens, in such personal property in favor of the Agent, for the ratable benefit of the Secured Parties, as their respective interests appear in the Operative Agreements;

                           (ii) The Lease Agreement, together with the applicable Lease Supplement, creates, as security for the obligations of the Lessee under the Lease Agreement, valid and enforceable security interests in, and Liens on, each Property leased thereunder, in favor of the Lessor, and such security interests and Liens are subject to no other Liens other than Permitted Liens. Upon recordation of the memorandum of the Lease Agreement and the memorandum of a Ground Lease (or, in either case, a short form lease) in the real estate recording office in the applicable Approved State identified by the Lessee, the Lien created by the Lease Agreement in the real property described therein shall be a perfected first priority mortgage Lien, subject to no Liens other than Permitted Liens, on such real property (or, in the case of a Ground Lease, on the leasehold estate under such Ground Lease) in favor of the Agent, for the ratable benefit of the Secured Parties, as their respective interests appear in the Operative Agreements. To the extent that the security interests in the portion of any Property comprised of personal property can be perfected by the filing in the filing offices in the applicable Approved State or elsewhere identified by the Lessee upon filing of the Lessor Financing Statements in such filing offices, a security interest created by the Lease Agreement shall be perfected first priority security interests, subject to no Liens other than Permitted Liens, in such personal property in favor of the Lessor, which rights pursuant to the Lessor Financing Statements are assigned to the Agent, for the ratable benefit of the Secured Parties, as their respective interests appear in the Operative Agreements;

                  (s) Each Property has been improved in a good and workmanlike manner and is operational;

                  (t) Each Property has been acquired or ground leased pursuant to a Ground Lease at a price that is not in excess of fair market value or fair market rental value, as the case may be;

                  (u)      [RESERVED];

                  (v) All Material Licenses that are required have been obtained or exist and are in full force and effect.

                  (w) All Financial Statements furnished to the Primary Financing Parties or the Agent by any Credit Party are complete and correct, have been prepared in accordance with GAAP and fairly reflect the financial condition and results of the operations of the Credit Party and their related entities represented therein as of the dates and for the periods stated therein;

                  (x) Since the date of the most recent Financial Statements delivered to any of the Financing Parties, there has been no change which could have a Material Adverse Effect;

                  (y)      [RESERVED];

                  (z) Neither the Lessee nor any Subsidiary thereof has any guaranties outstanding other than pursuant to the Guarantor Credit Agreement and the Operative Agreements, nor will the Lessee or any Subsidiary thereof enter into any guaranties, for the obligations of any non-Subsidiary third parties;

                  (aa) Each of the Lessee and its Subsidiaries has filed or caused to be filed all tax reports and returns required to be filed by each of them with any Governmental Authority, except where extensions have been properly obtained and have paid or made adequate provision for the payment of all taxes, assessments, fees and other charges by any Governmental Authority which are due and payable, except such taxes, assessments, fees and other charges, if any, as are being diligently contested in good faith by appropriate proceedings and as to which the Lessee or any Subsidiary thereof has established adequate reserves in conformity with GAAP on the books of the Lessee or any Subsidiary thereof. No Lien for any such taxes, assessments, fees or other charges has been filed, and no claims are being asserted with respect to any such taxes, assessments, fees or other charges which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

                  (bb) None of the Operative Agreements or the Financial Statements, or any statement, list, certificate or other information furnished or to be furnished by the Lessee or any Subsidiary thereof to the Financing Party in connection with the Operative Agreements or any of the transactions contemplated thereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. Each of the Lessee and each Subsidiary thereof has affirmatively disclosed to the Financing Parties all circumstances regarding its business, operations, property, financial condition or business prospects that are likely to have a Material Adverse Effect;

                  (cc)     [RESERVED]; and

                  (dd) The true legal name of the Lessee as registered in the jurisdiction of its organization is and has been for at least five
         (5) years or, if less, since its formation "West Facilities Corporation" and its Federal Employer Identification number is 36-4516927. The Lesser does not use or transact, and has not used or transacted within the five (5) years immediately prior to the Initial Closing Date or, if less, since its formation, any business under any trade name other than its legal name.

         6.3      ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE CREDIT
                  PARTIES.

         To induce the Primary Financing Parties to enter into the Operative Agreements and to make the Loans and the Lessor Advance contemplated by the Operative Agreements, the Credit Parties hereby represent and warrant to the Agent and to each Primary Financing Party that:

                  (a) The Lessee or the Parent has heretofore delivered to the Primary Financing Parties, at the Primary Financing Parties' request, the following financial statements and information: (a) audited consolidated financial statements of the Parent and its subsidiaries for the fiscal years 2000, 2001 and 2002, consisting of balance sheets and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such period, (b) audited consolidated financial statements of the Acquired Company and its subsidiaries for the fiscal years 2000 and 2001 (and, with respect to the subsidiaries of the Acquired Company, for the fiscal year 2002), consisting of balance sheets and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such period, (c) unaudited consolidated financial statements of the Parent and its subsidiaries through the most recently available quarterly period ending prior to the Closing Date, consisting of a balance sheet and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for the period ending on such date, (d) a pro forma consolidated balance sheet of the Parent and its subsidiaries as of March 31, 2003 and (e) four-year projections for the Parent and its subsidiaries, all in form and substance satisfactory to the Agent and certified by the chief financial officer of the Parent that they fairly present the financial condition of the Parent and its subsidiaries as of the dates indicated and that (i) with respect to the audited and unaudited financial statements, the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (ii) with respect to the pro forma balance sheet and the projections, were prepared in good faith based upon reasonable assumptions;

                  (b) Since December 31, 2002 (and after delivery of annual audited financial statements in accordance with Section 8A.1(a), from the date of the most recently delivered annual audited financial statements), there has been no change which could reasonably be expected to have a GCA Material Adverse Effect;

                  (c) Each of the Credit Parties is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a GCA Material Adverse Effect;

                  (d) There are no material actions, suits or proceedings pending or, to our knowledge, threatened against any Credit Party in any court or before any Governmental Authority (nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority to set aside, restrain, enjoin or prevent the full performance of any Operative Agreement or any transaction contemplated thereby) that (i) concern any GCA Property or a Credit Party's interest therein, (ii) question the validity or enforceability of any Operative Agreement or any transaction described in the Operative Agreements or (iii) could reasonably be expected to have a material adverse effect on (A) the business of the Parent and its GCA Subsidiaries taken as a whole or (B) the ability of the Parent or any other Credit Party to perform its obligations, when such obligations are required to be performed, under this Participation Agreement, or any of the other Operative Agreements;

                  (e) Neither the Parent nor any other Credit Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither the Parent nor any other Credit Party is a subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, or any federal or state statute or regulation limiting its ability to incur the Credit Party obligations or the obligations of any Credit Party under the Operative Agreements;

                  (f) No part of the proceeds of any Loan or Lessor Advance hereunder will be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Parent and the GCA Subsidiaries taken as a group do not own "margin stock" except as identified in the financial statements referred to in Section 6.3(a) and the aggregate value of all "margin stock" owned by the Parent and the GCA Subsidiaries taken as a group does not exceed 25% of the value of their assets;

                  (g) Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except to the extent that any such occurrence or failure to comply would not reasonably be expected to have a GCA Material Adverse Effect. No termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and no GCA Lien in favor of the PBGC or a Plan has arisen, during such five-year period which could reasonably be expected to have a GCA Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which, as determined in accordance with GAAP, could reasonably be expected to have a GCA Material Adverse Effect. Neither the Parent nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan which could reasonably be expected to have a GCA Material Adverse Effect;

                  (h) The facilities and properties owned, leased or operated by the Parent and the other Credit Parties or any of the GCA Subsidiaries (the "GCA Properties") do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a material violation of, or (ii) could give rise to material liability under, any Environmental Law;

                  (i) The GCA Properties and all operations of the Parent and the other Credit Parties and/or the GCA Subsidiaries at the GCA Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no material contamination at, under or about the GCA Properties or material violation of any Environmental Law with respect to the GCA Properties or the business operated by the Parent and the other Credit Parties or any of the GCA Subsidiaries (the "Business");

                  (j) Neither the Parent nor any of the other Credit Parties has received any written or actual notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the GCA Properties or the Business, nor does the Parent or any of the other Credit Parties nor any of the GCA Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened;

                  (k) Materials of Environmental Concern have not been transported or disposed of from the GCA Properties in material violation of, or in a manner or to a location which could give rise to material liability under any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the GCA Properties in material violation of, or in a manner that could give rise to material liability under, any applicable Environmental Law;

                  (l) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Parent and the other Credit Parties, threatened, under any Environmental Law to which the Parent or any other Credit Party or any GCA Subsidiary is or will be named as a party with respect to the GCA Properties or the Business that would have or would reasonably be expected to have a GCA Material Adverse Effect, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the GCA Properties or the Business that, if violated, would have or would reasonably be expected to have a GCA Material Adverse Effect;

                  (m) There has been no release or threat of release of Materials of Environmental Concern at or from the GCA Properties, or arising from or related to the operations of the Parent or any other Credit Party or any GCA Subsidiary in connection with the GCA Properties or otherwise in connection with the Business, in material violation of or in amounts or in a manner that could give rise to material liability under Environmental Laws;

                  (n) Set forth on Schedule 2 hereto is a complete and accurate list of all subsidiaries of the Credit Parties. Information on the attached Schedule 2 includes the following: (i) state of incorporation; (ii) the number of shares of each class of Capital Stock or other equity interests outstanding; (iii) the number and percentage of outstanding shares of each class of stock; and (iv) the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights. The outstanding Capital Stock and other equity interests of all such subsidiaries is validly issued, fully paid and non-assessable and is owned, free and clear of all GCA Liens (other than those arising under or contemplated in connection with the Operative Agreements or the GCA Credit Documents);

                  (o) Each Credit Party and its GCA Subsidiaries has good and marketable fee simple title to all of its respective assets, or if any GCA Property is leased by a Credit Party or a GCA Subsidiary, it has a valid leasehold interest enforceable against the ground lessor of such GCA Property in accordance with the terms of such lease, and none of such assets is subject to any GCA Lien other than GCA Permitted Liens;

                  (p) Except as otherwise permitted under Section 8B.1, the Parent and the GCA Subsidiaries have no Indebtedness;

                  (q) Each of the Credit Parties and each GCA Subsidiary thereof has filed or caused to be filed all tax reports and returns required to be filed by each of them with any Governmental Authority, except where extensions have been properly obtained and have paid or made adequate provision for the payment of all taxes, assessments, fees and other charges by any Governmental Authority which are due and payable, except such taxes, assessments, fees and other charges, if any, as are being diligently contested in good faith by appropriate proceedings and as to which the applicable Credit Party or GCA Subsidiary thereof has established adequate reserves in conformity with GAAP on the books of such Credit Party or GCA Subsidiary. No GCA Lien for any such taxes, assessments, fees or other charges has been filed, and no claims are being asserted with respect to any such taxes, assessments, fees or other charges which, if adversely determined, could have a GCA Material Adverse Effect;

                  (r) The fair saleable value of each Credit Party's assets, measured on a going concern basis, exceeds all probable liabilities, including those to be incurred pursuant to the Operative Agreements. None of the Credit Parties (i) has unreasonably small capital in relation to the business in which it is or proposes to be engaged or (ii) has incurred, or believes that it will incur after giving effect to the transactions contemplated by the Operative Agreements, debts beyond its ability to pay such debts as they become due;

                  (s) All Investments of each of the Parent and the GCA Subsidiaries are Permitted Investments;

                  (t) Set forth on Schedule 3 is a list of the GCA Properties of the Parent and the GCA Subsidiaries with street address, county and state where located. Set forth on Schedule 4 is the chief executive office and principal place of business of each of the Parent and the GCA Subsidiaries. Schedule 3 and Schedule 4 may be updated from time to time by the Parent to include new properties or locations by giving written notice thereof to the Agent;

                  (u) None of the Parent or any of the GCA Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a GCA Material Adverse Effect;

                  (v) None of the Parent or any of the GCA Subsidiaries has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Operative Agreements other than the closing and other fees payable pursuant to this Participation Agreement;

                  (w) There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Parent or any of the GCA Subsidiaries as of the Closing Date, other than as set forth in
         Schedule 5 hereto, and none of the Parent or any of the GCA Subsidiaries (i) has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years, other than as set forth in Schedule 5 hereto or (ii) has knowledge of any potential or pending strike, walkout or work stoppage;

                  (x) The GCA Security Documents create valid security interests in, and GCA Liens on, the Collateral purported to be covered thereby, which security interests and GCA Liens are currently (or will be, upon the filing of appropriate financing statements in favor of the Agent, on behalf of the Primary Financing Parties) perfected security interests and GCA Liens, prior to all other GCA Liens other than GCA Permitted Liens;

                  (y)      [RESERVED];

                  (z) All registration statements, reports, proxy statements and other documents, if any, required to be filed by the Lessee, its Subsidiaries, the Credit Parties and the GCA Subsidiaries with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, have been filed, and such filings are complete and accurate and contain no untrue statements of material fact or omit to state any material facts required to be stated therein or necessary in order to make the statements therein not misleading.

                  (aa) None of the Lessee, or any Subsidiary thereof, Credit Parties or any of the GCA Subsidiaries has breached or violated, or is in default under, any Material Agreement or has defaulted in making any payment when due with respect to money borrowed by such Lessee, or any Subsidiary thereof, Credit Party or GCA Subsidiary under any Material Agreement; and

                  (bb) The insurance certificates evidencing liability, casualty and business interruption insurance coverage of the Credit Parties and the GCA Subsidiaries have been delivered to the Agent and such insurance coverage is on terms and in coverage amounts comparable to the industry standard applicable to the assets and operations of the Credit Parties and the GCA Subsidiaries.

SECTION 17. PAYMENT OF CERTAIN EXPENSES.

         17.1.    TRANSACTION EXPENSES.

                  (a) The Lessor agrees on the Initial Closing Date, to pay, or cause to be paid, all Transaction Expenses arising from the Initial Closing Date, including without limitation all reasonable fees, expenses and disbursements of the various legal counsels for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and incurred in connection with such Initial Closing Date, the reasonable out-of-pocket expenses of the Lessor due and payable on such Initial Closing Date, all fees, taxes and expenses for the recording, registration and filing of documents and all other reasonable fees, expenses and disbursements incurred in connection with such Initial Closing Date; provided, however, the Lessor shall pay such amounts described in this Section 7.1(a) only if (i) such amounts are properly described in a Requisition delivered on or before the Initial Closing Date, and (ii) funds are made available by the Lessor and the Lenders in connection with such Requisition in an amount sufficient to allow such payment. On the Initial Closing Date after delivery and receipt of the Requisition referenced in Section 4.2 hereof and satisfaction of the other conditions precedent for such date, the Lessor shall make a Lessor Advance and the Lenders shall make Loans to the Lessor to enable the Lessor to pay for the Transaction Expenses referenced in this Section 7.1(a). The Lessee agrees to timely pay all amounts referred to in this Section 7.1(a) to the extent the Lessor is not required to pay such amounts.

                  (b) Assuming no Default or Event of Default shall have occurred and be continuing, the Lessor agrees to pay, or cause to be paid, on each Property Closing Date (i) all Transaction Expenses including without limitation all reasonable fees, expenses and disbursements of the various legal counsels for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and billed in connection with such Advance, (ii) all amounts described in Section 7.1(a) which have not been previously paid, (iii) the fees and reasonable out-of-pocket expenses of the Lessor, (iv) all fees, expenses and disbursements incurred with respect to the various items referenced in Section 5.3 (including without limitation any premiums for title insurance policies and charges for any updates to such policies), (v) all other reasonable fees, expenses and disbursements in connection with such Advance including without limitation all expenses relating to and all fees, taxes and expenses for the recording, registration and filing of documents and (vi) all fees, expenses and costs referenced in

         Sections 7.3(a), 7.3(b) and 7.3(d); provided, however, the Lessor shall pay such amounts described in this Section 7.1(b) only if (i) such amounts are properly described in a Requisition delivered on the applicable date and (ii) funds are made available by the Lenders and the Lessor in connection with such Requisition in an amount sufficient to allow such payment. On each Property Closing Date, after delivery of the applicable Requisition and satisfaction of the other conditions precedent for such date, the Lessor shall make a Lessor Advance and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses referenced in this Section 7.1(b). The Lessee agrees to timely pay all amounts referred to in this Section 7.1(b) to the extent not paid by the Lessor.

                  (c) All fees payable pursuant to the Operative Agreements shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed.

         17.2.    BROKERS' FEES.

         The Lessee agrees to pay or cause to be paid all brokers' fees, if any, including without limitation any interest and penalties thereon, which are payable in connection with the transactions contemplated by this Agreement and the other Operative Agreements.

         17.3.    CERTAIN FEES AND EXPENSES.

         To the extent not duplicative of amounts funded by an Advance on a Closing Date, the Lessee agrees to pay or cause to be paid (a) all reasonable expenses of the Lessor (including without limitation reasonable counsel fees and expenses); (b) all reasonable costs and expenses incurred by the Lessee, the Agent or any Primary Financing Party in entering into any Lease Supplement and any future amendments, modifications, supplements, restatements and/or replacements with respect to any of the Operative Agreements, whether or not such Lease Supplement, amendments, modifications, supplements, restatements and/or replacements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, which have been requested by the Lessee, the Agent or any Primary Financing Party; (c) all reasonable costs and expenses incurred by the Lessee, the Agent or any Primary Financing Party in connection with any exercise of remedies under any Operative Agreement or any purchase of any Property by the Lessee or any third party; and (d) all reasonable costs and expenses incurred by the Lessee, the Agent or any Primary Financing Party in connection with any transfer or conveyance of any Property, whether or not such transfer or conveyance is ultimately accomplished.

         17.4.    [RESERVED].

         17.5.    ADMINISTRATIVE FEE.

         The Lessee shall pay or cause to be paid an administrative fee to the Agent (for its individual account) on the terms and conditions set forth in the fee letter dated March 24, 2003 (the "Lessee Fee Letter") regarding the lease financing addressed to the Parent (to the attention of Mr. Paul Mendlik, Chief Financial Officer of the Parent) from the Agent and Wachovia Securities, Inc. (executed by Mr. Weston R. Garrett, Vice President of the Agent and Wachovia

Securities, Inc.). No additional administrative fee shall be paid with respect to the sale of a participation interest by any Lender in the transactions evidenced by the Operative Agreements.

         17.6.    UPFRONT FEE.

         The Lessee shall pay or cause to be paid to the Agent (for distribution to the applicable Lenders) an upfront fee for each of the Lenders (excluding Wachovia Capital Investments, Inc.) in accordance with the terms of the letter dated on or about March 24, 2003 addressed to Mr. Paul Mendlik, Chief Financial Officer of West Corporation from Wachovia Bank, National Association and Wachovia Securities, Inc.

SECTION 18. OTHER COVENANTS AND AGREEMENTS.

         18.1.    COOPERATION WITH THE LESSEE.

         The Primary Financing Parties and the Agent shall, at the expense of and to the extent reasonably requested by the Lessee (but without assuming additional liabilities on account thereof and only to the extent such is acceptable to the Primary Financing Parties and/or the Agent, as applicable, in their reasonable discretion), cooperate with the Lessee in connection with the Lessee satisfying its covenant obligations contained in the Operative Agreements including without limitation at any time and from time to time, promptly and duly executing and delivering any and all such further instruments, documents and financing statements (and continuation statements related thereto).

         18.2.    COVENANTS OF THE LESSOR.

         The Lessor hereby agrees that so long as this Agreement is in effect:

                  (a) The Lessor will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Properties attributable to it; provided, however, that the Lessor shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not materially and adversely affect the rights of the Lessee under the Lease and the other Operative Agreements or involve any material danger of impairment of the Liens of the Security Documents or of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, any Property or title thereto or any interest therein or the payment of Rent;

                  (b) The Lessor shall not (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official for all or any substantial benefit of the creditors of the Lessor; and the Lessor shall not take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph;

                  (c) The Lessor shall give prompt written notice to the Lessee, the Primary Financing Parties (other than the Lessor) and the Agent if the Lessor's location for purposes of the UCC shall cease to be North Carolina, or if the Lessor's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to any Property are kept, shall cease to be located at One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288; and

                  (d) The Lessor shall take or refrain from taking such actions and grant or refrain from granting such approvals with respect to the Operative Agreements and/or relating to any Property in each case as directed in writing by the Agent (until such time as the Loans are paid in full) or, in connection with Section 8.5 hereof, the Lessee; provided, however, that each of the Agent, the Primary Financing Parties (other than the Lessor) and the Lessee acknowledges, covenants and agrees that it will not instruct the Lessor to take any action in violation of the terms of any Operative Agreement.

                  (e) Upon receipt by the Lessor from the Lessee, but in no event more often than once per fiscal quarter of the Lessor, of (i) a request to update the letter previously delivered by the Lessor regarding certain statements by the Lessor, regarding the Lessor's business and (ii) updated attachments A and B to such letter or such other information to be provided by any Credit Party, the Lessor shall deliver within a reasonable amount of time to the Lessee or an Affiliate of the Lessee such letter updated as of the Lessor's fiscal quarter most recently ended.

         18.3.     THE LESSEE COVENANTS, CONSENT AND ACKNOWLEDGMENT.

                  (a) The Lessee acknowledges and agrees that the Borrower, pursuant to the terms and conditions of the Security Agreement, the Mortgage Instruments and certain of the other Security Documents, shall create Liens respecting the Properties (including without limitation the Land, Improvements and Equipment constituting such Properties) described therein in favor of the Agent. The Lessee hereby irrevocably consents to the creation, perfection and maintenance of such Liens. The Lessee shall, to the extent reasonably requested by any of the other parties hereto, cooperate with the other parties in connection with their covenants herein or in the other Operative Agreements and shall from time to time duly execute and deliver any and all such future instruments, documents and financing statements (and continuation statements related thereto) as any other party hereto may reasonably request.

                  (b) The Lessor hereby instructs the Lessee, and the Lessee hereby acknowledges and agrees, that until such time as the Loans and the Lessor Advances are paid in full and the Liens evidenced by the Security Documents have been released (i) any and all Rent (excluding Excepted Payments and Supplemental Rent) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person shall instead be paid directly to the Agent (on behalf of the Person entitled thereto; provided, that Excepted Payments and Supplemental Rent shall be paid directly to the Person entitled thereto) or as the Agent may direct from time to time for allocation and distribution in accordance with the procedures set forth in Section
         8.7 hereof, (ii) all rights of the Lessor under the Lease shall be exercised by the Agent and (iii) the Lessee shall cause all notices, certificates, financial statements, communications and other information which are delivered, or are required to be delivered, to the Lessor, to also be delivered to the Agent, as Lessor's agent.

                  (c) The Lessee shall not consent to or permit any amendment, supplement or other modification of the terms or provisions of any Operative Agreement to which it is a party except in accordance with Section 12.4 of this Agreement.

                  (d) The Lessee hereby covenants and agrees to cause an Appraisal or reappraisal (in form and substance reasonably satisfactory to the Agent and from an appraiser selected by the Agent) to be issued respecting each Property as requested by the Agent from time to time
         (i) at each and every time as such shall be required to satisfy any regulatory requirements imposed on the Agent and/or any Primary Financing Party and (ii) after the occurrence of a Lease Event of Default.

                  (e) The Lessee hereby covenants and agrees that, except for amounts payable as Basic Rent, any and all payment obligations owing from time to time under the Operative Agreements by any Person to the Agent, any Primary Financing Party or any other Person shall (without further action) be deemed to be Supplemental Rent obligations payable by the Lessee. Without limitation, such obligations of the Lessee shall include the Supplemental Rent obligations pursuant to this
         Section 8.3(e), Section 3.3 of the Lease, arrangement fees, administrative fees, participation fees, upfront fees, unused fees, prepayment penalties, breakage costs, indemnities and transaction expenses incurred by the parties hereto in connection with the transactions contemplated by the Operative Agreements.

                  (f) At any time the Lessor or the Agent is entitled under the Operative Agreements to possession of a Property or any component thereof, the Lessee hereby covenants and agrees, at its own cost and expense, to assemble and make the same available to the Agent (on behalf of the Lessor).

                  (g) The Lessee hereby covenants and agrees that Non-Integral Equipment respecting any individual parcel of Property shall at no time constitute in excess of ten percent (10%) of the aggregate Advances respecting such parcel of Property funded at such time under the Operative Agreements.

                  (h) The Lessee hereby covenants and agrees that each parcel of the Property shall be a Permitted Facility.

                  (i) The Lessee hereby covenants and agrees that it shall give prompt notice to the Agent if the Lessee's location for purposes of the UCC shall cease to be Delaware, or if its principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to any Property are kept, shall cease to be located at 11808 Miracle Hills Drive, Omaha, Douglas County, Nebraska 68154 or if it shall change its name.

                  (j) The Lessee shall promptly notify the Agent, or cause the Agent and each Primary Financing Party to be promptly notified, upon any Credit Party gaining knowledge of the occurrence of any Default or Event of Default which is continuing at such time.

                  (k) Until all of the obligations under the Operative Agreements have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained from the Majority Secured Parties, the Lessee will:

                           (i) preserve and maintain its corporate existence and
                  all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation (or partnership, limited liability company or other such similar entity, as the case may be) and authorized to do business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect and shall maintain all licenses, permits and registrations necessary for the conduct of its operations;

                           (ii) pay and perform all obligations of the Lessee
                  under the Operative Agreements and pay and perform (A) all taxes, assessments and other governmental charges that may be levied or assessed upon any Property, which if not paid or performed would have a Material Adverse Effect, (B) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, which if not paid or performed would have a Material Adverse Effect, and (C) all other indebtedness, obligations and liabilities in accordance with customary trade practices, which if not paid would have a Material Adverse Effect; provided that the Lessee may contest any item described in this Section 8.3(k)(ii) in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP;

                           (iii) to the extent failure to do so would have a
                  Material Adverse Effect, observe and remain in compliance with all applicable Laws and maintain in full force and effect all Governmental Actions, in each case applicable to the conduct of its business; keep in full force and effect all licenses, certifications or accreditations necessary for any Property to carry on its business; and not permit the termination of any insurance reimbursement program available to any Property; and

                           (iv) [RESERVED].

                  (l) Lessee shall perform any and all obligations of Lessor under, and cause Lessor to otherwise remain in full compliance with, the terms and provisions of each Ground Lease, if any.

                  (m) Promptly after obtaining any required architectural approvals by any business park or any other applicable entity with oversight responsibility for the applicable Improvements, the Lessee shall deliver to the Agent copies of the same.

                  (n) The Lessee hereby covenants and agrees that the Clarke Sublease shall not be amended, modified, restated and/or replaced in any manner without the prior written consent of the Agent (acting upon direction from the Majority Secured Parties).

                  (o) Until all of the obligations under the Operative Agreements have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained from the Majority Secured Parties, the Lessee will not enter into any agreement, any term or condition of which would, if complied with by the Lessee, result in a Default or Event of Default either immediately or upon the elapsing of time.

         18.4. SHARING OF CERTAIN PAYMENTS.

         Except for Excepted Payments and Supplemental Rent, the parties hereto acknowledge and agree that all payments due and owing by the Lessee to the Lessor under the Lease or any of the other Operative Agreements shall be made by the Lessee directly to the Agent as more particularly provided in Section 8.3 hereof. Excepted Payments and Supplemental Rent shall be paid directly to the Person entitled thereto. The Lessor, the Agent, the Lenders and the Lessee acknowledge the terms of Section 8.7 of this Agreement regarding the allocation of payments and other amounts made or received from time to time under the Operative Agreements and agree that all such payments and amounts are to be allocated as provided in Section 8.7 of this Agreement.

         18.5. GRANT OF EASEMENTS, ETC.

         The Agent, the Lenders and the Lessor hereby agree that, so long as no Event of Default shall have occurred and be continuing, the Lessor shall, from time to time at the request of the Lessee (and with the prior consent of the Agent), in connection with the transactions contemplated by the Lease or the other Operative Agreements, (i) grant easements and other rights in the nature of easements with respect to any Property, (ii) release existing easements or other rights in the nature of easements which are for the benefit of any Property, (iii) execute and deliver to any Person any instrument appropriate to confirm or effect such grants or releases, and (iv) execute and deliver to any Person such other documents or materials in connection with the acquisition, testing or operation of any Property, including without limitation reciprocal easement agreements, operating agreements, plats, replats or subdivision documents; provided, that each of the agreements referred to in this Section 8.5 shall be of the type normally executed by the Lessee in the ordinary course of the Lessee's business and shall be on commercially reasonable terms so as not to diminish the value of any Property in any material respect.

         18.6. APPOINTMENT OF THE AGENT BY THE PRIMARY FINANCING PARTIES.

                  (a) The Secured Parties acknowledge and agree and direct that the rights and remedies of the beneficiaries of the Lien of the Security Documents shall be exercised by the Agent on behalf of the Secured Parties in accordance with the provisions of the Operative Agreements; provided, in all cases, the Agent shall allocate payments and other amounts received in accordance with Section 8.7. The Agent is further appointed to provide notices under the Operative Agreements on behalf of the Lessor and each other Primary Financing Party (as determined by the Agent, in its reasonable discretion), to receive notices under the Operative Agreements on behalf of the Lessor and each other Primary Financing Party. The Agent hereby accepts such appointments.

                  (b) Each Primary Financing Party hereby designates and appoints the Agent as the agent of such Primary Financing Party under this Agreement and the other Operative Agreements, and each such Primary Financing Party authorizes the Agent, in such capacity, to execute the Operative Agreements as agent for and on behalf of such Primary Financing Party, to take such action on behalf of such Primary Financing Party under the provisions of this Agreement and the other Operative Agreements and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and other Operative Agreements, together with such other powers as are reasonably incidental thereto. Subject to the terms of the Operative Agreements, each of the Primary Financing Parties directs the Agent to exercise such powers, make such decisions and otherwise perform such duties as are delegated to the Agent hereunder or thereunder without being required to obtain any specific consent with respect thereto from any Primary Financing Party, unless the matter under consideration is a Unanimous Vote Matter or otherwise requires consent of the Majority Lenders and/or the Majority Secured Parties. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Primary Financing Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Operative Agreement or otherwise exist against the Agent.

                  (c) The Agent may execute any of its duties under this Agreement and the other Operative Agreements by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  (d) Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Operative Agreement (except for its or such Person's own gross negligence, willful misconduct or its or such Person's failure to use ordinary care in the handling of funds) or (b) responsible in any manner to any of the Primary Financing Parties for any recitals, statements, representations or warranties made by the Borrower or any Credit Party or any officer thereof contained in this Agreement or any other Operative Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Operative Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Operative Agreement or for any failure of the Borrower or any Credit Party to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Primary Financing Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Operative Agreement, or to inspect the properties, books or records of the Borrower or any Credit Party.

                  (e) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including without limitation counsel to the Borrower or any Credit Party), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Operative Agreement unless it shall first receive such advice or concurrence of the Majority Secured Parties, the Majority Lenders or all the Primary Financing Parties, as the case may be, as set forth in this Agreement or any other Operative Agreement or it shall first be indemnified to its satisfaction by the Primary Financing Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Operative Agreements in accordance therewith, and such and any action taken or failure to act pursuant thereto shall be binding upon all the Primary Financing Parties and all future holders of the Notes.

                  (f) The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received written notice from a Primary Financing Party, a Credit Party or the Borrower referring to this Agreement or such other Operative Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Primary Financing Parties and the Lessee. The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Majority Secured Parties or otherwise as determined pursuant to intercreditor provisions in any other agreement among the Primary Financing Parties; provided, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Primary Financing Parties; provided, further, the foregoing shall not limit the rights of the Lessor, the Majority Lenders or all the Primary

         Financing Parties, as the case may be, as described in this Agreement or any other Operative Agreement.

                  (g) Each Primary Financing Party expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including without limitation any review of the affairs of the Borrower or the Credit Parties, shall be deemed to constitute any representation or warranty by the Agent to any Primary Financing Party. Each Primary Financing Party represents to the Agent that it has, independently and without reliance upon the Agent or any other Primary Financing Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the Credit Parties and made its own decision to make Loans pursuant to its Notes or make its Lessor Advance hereunder and enter into this Agreement. Each Primary Financing Party also represents that it will, independently and without reliance upon the Agent or any other Primary Financing Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Operative Agreements, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and the Credit Parties. The Agent agrees to provide to the Primary Financing Parties notices, reports and other documents that are customarily provided by the Agent in its capacity as Agent in transactions similar to the transactions contemplated hereby and by the other Operative Agreements. Except for notices, reports and other documents expressly required to be furnished to the Primary Financing Parties by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Primary Financing Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or the Credit Parties which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  (h) The Primary Financing Parties agree to indemnify the Agent, in its capacity as such (to the extent not reimbursed by the Borrower or the Credit Parties and without limiting any obligation of the Borrower or the Credit Parties under and in accordance with the terms of the Operative Agreements to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Notes and the Lessor Advance shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against any of them in any way relating to or arising out of, the Commitments, this Agreement, any of the other Operative Agreements or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any of them under or in connection with any of the foregoing; provided, that no Primary Financing Party shall be liable for the payment of any portion of such liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent, or its failure to use ordinary care in the handling of funds. The agreements in this Section shall survive the payment of the Notes and all other amounts payable hereunder.

                  (i) The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or the Credit Parties as though the Agent were not the Agent hereunder and under the other Operative Agreements.

                  (j) (i) The Agent may resign at any time as the Agent upon sixty (60) days' notice to the Primary Financing Parties, the Borrower and, so long as no Event of Default shall have occurred and be continuing, the Lessee. If the Agent shall resign as the Agent under this Agreement, a successor Agent shall be appointed by the Majority Secured Parties which successor Agent shall be subject to the approval of, so long as no Event of Default shall have occurred and be continuing, the Lessee, such approval not to be unreasonably withheld or delayed. If no successor Agent is appointed prior to the effective date of the resignation of the resigning Agent, the Agent may appoint, after consulting with the Primary Financing Parties and subject to the approval of, so long as no Event of Default shall have occurred and be continuing, the Lessee, such approval not to be unreasonably withheld or delayed, a successor Agent. Any successor Agent, however appointed, shall be a bank or trust company incorporated and doing business within the United States of America and having a combined capital and surplus of at least $200,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Agent hereunder upon reasonable or customary terms. If no successor Agent has accepted appointment as the Agent by the date which is sixty (60) days following a retiring Agent's notice of resignation, the retiring Agent's notice of resignation shall nevertheless thereupon become effective and the Primary Financing Parties shall perform all of the duties of the Agent until such time, if any, as the Majority Secured Parties appoint a successor Agent, as provided for above. Upon the effective date of such resignation, only such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's rights, powers and duties in such capacity shall be terminated. After any retiring Agent resigns hereunder as the Agent, the provisions of this Section 8.6 shall inure to their respective benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

                           (ii) The Agent may be removed (x) by the Majority
                  Secured Parties in the case of fraud, misappropriation of funds or the commission of illegal acts by the Agent or where the Agent has failed to perform its obligations hereunder or under any other Operative Agreement in any material respect, or (y) any time at the request of any Primary Financing Party, but only with the consent of the Secured Parties and, so long as no Event of Default shall have occurred and be continuing, the Lessee. Any such removal shall be effective upon the acceptance of appointment of a successor Agent in accordance with the provisions of paragraph (i) of this Section 8.6(j); provided, however, to the extent the Agent being replaced pursuant to clause (x) of this Section 8.6(j)(ii) is also a Lender, such Person shall not be permitted to vote in connection with the appointment or approval of a successor Agent pursuant to paragraph (i) of this Section 8.6(j).

                  (k) Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Agent hereunder or under any other Operative Agreement, the Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Lessee shall be responsible for preservation of all rights in the Collateral, and the Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Lessee. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.

         18.7. COLLECTION AND ALLOCATION OF PAYMENTS AND OTHER AMOUNTS.

         (a) The Lessee has agreed pursuant to Section 5.5 and otherwise in accordance with the terms of this Agreement to pay to (i) the Agent any and all Rent (excluding Excepted Payments and Supplemental Rent) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person hereto and
         (ii) each Person as appropriate the Excepted Payments and Supplemental Rent. Promptly after receipt, the Agent shall apply and allocate, in accordance with the terms of this Section 8.7, such amounts received from the Lessee and all other payments, receipts and other consideration of any kind whatsoever received by the Agent pursuant to the Security Agreement or otherwise received by the Agent, the Lessor or any of the Primary Financing Parties in connection with the Collateral, the Security Documents or any of the other Operative Agreements. Ratable distributions among the Primary Financing Parties under this Section 8.7 shall be made based on the ratio of the amounts outstanding under the Financing to the aggregate Property Cost. Ratable distributions among the Lenders under this Section 8.7 shall be made based on the ratio of the amounts outstanding under an individual Lender's Note to the aggregate of all amounts outstanding under all of the Lenders' Notes.

                  (b) Payments and other amounts received by the Agent or Lessor from time to time in accordance with the terms of subparagraph (a) shall be applied and allocated as follows (subject in all cases to Section 8.7(c)):

                           (i) Any such payment or amount identified as or
                  deemed to be Basic Rent shall be applied and allocated by the Agent if no Default or Event of Default is in effect, first, ratably to the Primary Financing Parties for application and allocation to the payment of interest on the Loans and Lessor Yield on the Lessor Advance and thereafter the principal of the Loans and the principal amount of the Lessor Advance which is due and payable on such date; second, to any and all other amounts owing under the Operative Agreements to the Primary Financing Parties; and third, any excess shall be paid to such Person or Persons as the Lessee may designate; provided, that if a Default or Event of Default is in effect, such amounts shall instead be held by the Agent until the earlier of (I) the first date thereafter on which no Default or Event of Default shall be in effect (in which case such payments or returns shall then be made to such other Person or Persons as the Lessee may designate) and (II) the Expiration Date (or, if earlier, the date of any Acceleration), in which case such amounts shall be applied and allocated in the manner contemplated by Section 8.7(b)(iv).

                           (ii) If on any date the Agent or the Lessor shall
                  receive any amount in respect of (A) any Casualty or Condemnation pursuant to Sections 15.1(a) or 15.1(g) of the Lease (excluding any payments in respect thereof which are payable to the Lessee in accordance with the Lease), or (B) the Termination Value in connection with the delivery of a Termination Notice pursuant to Article XVI of the Lease, or
                  (C) the Termination Value in connection with the exercise of the Purchase Option under Section 20.1 of the Lease or the exercise of the option of the Lessor to transfer the Properties to the Lessee pursuant to Section 20.3 of the Lease, then in each case, the Lessor shall be required to pay such amount received in accordance with Section 8.7(b)(iii) hereof; provided, that any excess shall be paid to the Lessee or its designee in accordance with Section 15.1 of the Lease.

                           (iii) An amount equal to any payment identified as
                  proceeds of the sale or other disposition (or lease upon the exercise of remedies) of the Properties or any portion thereof, whether pursuant to Article XXII of the Lease or the exercise of remedies under the Security Documents or otherwise, the execution of remedies set forth in the Lease and any payment in respect of excess wear and tear pursuant to
                  Section 22.3 of the Lease shall be applied and allocated by the Agent first, to the payment to the Lessor of the outstanding principal balance of all Lessor Advances plus all outstanding Lessor Yield with respect to such outstanding Lessor Advances, second, to any and all other amounts owing under the Operative Agreements to the Lessor, third, ratably to the payment of the principal and interest of the Loans then outstanding, fourth, to any and all other amounts owing under the Operative Agreements to the Lenders under the Loans, and fifth, to the extent moneys remain after application and allocation pursuant to clauses first through fourth above, to the Lessor for application and allocation to any and all other amounts owing to any Financing Party and as the Lessor shall determine.

                           (iv) An amount equal to (A) any such payment pursuant
                  to Section 22.1(b) of the Lease (or otherwise) of the Maximum Residual Guarantee Amount (and any such lesser amount as may be required by Section 22.1(b) of the Lease) in respect of the Properties and (B) any other amount payable upon any exercise of remedies after the occurrence of an Event of Default not covered by Sections 8.7(b)(i) or 8.7(b)(iii) above (including without limitation any amount received in connection with an Acceleration which does not represent proceeds from the sale or liquidation of the Properties), shall be applied and allocated by the Agent first, ratably, to the payment of the principal and interest balance of Loans then outstanding, second, to the payment of any other amounts owing to the Lenders hereunder or under any of the other Operative Agreements, third, to the payment of the principal balance of all Lessor Advances plus all outstanding Lessor Yield with respect to such outstanding Lessor Advance, fourth, to the payment of any other amounts owing to the Lessor hereunder or under any of the other Operative Agreements, and fifth, to the extent moneys remain after application and allocation pursuant to clauses first through fourth above, to the Lessor for application and allocation to any other amounts owing to any Financing Party as the Lessor shall determine.

                           (v) An amount equal to any such payment identified as
                  Supplemental Rent shall be applied and allocated by the Agent to the payment of any amounts then owing as Supplemental Rent to the Persons entitled thereto (other than any such amounts payable pursuant to the preceding provisions of this Section 8.7(b)) as shall be determined by the Agent in its reasonable discretion; provided, however, that Supplemental Rent received upon the exercise of remedies after the occurrence and continuance of an Event of Default in lieu of or in substitution of the Maximum Residual Guarantee Amount or as a partial payment thereon shall be applied and allocated as set forth in Section 8.7(b)(iv).

                           (vi) The Agent in its reasonable judgment shall
                  identify the nature of each payment or amount received by the Agent and apply and allocate each such amount in the manner specified above.

                  (c) Upon the payment in full of the Loans, the Lessor Advances and all other amounts then due and owing by the Borrower hereunder or under any Credit Document and the payment in full of all other amounts then due and owing to the Lenders, the Lessor, the Agent and the other Financing Parties pursuant to the Operative Agreements, any moneys remaining with the Agent shall be returned to the Lessee. It is agreed that, prior to the application and allocation of amounts received by the Agent in the order described in Section 8.7(b) above or any distribution of money to the Lessee, any such amounts shall first be applied and allocated to the payment of (i) any and all sums advanced by the Agent in order to preserve the Collateral or to preserve its Lien thereon, (ii) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Agent of its rights under the Security Documents, together with reasonable attorneys' fees and expenses and court costs and (iii) any and all other amounts reasonably owed to the Agent under or in connection with the transactions contemplated by the Operative Agreements (including without limitation any accrued and unpaid administration fees).

        18.8. RELEASE OF PROPERTIES, ETC.

         If the Lessee shall at any time purchase any Property pursuant to the Lease or if any Property shall be sold in accordance with Article XXII of the Lease, then, upon satisfaction by the Lessor of its obligation to prepay the Loans, Lessor Advances and all other amounts owing to the Lenders and the Lessor under the Operative Agreements, the Agent is hereby authorized and directed to release such Property from the liens created by the Security Documents. In addition, upon the termination of the Commitments and the payment in full of the Loans, the Lessor Advances and all other amounts owing by the Lessor and the Lessee hereunder or under any other Operative Agreement the Agent is hereby authorized and directed to release all of the Properties from the Liens created by the Security Documents. The Agent shall, at the sole cost and expense of the Lessee, execute and deliver to the Lessor and the Lessee such documents as the Lessor or the Lessee shall reasonably request to evidence such release.

        18.9. LIMITATION OF LESSOR'S OBLIGATIONS.

                  (a) The Lessor shall not have any duty or obligation to manage, control, use, make any payment in respect of, register, record, insure, inspect, sell, dispose of or otherwise deal with the Properties or any other part of the Borrower's Interest, or to otherwise take or refrain from taking any action under or in connection with any Operative Agreement to which the Lessor is a party, except as expressly provided by the terms of the Operative Agreements or in written instructions from all the Primary Financing Parties and/or the Majority Secured Parties, as applicable, received pursuant to Section 8.6; and no implied duties or obligations shall be read into the Operative Agreements against the Lessor. The Lessor nevertheless agrees that it will promptly take all action as may be necessary to discharge any Lessor Liens on any part of any Property.

                  (b) The Lessor agrees that it will not manage, control, use, sell, dispose of or otherwise deal with any Property or any other part of the Borrower's Interest except (a) as required by the terms of the Operative Agreements, (b) in accordance with the powers granted to, or the authority conferred upon, it pursuant to the Operative Agreements or (c) in accordance with the express terms hereof and with written instructions from all the Primary Financing Parties and/or the Majority Secured Parties, as applicable, pursuant to Section 8.6.

                  (c) Except in accordance with written instructions furnished pursuant to an applicable provision of the Operative Agreements (expressly cited in such instructions), and without limitation of the generality of Section 8.9(a), the Lessor shall not have any duty to (i) file, record or deposit any Operative Agreement or any other document, or to maintain any such filing, recording or deposit or to refile, rerecord or redeposit any such document; (ii) obtain insurance on any Property or effect or maintain any such insurance, other than to receive and forward to each Primary Financing Party and the Agent any notices, policies, certificates or binders furnished to the Lessor pursuant to the Lease; (iii) maintain any Property; (iv) pay or discharge any Tax or any Lien owing with respect to or assessed or levied against any part of the Borrower's Interest, except as provided in the last sentence of Section 8.9(a), other than to forward notice of such Tax or Lien received by the Lessor to each Primary Financing Party and the Agent;
         (v) confirm, verify, investigate or inquire into the failure to receive any reports or financial statements of Lessee or any other Person; (vi) inspect any Property at any time or ascertain or inquire as to the performance or observance of any of the covenants of Lessee or any other Person under any Operative Agreement with respect to any Property; or (vii) manage, control, use, sell, dispose of or otherwise deal with any Property or any part thereof or any other part of the Borrower's Interest, except as provided in Section 8.9(b).

                  (d) The Lessor, in the exercise or administration of its powers pursuant to the Operative Agreements, may, at the expense and, so long as no Default or Event of Default shall have occurred and be continuing, with the consent of Lessee employ agents, attorneys, accountants, and auditors and enter into agreements with any of them and the Lessor shall not be liable for the default or misconduct of any such agents, attorneys, accountants or auditors if such agents, attorneys, accountants or auditors shall have been selected by it with reasonable care.

        18.10. NO REPRESENTATIONS OR WARRANTIES AS TO ANY PROPERTY OR THE OPERATIVE AGREEMENTS.

         THE LESSOR MAKES (i) NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, USE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF ANY PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PROPERTY (OR ANY PART THEREOF) AND THE LESSOR SHALL NOT BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF ANY PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY LEGAL REQUIREMENT EXCEPT AS EXPRESSLY SET FORTH IN THE OPERATIVE AGREEMENTS, INCLUDING SECTION 6.1(L) HEREOF, AND (II) NO REPRESENTATION OR WARRANTY AS TO THE VALIDITY OR ENFORCEABILITY OF ANY OPERATIVE AGREEMENT AS AGAINST ANY PERSON OTHER THAN THE LESSOR OR AS TO THE CORRECTNESS OF ANY STATEMENT MADE BY A PERSON OTHER THAN THE LESSOR CONTAINED IN ANY THEREOF.

        18.11. RELIANCE; ADVICE OF COUNSEL.

         The Lessor shall not incur any liability to any Person in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and believed by it in good faith to be signed by the proper party or parties. The Lessor may accept and rely upon a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Lessor may for all purposes of the Operative Agreements rely on an Officer's Certificate of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Lessor for any action taken or omitted to be taken by it reasonably in good faith in reliance thereon. In the administration of the Lessor's duties, the Lessor may execute and perform its powers and duties directly or through agents or attorneys and may consult with counsel, accountants and other skilled Persons to be selected and employed by it, and the Lessor shall not be liable for anything done, suffered or omitted reasonably in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled Persons and not contrary to the Operative Agreements.

        18.12. NON-DISTURBANCE.

         In the event of a foreclosure under any Security Document (other than the Lease), upon the occurrence of an Event of Default, so long as there shall then exist no Lease Event of Default, the Primary Financing Parties agree, for themselves and their respective successors and assigns, that neither the leasehold interest, right of possession nor use and enjoyment of the Properties by Lessee under the Lease shall be extinguished or terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect and in all cases subject to Section 10.1(d) hereof, the Lease shall automatically and unconditionally become a direct lease between the Primary Financing Parties or any successor thereto, as lessor as if such Primary Financing Parties or successor were the Lessor originally named in the Lease, and Lessee.

        18.13. PAYMENT OF APPRAISER EXPENSES.

         Notwithstanding any provision in any Operative Agreement to the contrary, each of the Primary Financing Parties hereby agrees to pay its ratable share (based on such Primary Financing Party's pro rata share of the aggregate amount then outstanding under the Financing) of the fees or expenses of any appraiser otherwise payable by the Lessor pursuant to Section 22.4 of the Lease.

SECTION 8A.  AFFIRMATIVE COVENANTS OF THE CREDIT PARTIES

         The Credit Parties hereby covenant and agree that on the Initial Closing Date, and thereafter for so long as any Operative Agreement is in effect and until the Commitments have terminated, the Loans and the Lessor Advances are paid in full, all amounts accrued or due and owing from any Credit Party pursuant to any Operative Agreement have been paid in full and the Liens evidenced by the Security Documents have been released, each Credit Party shall, and shall cause each of the GCA Subsidiaries (other than in the case of Sections 8A.1, 8A.2 or 8A.7 hereof), to:

         8A.1. FINANCIAL STATEMENTS.

         Furnish to the Agent and each of the Primary Financing Parties:

                  (a) As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Parent, a copy of the consolidated balance sheet of the Parent and its consolidated subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of consolidated cash flows of the Parent and its consolidated subsidiaries for such year which, other than in the case of the consolidating statements, shall be audited by a firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Primary Financing Parties, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification;

                  (b) As soon as available and in any event within forty-five
         (45) days after the end of each of the first three fiscal quarters of the Parent, a copy of the unaudited consolidated balance sheet of the Parent and its consolidated subsidiaries as at the end of such period and related consolidated and consolidating statements of income and retained earnings and of consolidated cash flows for the Parent and its consolidated subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments);

                  (c) As soon as available, but in any event within fifteen (15) days prior to the end of each fiscal year, a copy of the detailed annual operating budget or plan including cash flow projections of the Parent and its subsidiaries for the next four fiscal quarter period prepared on a quarterly basis, in form and detail reasonably acceptable to the Agent and the Primary Financing Parties, together with a summary of the material assumptions made in the preparation of such annual budget or plan;

all such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change, if any, in the application of accounting principles as provided in Section (n) of the rules of usage in Appendix A hereto.

         The Parent shall deliver to the Agent and each Primary Financing Party at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of Section 8A.1, (i) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (ii) a reasonable estimate of the effect on the financial statements on account of such changes in application.

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         8A.2. CERTIFICATES; OTHER INFORMATION.

         Furnish to the Agent and each of the Primary Financing Parties:

                  (a) concurrently with the delivery of the financial statements referred to in Section 8A.1 above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in Sections 8A.1(a) and 8A.1(b) above, a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each of the GCA Credit Parties during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in the Operative Agreements to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and such certificate shall include the calculations in reasonable detail required to indicate compliance with
         Section 8A.9 as of the last day of such period;

                  (c) within thirty (30) days after the same are provided, make available by electronic mail or by posting on the Parent's website copies of all reports (other than those otherwise provided pursuant to Section 8A.1 and those which are of a promotional nature) and other financial information which the Parent sends to its stockholders, and within thirty days after the same are filed, copies of all financial statements and non-confidential reports which the Parent may make to, or file with the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (d) within ninety (90) days after the end of each fiscal year of the Parent, a certificate containing information regarding the amount of all (i) Debt Issuances outstanding at the end of the prior fiscal year and (ii) Equity Issuances that were made during the prior fiscal year;

                  (e) promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to the Parent or any of its GCA Subsidiaries in connection with any annual, interim or special audit of the books of such Person; and

                  (f) promptly, such other documents or other information as the Agent, on behalf of any Primary Financing Party, may from time to time reasonably request.

         8A.3. PAYMENT OF OBLIGATIONS.

                  (a) Perform all of its obligations under each contract to which it is a party, if a failure to so perform could reasonably be expected to have a GCA Material Adverse Effect.

                  (b) Pay and perform all of its obligations under the Operative Agreements and pay and perform (i) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any GCA Property, which if not paid or performed could reasonably be expected to have a GCA Material Adverse Effect and (ii) all other indebtedness, obligations and liabilities in accordance with customary trade practices, which if not paid would have a GCA Material Adverse Effect; provided that it may contest any tax, assessment or other governmental charge in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

         8A.4. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.

         Continue to engage in business of the same general type as conducted by it on the Closing Date and preserve and maintain its corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation (or partnership, limited liability company or other such similar entity, as the case may be) and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a GCA Material Adverse Effect and shall maintain all licenses, permits and registrations necessary for the conduct of its operations.

         8A.5. MAINTENANCE OF GCA PROPERTY; INSURANCE.

                  (a) Keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear and obsolescence excepted); and

                  (b) Maintain with financially sound and reputable insurance companies insurance on all its material property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Agent, upon written request, full information as to the insurance carried; provided, however, that the Parent and the GCA Subsidiaries may maintain self insurance plans (including wholly-owned captive insurance company coverage) to the extent companies of similar size and in similar businesses do so.

         8A.6. INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.

         Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, upon at least five (5) Business Days notice from the Agent (or, if a Default or Event of Default shall have occurred and be continuing, upon at least one (1) Business Days notice from the Agent), representatives of the Agent or any Primary Financing Party, from time to time, to visit and inspect its properties and to inspect, audit and make extracts from its books, records and files, including without limitation management letters prepared by independent accountants and to discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

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         8A.7. NOTICES.

         Give notice in writing to the Agent (which shall promptly transmit such notice to each Primary Financing Party) of:

                  (a) promptly, but in any event within two (2) Business Days after the Parent knows or has reason to know thereof, the occurrence of any Default or Event of Default;

                  (b) promptly and in any event within five (5) Business Days after the Parent knows or has reason to know thereof, the commencement of any (i) Material Proceeding, (ii) loss of or damage to any assets of the Parent or any GCA Subsidiary that likely will result in a GCA Material Adverse Effect and (iii) in addition other notice provisions in the Operative Agreements regarding environmental matters, litigation, investigation or proceeding involving an environmental claim or potential liability under Environmental Laws in excess of $10,000,000;

                  (c) promptly and in any event within five (5) Business Days after the Parent knows or has reason to know thereof, default by Parent or any GCA Subsidiary under any note, indenture, loan agreement, mortgage or other similar agreement to which the Parent or any GCA Subsidiary is a party or by which the Parent or any GCA Subsidiary is bound, which relates to borrowed money, or of any other default under any other note, indenture, loan agreement, mortgage or other similar agreement to which the Parent or any GCA Subsidiary is a party or by which the Parent or any GCA Subsidiary is bound if such other default may result in a GCA Material Adverse Effect;

                  (d) promptly and in any event within thirty (30) days after the Parent knows or has reason to know thereof: (i) the occurrence or expected occurrence of any material Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any GCA Lien in favor of the PBGC (other than a GCA Permitted Lien) or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Parent or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

                  (e) promptly and in any event within three (3) Business Days after the Parent knows or has reason to know thereof, any other development or event which could reasonably be expected to have a GCA Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Parent proposes to take with respect thereto. In the case of any notice of a Default or Event of Default, the Parent shall specify that such notice is a Default or Event of Default notice on the face thereof.

                                       49

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         8A.8. ENVIRONMENTAL LAWS.

                  (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not reasonably be expected to have a GCA Material Adverse Effect;

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a GCA Material Adverse Effect; and

                  (c) Defend, indemnify and hold harmless the Agent and the Primary Financing Parties, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Parent, any of the GCA Subsidiaries or the GCA Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Notes, Lessor Advances and all other amounts payable under the Operative Agreements.

         8A.9. FINANCIAL COVENANTS.

         Commencing on the day immediately following the Closing Date, the Credit Parties shall comply with the following financial covenants:

                  (a) The Consolidated Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Group shall be less than or equal to 2.0 to 1.0.

                  (b) The Consolidated Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Group shall be greater than or equal to 1.2 to 1.0.

         Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with the financial covenants set forth in this Section 8A.9, (i) after consummation of any Permitted Acquisition, including the Acquisition, (A) income statement items and other balance sheet items (whether positive or negative) attributable to the Target acquired in such transaction shall be included in such calculations to the extent relating to such applicable period, subject to adjustments acceptable to the Agent in its sole discretion, and (B) Indebtedness of a Target which is retired in connection with a Permitted Acquisition shall be excluded from such calculations and deemed to have been retired as of the first day of such applicable period and (ii) after consummation of any disposition of GCA Property permitted by Section 8B.4(a)(i), (ii) and (v), (A) income statement items and other balance sheet items (whether positive or negative) attributable to the GCA Property disposed of shall be excluded in such calculations to the extent relating to such applicable period, subject to adjustments acceptable to the Agent in its sole discretion, and (B) Indebtedness of the Target which is retired in connection with such Asset Disposition shall be excluded from such calculations and deemed to have been retired as of the first day of such applicable period.

         8A.10. ADDITIONAL SUBSIDIARY GUARANTORS.

         The Credit Parties will cause each of their Domestic GCA Subsidiaries, whether newly formed, after acquired or otherwise existing, to promptly (but in any event within 10 days) become a Guarantor hereunder by way of execution of a Joinder Agreement.

         8A.11. COMPLIANCE WITH LAW.

         To the extent failure to do so would have a GCA Material Adverse Effect, each Credit Party will, and will cause each of its GCA Subsidiaries to
(a) observe and remain in compliance with all applicable Requirements of Law and maintain in full force and effect all permits, authorizations, registrations and consents from any Governmental Authority, in each case applicable to the conduct of its business, and (b) keep in full force and effect all licenses, certifications or accreditations necessary for any GCA Property to carry on its business.

         8A.12. POST-CLOSING REQUIREMENT.

         As soon as practicable, but in any event within 45 days of the Initial Closing Date, the Parent shall have provided to the Agent and each Primary Financing Party copies of the audited consolidated financial statements of the Acquired Company and its subsidiaries for fiscal year 2002, consisting of balance sheets and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such period.

SECTION 8B.  NEGATIVE COVENANTS OF THE CREDIT PARTIES

         The Credit Parties hereby covenant and agree that on the Closing Date, and thereafter for so long as any Operative Agreement is in effect and until the Commitments have terminated, the Loans and the Lessor Advances are paid in full, all amounts accrued or due and owing from any Credit Party pursuant to any Operative Agreements have been paid in full and the Liens evidenced by the Security Documents have been released, that:

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


         8B.1. INDEBTEDNESS.

         The Parent will not, nor will it permit any GCA Subsidiary to, contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising or existing under the Guarantor Credit Agreement and the other GCA Credit Documents;

                  (b) Indebtedness of the Parent and the GCA Subsidiaries existing as of the Closing Date as referenced in the financial statements referenced in Section 6.3(a) (and set out more specifically in Schedule 6) hereto and renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;

                  (c) Indebtedness of the Parent and the GCA Subsidiaries incurred after the Closing Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset; (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and (iii) the total amount of all such Indebtedness shall not exceed $25,000,000 at any time outstanding;

                  (d) Unsecured intercompany Indebtedness (i) among the Credit Parties, (ii) among Foreign GCA Subsidiaries, (iii) owing from domestic subsidiaries of the Parent that are not guarantors to Credit Parties, which Indebtedness is solely for the purpose of purchasing third party debt obligations; provided, that the aggregate amount of Indebtedness incurred pursuant to this clause (iii), together with the aggregate amount of investments and loans made pursuant to clause (iv) of the definition of Permitted Investments, shall not exceed $25,000,000 at any time outstanding and (iv) owing from domestic subsidiaries of the Parent that are not guarantors to Credit Parties (other than Indebtedness incurred pursuant to clause (iii) above); provided, that the aggregate amount of Indebtedness incurred pursuant to this clause
         (iv), together with the aggregate amount of investments and loans made pursuant to clause (v) of the definition of Permitted Investments, shall not exceed $5,000,000 at any time outstanding;

                  (e) Secured intercompany Indebtedness among the Parent and the GCA Subsidiaries in an amount not to exceed $25,000,000 in the aggregate at any time outstanding; provided that, to the extent a Credit Party and a Subsidiary that is not a Credit Party are parties to such intercompany Indebtedness arrangement, such Credit Party shall be the secured party;

                  (f) Indebtedness and obligations owing under Hedging Agreements relating to the loans pursuant to the Guarantor Credit Agreement and other Hedging Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

                  (g) Indebtedness and obligations of GCA Credit Parties owing under documentary letters of credit for the purchase of goods or other merchandise (but not under standby, direct pay or other letters of credit except for the Letters of Credit hereunder) generally in an aggregate amount not to exceed $25,000,000 at any time outstanding;

                  (h) Guaranty Obligations in respect of Indebtedness of a GCA Credit Party to the extent such Indebtedness is permitted to exist or be incurred pursuant to this Section 8B.1;

                  (i) Indebtedness of the Parent and the GCA Subsidiaries arising under any Synthetic Leases (other than Indebtedness under the Operative Agreements set out on Schedule 6 that is pari passu with or subordinated to the GCA Credit Party Obligations in an amount not to exceed $25,000,000 in the aggregate at any time outstanding;

                  (j) Indebtedness of the Parent and the GCA Subsidiaries consisting of unsecured earnout obligations incurred in connection with Permitted Acquisitions in an amount not to exceed $25,000,000 in the aggregate at any time outstanding;

                  (k) Indebtedness (other than Synthetic Leases) of the Borrower and its Subsidiaries that is pari passu with the Credit Party obligations which does not exceed $50,000,000 in the aggregate at any time outstanding; and

                  (l) other Indebtedness of the Parent and the GCA Subsidiaries provided that such Indebtedness is non-recourse to the Parent and the GCA Subsidiaries and does not exceed $100,000,000 in the aggregate at any time outstanding.

         8B.2. GCA LIENS.

         The Parent will not, nor will it permit any GCA Subsidiary to, contract, create, incur, assume or permit to exist any GCA Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for GCA Permitted Liens.

         8B.3. NATURE OF BUSINESS.

         The Parent will not, nor will it permit any GCA Subsidiary to, alter the character of its business in any material respect from that conducted as of the Closing Date.

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


         8B.4. CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, ETC.

         The Parent will not, nor will it permit any GCA Subsidiary to,

                  (a) dissolve, liquidate or wind up its affairs, sell, transfer, lease or otherwise dispose of its property or assets or agree to do so at a future time except the following, without duplication, shall be expressly permitted:

                           (i) Specified Sales;

                           (ii) the sale, transfer, lease or other disposition
                  of property or assets (A) to an unrelated party not in the ordinary course of business (other than Specified Sales), where and to the extent that they are the result of a Recovery Event or (B) the sale, lease, transfer or other disposition of machinery, parts and equipment no longer used or useful in the conduct of the business of the Parent or any of the GCA Subsidiaries, as appropriate, in its reasonable discretion, so long as and the net proceeds therefrom are used to repair or replace damaged property or to purchase or otherwise acquire new assets or property, provided that such purchase or acquisition is committed to within 180 days of receipt of the net proceeds and such purchase or acquisition is consummated within 270 days of receipt of such proceeds;

                           (iii) the sale, lease or transfer of property or
                  assets (at fair market value) from the Parent to any other GCA Credit Party;

                           (iv) the sale, lease or transfer of property or
                  assets from a Credit Party other than the Parent to another Credit Party; and

                           (v) the sale, lease or transfer of property or assets
                  (at fair market value) not to exceed $10,000,000 in the aggregate in any fiscal year;

         provided, that with respect to sales of assets permitted hereunder only, the Agent shall be entitled, without the consent of the Primary Financing Parties, to release its GCA Liens relating to the particular assets sold; or

                  (b) (i) purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) the GCA Property or assets of any Person (other than purchases or other acquisitions of inventory, leases, materials, GCA Property and equipment in the ordinary course of business, except as otherwise limited or prohibited herein) or (ii) enter into any transaction of merger or consolidation, except for (A) investments or acquisitions (including Permitted Acquisitions) permitted pursuant to Section 8B.5, and (B) the merger or consolidation of a GCA Credit Party with and into another GCA Credit Party, provided that if the Parent is a party thereto, the Parent will be the surviving corporation.

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


         8B.5. ADVANCES, INVESTMENTS AND LOANS.

         The Parent will not, nor will it permit any GCA Subsidiary to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person except for Permitted Investments.

         8B.6. TRANSACTIONS WITH GCA AFFILIATES.

         The Parent will not, nor will it permit any GCA Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or GCA Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder or GCA Affiliate.

         8B.7. OWNERSHIP OF SUBSIDIARIES; RESTRICTIONS.

         The Parent will not, nor will it permit any GCA Subsidiary to, create, form or acquire any Subsidiaries, except for (a) Domestic GCA Subsidiaries which are joined as Additional Credit Parties in accordance with the terms hereof and
(b) Foreign GCA Subsidiaries so long as the Capital Stock of such first-tier Foreign GCA Subsidiaries are pledged to the agent under the Guarantor Credit Agreement, for the benefit of the GCA Lenders, pursuant to the terms of the Pledge Agreement. The Parent will not sell, transfer, pledge or otherwise dispose of any Capital Stock or other equity interests in any of the GCA Subsidiaries, nor will it permit any of the GCA Subsidiaries to issue, sell, transfer, pledge or otherwise dispose of any of their Capital Stock or other equity interests, except in a transaction permitted by Section 8B.4. The Parent shall not, and shall not permit any of the GCA Subsidiaries to, amend, modify or change its shareholders' agreements and other equity-related documents (excluding amendments to stock option plan documents) in any material respect without the prior written consent of the Primary Financing Parties.

         8B.8. FISCAL YEAR; ORGANIZATIONAL DOCUMENTS; MATERIAL AGREEMENTS.

         The Parent will not, nor will it permit any of the GCA Subsidiaries to, change their fiscal year. The Parent will not, nor will it permit any GCA Subsidiary to, amend, modify or change their articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) in any material respect or in any respect adverse to the interests of the Primary Financing Parties without the prior written consent of the Primary Financing Parties. The Parent will not, nor will it permit any of the GCA Subsidiaries to, without the prior written consent of the Agent and the Primary Financing Parties, amend, modify, cancel or terminate or fail to renew or extend or permit the amendment, modification, cancellation or termination by the Parent or any of the GCA Subsidiaries of any of the Material Agreements, except in the event that such amendments, modifications, cancellations or terminations could not reasonably be expected to have a GCA Material Adverse Effect.

         8B.9. LIMITATION ON RESTRICTED ACTIONS.

         The Parent will not, nor will it permit any GCA Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its GCA Properties or assets to any Credit Party, or (e) act as a Parent and pledge its assets pursuant to the Operative Agreements or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Participation Agreement and the other Operative Agreements, (ii) applicable law,
(iii) any document or instrument governing Indebtedness incurred pursuant to
Section 8B.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith or
(iv) any GCA Permitted Lien or any document or instrument governing any GCA Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such GCA Permitted Lien.

         8B.10. RESTRICTED PAYMENTS.

         Each of the GCA Credit Parties will not, nor will it permit any GCA Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the common stock or equivalent equity interests of such Person and (b) to make dividends or other distributions payable to the Parent or any wholly owned GCA Subsidiary of the Parent that is a Credit Party (directly or indirectly through GCA Subsidiaries).

         8B.11. PREPAYMENTS OF SUBORDINATED INDEBTEDNESS, ETC.

         The Parent will not, nor will it permit any GCA Subsidiary to, after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Subordinated Debt if such amendment or modification would add or change any terms in a manner adverse to the interests of the Primary Financing Parties or the issuer of such Subordinated Debt, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof.

         8B.12. SALE LEASEBACKS.

         The Parent will not, nor will it permit any GCA Subsidiary to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any GCA Property (whether real, personal or mixed), whether now owned or hereafter acquired in excess of $10,000,000 in the aggregate on an annual basis, (a) which the Parent or any GCA Subsidiary has sold or transferred or is to sell or transfer to a Person which is not the Parent or any GCA Subsidiary or (b) which the Parent or any GCA Subsidiary intends to use for substantially the same purpose as any other GCA Property which has been sold or is to be sold or transferred by the Parent or any GCA Subsidiary to another Person which is not the Parent or any GCA Subsidiary in connection with such lease.

         8B.13. NO FURTHER NEGATIVE PLEDGES.

         The Parent will not, nor will it permit any GCA Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any GCA Lien upon its GCA Properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Participation Agreement and the other Operative Agreements, (b) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 8B.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith and (c) in connection with any GCA Permitted Lien or any document or instrument governing any GCA Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such GCA Permitted Lien.

SECTION 9. CREDIT AGREEMENT AND LESSOR ADVANCES.

         Notwithstanding anything to the contrary contained in the Credit Agreement or any other Operative Agreement, the Agent, the Lenders, the Credit Parties and the Borrower hereby agree that, unless a Default or Event of Default has occurred and is continuing, the Lessee shall have the following rights:

                  (a) the right to designate an account to which Lessor Advances and Loans funded under the Operative Agreements shall be credited;

                  (b) the right to terminate or reduce the Lender Commitments pursuant to Section 2.5(a) of the Credit Agreement, and the right to terminate the Lessor Commitments;

                  (c) the right to exercise the conversion and continuation options pursuant to Section 2.7 of the Credit Agreement and Section 5B.5 of this Agreement;

                  (d) the right to receive any notice and any certificate in each case issued pursuant to Section 2.11(a) of the Credit Agreement;

                  (e) the right to replace any Lender pursuant to Section 2.11(b) of the Credit Agreement;

                  (f) the right to approve any successor agent pursuant to
         Section 8.6 of this Agreement;

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                  (g) the right to consent to any assignment by a Lender to
         which the Lessor has the right to consent pursuant to Section 9.8 of the Credit Agreement; and

                  (h) the right to perform the obligations of the Borrower pursuant to the Credit Agreement.

SECTION 20. TRANSFER OF INTEREST.

         20.1. RESTRICTIONS ON TRANSFER.

                  (a) Each Lender may participate, assign or transfer all or a portion of its interest hereunder and under the other Operative Agreements in accordance with Sections 9.7 and 9.8 of the Credit Agreement; provided, each participant, assignee or transferee must obtain the same ratable interest in Loans and Lender Commitments; provided, further, that each Lender that participates, assigns or transfers all or a portion of its interest hereunder and under the other Operative Agreements shall deliver to the Agent a copy of each Assignment and Acceptance (as referenced in Section 9.8 of the Credit Agreement) for purposes of maintaining the Register. The Lessor may, subject to the rights of the Lessee under the Lease and the other Operative Agreements and to the Lien of the applicable Security Documents, directly or indirectly, assign, convey, appoint an agent with respect to enforcement of, or otherwise transfer any of its right, title or interest in or to any Property, the Lease and the other Operative Agreements (including without limitation any right to indemnification thereunder), or any other document relating to a Property or any interest in a Property as provided in the Lease to any Eligible Lessor (i) if at any time the Lessor deems it necessary or appropriate under applicable Law or pursuant to the direction or recommendation of any Government Authority or (ii) for any other reason, but, with respect to this clause (ii), only with the prior written consent of the Agent (not to be unreasonably withheld or delayed) and (provided, no Default or Event of Default has occurred and is continuing) with the consent of the Lessee (not to be unreasonably withheld or delayed). Each Eligible Lessor who receives any right, title or interest of the Lessor with respect to the Operative Agreements shall provide the documentation required and otherwise comply with Section 9.8(c) of the Credit Agreement, mutatis mutandis, as if such Eligible Lessor was a Purchasing Lender thereunder. The provisions of the immediately preceding sentence shall not apply to the obligations of the Lessor to transfer Property to the Lessee or a third party purchaser pursuant to Article XXII of the Lease upon payment for such Property in accordance with the terms and conditions of the Lease. The Lessee may not assign any of the Operative Agreements or any of its rights or obligations thereunder or with respect to any Property in whole or in part to any Person without the prior written consent of the Agent and the Primary Financing Parties.

                  (b) Notwithstanding anything to the contrary in Section 10.1(a), no consent shall be required from the Agent, the Lessee or any Primary Financing Party (but Lessor shall provide one hundred eighty
         (180) days (or such shorter period as required by the Legal Requirement giving rise to the assignment, conveyance, appointment or transfer

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


         contemplated by this Section 10.1(b)) written notice to the Agent and the Lessee) in connection with any assignment, conveyance, appointment or transfer by the Lessor required by any Legal Requirement of all or any of its right, title or interest in or to the Properties, the Lease and the other Operative Agreements (including without limitation any right to indemnification thereunder), or any other document relating to the Properties or any interest in the Properties as provided in the Lease to an Eligible Lessor; provided, in such case, so long as no Default or Event of Default shall have occurred and be continuing, Lessee shall have the right to require the Lessor (unless such transfer or conveyance has already occurred, in which case the Lessee shall have the right to require such transferee) to transfer its interest to an Eligible Lessor selected by the Lessee, in its reasonable discretion; provided, further, Lessee shall be responsible for any cost or expense incurred by the Lessor in connection with any assignment, conveyance, appointment or transfer by the Lessor pursuant to this Section 10.1(b).

                  (c) The Lessee agrees to indemnify the Lessor for any loss, claim or increased costs incurred by the Lessor and quantified to Lessee in writing by Lessor in reasonable detail as a result of any change in GAAP that adversely affects the Lessor; provided, however, in the case of such a change in GAAP that adversely affects the Lessor, as long as no Default or Event of Default shall have occurred and be continuing, Lessee shall have the right to require the Lessor to transfer its interest to an Eligible Lessor selected by the Lessee, in its reasonable discretion; provided, further, nothing in the preceding proviso shall limit the obligation of the Lessee to provide the indemnity set forth in this Section 10.1(c).

                  (d) Upon the occurrence and during the continuance of an Event of Default by the Lessor, the Lessee shall have the right to require the Lessor to transfer its interest in the Properties and the Operative Agreements to an Eligible Lessor selected by the Lessee, in its reasonable discretion.

         20.2. EFFECT OF TRANSFER.

         From and after any transfer effected in accordance with this Section 10, the transferor shall be released, to the extent of such transfer, from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer; provided, however, that any transferor shall remain liable hereunder and under such other documents to the extent that the transferee shall not have assumed the obligations of the transferor thereunder. Upon any transfer by the Lessor or any other Primary Financing Party as above provided, any such transferee shall assume the obligations of the Lessor or such Primary Financing Party, as the case may be, and shall be deemed the "Lessor" and/or a "Primary Financing Party", as the case may be, for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence. Notwithstanding any transfer of all or a portion of the transferor's interest as provided in this Section 10, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer including without limitation rights to indemnification under any such document.

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


         20.3. SPECIAL TRANSFER BY LESSOR.

         Without limiting any of the rights of the Lessor provided herein or in any other Operative Agreement, in the event the Lessor desires to assign any portion of its interest in the Lessor Advance, the Lessor may, in its sole discretion, but subject to the provisions of this Section 10.3, convert any portion of the Lessor Advance into Loans by providing the Agent and the Lessee with written notice of such conversion at least one (1) Business Day prior to the effectiveness thereof, provided, at all times during the Term, the Lessor shall maintain at least twelve percent (12%) of the aggregate Property Cost for all Properties as a Lessor Advance. In the event the Lessor converts any portion of the Lessor Advance to Loans, the Lessor Commitment and the Lender Commitments (as set forth in Schedule 2.1 to the Credit Agreement), even though such may have been terminated prior to the effectiveness of the conversion and such conversion shall not reinstate any of the Commitments, shall be deemed to be adjusted and the applicable provisions of the Operative Agreements, including without limitation provisions referencing the percentage of Property Cost funded as a Loan or Lessor Advance, Schedule 2.1 to the Credit Agreement, the definition of Lessor Commitment and each similar provision of the Operative Agreements which would be affected by the conversion contemplated by this
Section 10.3, shall be deemed amended to reference the appropriate amounts after the conversion. Each of the parties hereto agrees that (a) as of the date of any conversion pursuant to this Section 10.3 and thereafter, any portion of the Lessor Advance which is converted into Loans shall be treated as if such portion was a Loan at all times since the Initial Closing Date and shall have the benefit of the Collateral and the Security Documents as if such Loan has been outstanding since the Initial Closing Date, (b) the Lenders, whether existing or joined by assignment, receiving an assignment of any such converted Loan shall have all of the rights, benefits and obligations of a Lender and not the rights, benefits and obligations of the Lessor, provided, the Lessor shall retain, regarding dates prior to the effectiveness of the conversion, the benefit of any indemnity provisions in the Operative Agreements, including without limitation
Section 11, with respect to the portion of the Lessor Advance which is converted to Loans hereunder and (c) upon written request by the Lessor to execute an amendment to the Operative Agreements, which evidences the conversion contemplated by this Section 10.3, including without limitation amending the applicable provisions referencing the percentage of Property Cost funded as a Loan or Lessor Advance, Schedule 2.1 to the Credit Agreement, the definition of Lessor Commitment and each similar provisions of the Operative Agreements which would be affected by the conversion contemplated by this Section 10.3, to execute such amendment and to deliver appropriate documentation evidencing such amendment; provided, such conversion and the modification to the applicable provisions of the Operative Agreements shall be effective upon the Lessor's delivery of notice of any such conversion regardless of whether any such amendment is executed. As of the date of the conversion, but in no event more than once, the Lessee, upon request of the Lessor, shall cause a legal opinion to be issued by Lessee's counsel in favor of each Financing Party, including without limitation any Lender who is receiving an assignment of a portion of the Loans at such time, in form and substance similar to the opinion delivered on the Initial Closing Date pursuant to Section 5.3(cc) (but also including and addressing the amendment and the documents related thereto required pursuant to this Section 10.3 and the enforceability of the Loans and Lessor Advances as of the date of such amendment) and otherwise in form and substance acceptable to the Lessor.

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SECTION 21.  INDEMNIFICATION.

         21.1. GENERAL INDEMNITY.

         Whether or not any of the transactions contemplated hereby shall be consummated, the Indemnity Provider hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims, which may be imposed on, incurred by or asserted against an Indemnified Person by any third party, including without limitation Claims arising from the negligence of an Indemnified Person (but not to the extent such Claims arise from such Indemnified Party's breach of its express obligations under the Operative Agreements (other than such Indemnified Party's obligation to pay interest under any Note or Lessor Yield regarding any Lessor Advance) or the gross negligence or willful misconduct of such Indemnified Person itself, as determined by a court of competent jurisdiction, as opposed to gross negligence or willful misconduct imputed to such Indemnified Person) in any way relating to or arising or alleged to arise out of the execution, delivery, performance or enforcement of this Agreement, the Lease or any other Operative Agreement or on or with respect to any Property or any component thereof, including without limitation Claims in any way relating to or arising or alleged to arise out of (a) the financing, refinancing, purchase, acceptance, rejection, ownership, design, construction, refurbishment, development, delivery, acceptance, nondelivery, leasing, subleasing, possession, use, occupancy, operation, maintenance repair, modification, transportation, condition, sale, return, repossession (whether by summary proceedings or otherwise), or any other disposition of any Property or any part thereof, including without limitation the acquisition, holding or disposition of any interest in any Property, lease or agreement comprising a portion of any thereof; (b) any latent or other defects in any Property or any portion thereof whether or not discoverable by an Indemnified Person or the Indemnity Provider;
(c) a violation of Environmental Laws, Environmental Claims or other loss of or damage to any property or the environment relating to any Property, the Lease or the Indemnity Provider; (d) the Operative Agreements, or any transaction contemplated thereby; (e) any breach by the Indemnity Provider of any of its representations or warranties under the Operative Agreements to which the Indemnity Provider is a party or failure by the Indemnity Provider to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreements; (f) the transactions contemplated hereby or by any other Operative Agreement, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA; (g) personal injury, death or property damage, including without limitation Claims based on strict or absolute liability in tort; and (h) any fees, expenses and/or other assessments by any business park or any other applicable entity with oversight responsibility for the applicable Property.

         If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Claim, such Indemnified Person shall promptly notify the Indemnity Provider in writing and shall not take action with respect to such Claim without the consent of the Indemnity Provider for thirty (30) days after the receipt of such notice by the Indemnity Provider; provided, however, that in the case of any such Claim, if action shall be required by law or regulation to be taken prior to the end of such period of thirty (30) days, such Indemnified

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


Person shall endeavor to, in such notice to the Indemnity Provider, inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim without the consent of the Indemnity Provider before seven
(7) days before the end of such shorter period unless the Indemnified Person shall be required by such law or regulation to take action prior to the end of such seven (7) day period; provided, further, that the failure of such Indemnified Person to give the notices referred to in this sentence shall not diminish the Indemnity Provider's obligation hereunder except to the extent such failure materially precludes the Indemnity Provider from contesting such Claim, in which case the Indemnity Provider's obligations hereunder shall be diminished in a manner proportionate to such material preclusion.

         If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity Provider is required by law or regulation for the Indemnified Person to respond to such Claim), the Indemnity Provider shall request in writing that such Indemnified Person respond to such Claim, the Indemnified Person shall, at the expense of the Indemnity Provider, in good faith conduct and control such action (including without limitation by pursuit of appeals) (provided, however, that (A) if such Claim, in the Indemnity Provider's reasonable discretion, can be pursued by the Indemnity Provider on behalf of or in the name of such Indemnified Person, the Indemnified Person, at the Indemnity Provider's request, shall allow the Indemnity Provider to conduct and control the response to such Claim and (B) in the case of any Claim (and notwithstanding the provisions of the foregoing subsection (A)), the Indemnified Person may request the Indemnity Provider to conduct and control the response to such Claim (with counsel to be selected by the Indemnity Provider and consented to by such Indemnified Person, such consent not to be unreasonably withheld; provided, however, that any Indemnified Person may retain separate counsel at the expense of the Indemnity Provider in the event of a conflict of interest between such Indemnified Person and the Indemnity Provider)) by, in the sole discretion of the Person conducting and controlling the response to such Claim
(1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time including but not limited to paying the same, subject to the last sentence of Section 11.1, as a result of settlement or otherwise.

         The party controlling the response to any Claim shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of the response to such Claim; provided, that all decisions ultimately shall be made in the discretion of the controlling party. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the response to such Claim and may settle such Claim if such Indemnified Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Claim (and any future Claim, the pursuit of which is precluded by reason of such resolution of such Claim) and shall pay to the Indemnity Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this Section
11.1 by way of indemnification or advance for the payment of an amount regarding such Claim, except reasonable expenses therefrom incurred by such Indemnified Person in connection with the response to such Claim.

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


         Notwithstanding the foregoing provisions of this Section 11.1, an Indemnified Person shall not be required to take any action and the Indemnity Provider shall not be permitted to respond to any Claim in its own name or that of the Indemnified Person unless (A) the Indemnity Provider shall have agreed to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with such Claim, including without limitation all reasonable legal, accounting and investigatory fees and disbursements and the Indemnity Provider shall have agreed that the Claim is an indemnifiable Claim hereunder, (B) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the amount of the potential indemnity (taking into account all similar or logically related Claims that have been or could be raised for which the Indemnity Provider may be liable to pay an indemnity under this Section 11.1) exceeds $20,000 (or such lesser amount as may be subsequently agreed between the Indemnity Provider and the Indemnified Person), (C) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of any Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such Claim shall involve the payment of any amount prior to the resolution of such Claim, the Indemnity Provider shall provide to the Indemnified Person an interest-free advance in an amount equal to the amount that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person) prior to the date such payment is due and (E) no Event of Default shall have occurred and be continuing. In no event shall an Indemnified Person be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Indemnified Person shall not be required to contest any Claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 11.1, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider's expense, an opinion of independent counsel selected by the Indemnity Provider and reasonably acceptable to the Indemnified Person stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest. In no event shall the Indemnity Provider be permitted to adjust or settle any Claim without the consent of the Indemnified Person to the extent any such adjustment or settlement involves, or is reasonably likely to involve, any performance by or adverse admission by or with respect to the Indemnified Person.

         21.2. GENERAL TAX INDEMNITY.

                  (a) The Indemnity Provider shall pay and assume liability for, and does hereby agree to indemnify, protect and defend each Property and all Indemnified Persons, and hold them harmless against, all Impositions on an After Tax Basis, and all payments pursuant to the Operative Agreements shall be made free and clear of and without deduction for any and all present and future Impositions.

                  (b) Notwithstanding anything to the contrary in Section 11.2(a) hereof, the following shall be excluded from the indemnity required by Section 11.2(a):

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


                  (i) Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on an Indemnified Person by the United States federal government that are based on or measured by the net income (including without limitation taxes based on capital gains, minimum taxes and alternative minimum taxes) of such Person; provided, that this clause
         (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                  (ii) Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on any Indemnified Person (other than the Lessor) by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are based upon or measured by the net income (including without limitation taxes based on capital gains, minimum taxes and alternative minimum taxes) of such Person; provided that such Taxes shall not be excluded under this subparagraph (ii) to the extent such Taxes would have been imposed had the location, possession or use of any Property in, the location or the operation of the Lessee in, or the Lessee's making payments under the Operative Agreements from, the jurisdiction imposing such Taxes been the sole connection between such Indemnified Person and the jurisdiction imposing such Taxes; provided, further, that this clause (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                  (iii) any Tax to the extent it relates to any act, event or omission that occurs after the termination of the Lease and redelivery or sale of any Property in accordance with the terms of the Lease (but not any Tax that relates to such termination, redelivery or sale and/or to any period prior to such termination, redelivery or sale);

                  (iv) any Taxes which are imposed on an Indemnified Person as a result of the gross negligence or willful misconduct of such Indemnified Person itself, as determined by a court of competent jurisdiction (as opposed to gross negligence or willful misconduct imputed to such Indemnified Person), but not Taxes imposed as a result of ordinary negligence of such Indemnified Person; and

                  (v) any Taxes which are imposed on an Indemnified Person as a direct and primary result of such Indemnified Person's breach of its express obligations under the Operative Agreements.

         (c) (i) Subject to the terms of Section 11.2(f), the Indemnity Provider shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Indemnified Person, as appropriate, and the Indemnity Provider shall at its own expense, upon such Indemnified Person's reasonable request, furnish to such Indemnified Person copies of official receipts or other satisfactory proof evidencing such payment.

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                  (ii) In the case of Impositions for which no contest is
         conducted pursuant to Section 11.2(f) and which the Indemnity Provider pays directly to the taxing authorities, the Indemnity Provider shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Indemnity Provider reimburses an Indemnified Person, the Indemnity Provider shall do so within thirty (30) days after receipt by the Indemnity Provider of demand by such Indemnified Person describing in reasonable detail the nature of the Imposition and the basis for the demand (including without limitation the computation of the amount payable), accompanied by receipts or other reasonable evidence of such demand. In the case of Impositions for which a contest is conducted pursuant to Section 11.2(f), the Indemnity Provider shall pay such Impositions or reimburse such Indemnified Person for such Impositions, to the extent not previously paid or reimbursed pursuant to subsection
         (a), prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under
         Section 11.2(f).

                  (iii) At the Indemnity Provider's request, the amount of any indemnification payment by the Indemnity Provider pursuant to subsection (a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Indemnity Provider and the Indemnified Person. The fees and expenses of such independent public accounting firm shall be paid by the Indemnity Provider unless such verification shall result in an adjustment in the Indemnity Provider's favor of fifteen percent (15%) or more of the payment as computed by the Indemnified Person, in which case such fee shall be paid by the Indemnified Person.

         (d) The Indemnity Provider shall be responsible for preparing and filing any real and personal property or ad valorem tax returns in respect of the Properties. In case any other report or tax return shall be required to be made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a) and of which the Indemnity Provider has knowledge or should have knowledge, the Indemnity Provider, at its sole cost and expense, shall notify the relevant Indemnified Person of such requirement and (except if such Indemnified Person notifies the Indemnity Provider that such Indemnified Person intends to prepare and file such report or return) (A) to the extent required or permitted by and consistent with Legal Requirements, make and file in the Indemnity Provider's name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnified Person, advise such Indemnified Person of such fact and prepare such return, statement or report for filing by such Indemnified Person or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Indemnity Provider under or arising out of subsection (a), provide such Indemnified Person at the Indemnity Provider's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a) no later than fifteen (15) days prior to the due date thereof. Such Indemnified Person shall, upon the Indemnity Provider's request and at the

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


         Indemnity Provider's expense, provide any data maintained by such Indemnified Person (and not otherwise available to or within the control of the Indemnity Provider) with respect to each Property which the Indemnity Provider may reasonably require to prepare any required tax returns or reports.

                  (e) As between the Indemnity Provider on one hand, and each Financing Party on the other hand, the Indemnity Provider shall be responsible for, and the Indemnity Provider shall indemnify and hold harmless each Financing Party (without duplication of any indemnification required by subsection (a)) on an After Tax Basis against, any obligation for United States or foreign withholding taxes or similar levies, imposts, charges, fees, deductions or withholdings (collectively, "Withholdings") imposed in respect of the interest payable on the Notes, Lessor Yield payable on the Lessor Advances or with respect to any other payments under the Operative Agreements (all such payments being referred to herein as "Exempt Payments" to be made without deduction, withholding or set off) (and, if any Financing Party receives a demand for such payment from any taxing authority or a Withholding is otherwise required with respect to any Exempt Payment, the Indemnity Provider shall discharge such demand on behalf of such Financing Party); provided, however, that the obligation of the Indemnity Provider under this Section 11.2(e) shall not apply to:

                           (i) Withholdings on any Exempt Payment to any
                  Financing Party which is a non-U.S. Person unless such Financing Party is, on the date hereof (or on the date it becomes a Financing Party hereunder) and on the date of any change in the principal place of business or the lending office of such Financing Party (provided that this Section 11.2(e)(i) shall not apply with respect to any change in a Financing Party's principal place of business or lending office unless such change subjects such Financing Party to additional U.S. Withholdings), entitled to and does timely submit to the Agent two (2) complete original signed copies of a Form W-8BEN or Form W-8ECI or successor applicable form, certifying in each case that such party is entitled under
                  Section 1442 of the Code or any other applicable provision thereof or under any applicable tax treaty or convention to receive payments pursuant to the Operative Agreements without deduction or withholding of United States federal income tax and is a foreign Person thereby entitled to an exemption from United States backup withholding taxes (except where the failure of the exemption results from a change in the principal place of business of the Lessee; provided if a failure of exemption for any Financing Party results from a change in the principal place of business or lending office of any other Financing Party, then such other Financing Party shall be liable for any Withholding or indemnity with respect thereto), or

                           (ii) Any U.S. Taxes imposed solely by reason of the
                  failure by a non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

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For the purposes of this Section 11.2(e), (A) "U.S. Person" shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income, (B) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, (C) "Form W-8BEN" shall mean Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) of the Department of the Treasury of the United States of America and (D) "Form W-8ECI" shall mean Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of Treasury of the United States of America. Each of the Forms referred to in the foregoing clauses (C) and (D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

         If a Financing Party or an Affiliate with whom such Financing Party files a consolidated tax return (or equivalent) subsequently receives the benefit in any country of a tax credit or an allowance resulting from U.S. Taxes with respect to which it has received a payment of an additional amount under this Section 11.2(e), such Financing Party will pay to the Indemnity Provider such part of that benefit as in the opinion of such Financing Party will leave it (after such payment) in a position no more and no less favorable than it would have been in if no additional payment had been required to be paid, provided always that (i) such Financing Party will be the sole judge of the amount of any such benefit and of the date on which it is received, (ii) such Financing Party will have the absolute discretion as to the order and manner in which it employs or claims tax credits and allowances available to it and (iii) such Financing Party will not be obliged to disclose to the Indemnity Provider any information regarding its tax affairs or tax computations.

         Each non-U.S. Person that shall become a Financing Party after the date hereof shall, upon the effectiveness of the related transfer or otherwise upon becoming a Financing Party hereunder, be required to provide all of the forms and statements referenced above or other evidences of exemption from Withholdings.

         (f) If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Impositions, the provisions in Section 11.1 relating to notification and rights to contest shall apply; provided, however, that the Indemnity Provider shall have the right to conduct and control such contest only if such contest involves a Tax other than a Tax on net income of the Indemnified Person and can be pursued independently from any other proceeding involving a Tax liability of such Indemnified Person.

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


                  (g) If any Indemnified Person shall receive a refund or rebate of any Tax paid by an Indemnity Provider pursuant to this Section 11.2, then the recipient thereof shall promptly repay the refund or rebate to the Indemnity Provider limited to the amount received and taking into account any Tax consequences arising in connection with the receipt thereof and the repayment contemplated by this Section 11.2(g); provided, however, such amounts shall not be repaid to the Indemnity Provider during the occurrence and continuance of any Event of Default under any Operative Agreements attributable to the Indemnity Provider, provided, further, if after a refund or rebate of any Tax, there occurs subsequent assessments with respect to such Tax, the provisions of
         Section 11.2(a) above shall apply.

         21.3. INCREASED COSTS, ILLEGALITY, ETC.

                  (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request hereafter adopted, promulgated or made by any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Financing Party of agreeing to make or making, funding or maintaining Advances, then the Lessee shall from time to time, upon demand by such Financing Party (with a copy of such demand to the Agent but subject to the terms of Section 2.11 of the Credit Agreement), pay to the Agent for the account of such Financing Party additional amounts sufficient to compensate such Financing Party for such increased cost. A certificate as to the amount of such increased cost, submitted to the Lessee and the Agent by such Financing Party, shall be conclusive and binding for all purposes, absent manifest error; provided, that upon request, the Lessee shall be entitled to review and verify non-confidential information of any Financing Party related to the determination as set forth in the certificate and discuss such non-confidential information of any Financing Party related to any such determination with such Financing Party.

                  (b) If any Financing Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law, but in each case promulgated or made after the date hereof) affects or would affect the amount of capital required or expected to be maintained by such Financing Party or any corporation controlling such Financing Party and that the amount of such capital is increased by or based upon the existence of such Financing Party's commitment to make Advances and other commitments of this type or upon the Advances, then, upon demand by such Financing Party (with a copy of such demand to the Agent but subject to the terms of Section 2.11 of the Credit Agreement), the Lessee shall pay to the Agent for the account of such Financing Party, from time to time as specified by such Financing Party, additional amounts sufficient to compensate such Financing Party or such corporation in the light of such circumstances, to the extent that such Financing Party reasonably determines such increase in capital to be allocable to the existence of such Financing Party's commitment to make such Advances. A certificate as to such amounts submitted to the Lessee and the Agent by such Financing Party shall be conclusive and binding for all purposes, absent manifest error; provided, that upon request, the Lessee shall be entitled to review and verify non-

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


         confidential information of any Financing Party related to the determination as set forth in the certificate and discuss such non-confidential information of any Financing Party related to any such determination with such Financing Party.

                  (c) Without affecting its rights under Sections 11.3(a), 21.3(b) or any other provision of any Operative Agreement, each Financing Party agrees that if there is any increase in any cost to or reduction in any amount receivable by such Financing Party with respect to which the Lessee would be obligated to compensate such Financing Party pursuant to Sections 11.3(a) or 11.3(b), such Financing Party shall use reasonable efforts to select an alternative office for Advances which would not result in any such increase in any cost to or reduction in any amount receivable by such Financing Party; provided, however, that no Financing Party shall be obligated to select an alternative office for Advances if such Financing Party determines that
         (i) as a result of such selection such Financing Party would be in violation of any applicable law, regulation, treaty, or guideline, or would incur additional costs or expenses or (ii) such selection would be inadvisable for regulatory reasons or materially inconsistent with the interests of such Financing Party.

                  (d) With reference to the obligations of the Lessee set forth in Sections 11.3(a) through 11.3(c), the Lessee shall not have any obligation to pay to any Financing Party amounts owing under such Sections for any period which is more than one (1) year prior to the date upon which the request for payment therefor is delivered to the Lessee.

                  (e) Notwithstanding any other provision of this Agreement, if any Financing Party shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Financing Party to perform its obligations hereunder to make or maintain its Loans or Lessor Advances on the basis of the Eurodollar Rate, then (i) such Loans or Lessor Advances will automatically, at the earlier of the end of the Interest Period for such Loans or Lessor Advances, or the date required by law, convert into Loans or Lessor Advances based on the ABR and (ii) the obligation of the Financing Parties to make, convert or continue its Loans or Lessor Advances on the basis of the Eurodollar Rate shall be suspended until the Agent shall notify the Lessee that such Financing Party has determined that the circumstances causing such suspension no longer exist.

         21.4. FUNDING/CONTRIBUTION INDEMNITY.

         Subject to the provisions of Section 2.11(a) of the Credit Agreement, the Lessee agrees to indemnify each Financing Party and to hold each Financing Party harmless from any loss or reasonable expense which such Financing Party may sustain or incur as a consequence of (a) any default in connection with the drawing of funds for any Advance, (b) any default in making any prepayment after a notice thereof has been given in accordance with the provisions of the Operative Agreements or (c) the making of a voluntary or involuntary payment of Loans or Lessor Advances based on the Eurodollar Rate on a day which is not the last day of an Interest

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


Period with respect thereto. Such indemnification shall be in an amount equal to the excess, if any, of (x) the amount of interest or Lessor Yield, as the case may be, which would have accrued on the amount so paid, or not so borrowed, accepted, converted or continued for the period from the date of such payment or of such failure to borrow, accept, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, accept, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable Eurodollar Rate plus the Applicable Percentage for such Loan or Lessor Advance, as the case may be, for such Interest Period over (y) the amount of interest (as determined by such Financing Party in its reasonable discretion) which would have accrued to such Financing Party on such amount by (i) (in the case of the Lenders) reemploying such funds in loans of the same type and amount during the period from the date of payment or failure to borrow to the last day of the then applicable Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure) and (ii) (in the case of the Lessor) placing such amount on deposit for a comparable period with leading banks in the relevant interest rate market. This covenant shall survive the termination of the Operative Agreements and the payment of all other amounts payable hereunder.

         21.5. EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE, STRICT LIABILITY, ETC.

         WITHOUT LIMITING THE GENERALITY OF THE INDEMNIFICATION PROVISIONS OF ANY AND ALL OF THE OPERATIVE AGREEMENTS AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PERSON PROVIDING INDEMNIFICATION OF ANOTHER PERSON UNDER ANY OPERATIVE AGREEMENT HEREBY FURTHER EXPRESSLY RELEASES EACH BENEFICIARY OF ANY SUCH INDEMNIFICATION FROM ALL CLAIMS FOR LOSS OR DAMAGE, DESCRIBED IN ANY OPERATIVE AGREEMENT, CAUSED BY ANY ACT OR OMISSION ON THE PART OF ANY SUCH BENEFICIARY ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY, AND INDEMNIFIES, EXONERATES AND HOLDS EACH SUCH BENEFICIARY FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, CLAIMS, LOSSES, COSTS, LIABILITIES, DAMAGES AND EXPENSES (INCLUDING WITHOUT LIMITATION ATTORNEY'S FEES AND EXPENSES), DESCRIBED ABOVE, INCURRED BY ANY SUCH BENEFICIARY (IRRESPECTIVE OF WHETHER ANY SUCH BENEFICIARY IS A PARTY TO THE ACTION FOR WHICH INDEMNIFICATION UNDER THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT IS SOUGHT) ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY.

         21.6. ADDITIONAL PROVISIONS REGARDING ENVIRONMENTAL INDEMNIFICATION.

         Each and every Indemnified Person shall at all times have the rights and benefits, and the Indemnity Provider shall have the obligations, in each case provided pursuant to the Operative Agreements with respect to environmental matters, violations of any Environmental Law, any

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Environmental Claim or other loss of or damage to any property or the environment relating to any Property, the Lease or the Indemnity Provider (including without limitation the rights and benefits provided pursuant to Section 11.1(c)).

SECTION 22.  MISCELLANEOUS.

         22.1. SURVIVAL OF AGREEMENTS.

         The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the transfer of any Property to the Lessor, the acquisition of any Property (or any of its components), the construction of any Improvements, any disposition of any interest of the Lessor in any Property, the payment of the Notes and the Lessor Advance and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Agreements. Except as otherwise expressly set forth herein or in other Operative Agreements, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of one or more Operative Agreements.

         22.2. NOTICES.

         All notices required or permitted to be given under any Operative Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered when delivered as addressed, or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

         If to the Lessee, to such entity at the following address:

                   West Facilities Corporation
                   11808 Miracle Hills Drive
                   Omaha, Nebraska 68154
                   Attention:    Paul M. Mendlik, Chief Financial Officer
                   Telephone:    (402) 963-1200
                   Telecopy:     (402) 963-1619

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


         If to the Lessor, to it at the following address:

                   Wachovia Development Corporation
                   c/o Wachovia Securities, Inc.
                   One Wachovia Center
                   201 South College Street
                   Charlotte, North Carolina  28288
                   Attention:        Gabrielle Braverman
                   Telephone:        (704) 383-1967
                   Telecopy:         (704) 383-8108

         If to the Agent, to it at the following address:

                   Wachovia Bank, National Association
                   301 South College Street
                   Charlotte, North Carolina  28288-5708
                   Attention:        Angela Abessinio
                   Telephone:        (704) 383-9334
                   Telecopy:         (704) 383-7989

         If to any Lender, to it at the address set forth for such Lender in
Schedule 2.1 of the Credit Agreement.

         From time to time any party may designate additional parties and/or another address for notice purposes by notice to each of the other parties hereto. Each notice hereunder shall be effective upon receipt or refusal thereof.

         22.3. COUNTERPARTS.

         This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one (1) and the same instrument.

         12.4.    TERMINATIONS, AMENDMENTS, WAIVERS, ETC.; UNANIMOUS VOTE
                  MATTERS.

         Each of the parties hereto agrees that:

                  (a) except as expressly provided in subsections (b) and (c) below and except for the Unanimous Vote Matters, each Operative Agreement may only be terminated, amended, modified, extended supplemented, restated, replaced or waived upon the approval in writing by the Borrower, the Agent, the Majority Secured Parties, the Lessee (to the extent the Lessee is a party to such Operative Agreement) and, with respect to the Guaranty only, the Guarantors; provided, each termination, amendment, modification, extension, supplement, restatement, replacement or waiver regarding any Operative Agreement, which adversely affects the rights of the Lessee shall also require the written consent of the Lessee (not to be unreasonably withheld or delayed) unless a Lease

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


         Default or Lease Event of Default shall have occurred and be continuing, provided, further, that each termination, amendment, modification, extension, supplement, restatement, replacement or waiver regarding any Operative Agreement shall also require the written consent of each Financing Party affected thereby (the "Unanimous Vote Matters"), so as to

                           (i) except for a pro rata reduction in each such Lend
                  Commitment and/or Lessor Commitment or, regarding the Lender Commitment, as otherwise provided in Section 2.5 of the Credit Agreement, reduce the Lender Commitments and/or the Lessor Commitments or extend the scheduled date of maturity of any Note;

                           (ii) extend the scheduled Expiration Date or extend
                  any payment date of any Note or Lessor Advance;

                           (iii) reduce the stated rate of interest payable on
                  any Note or reduce the stated Lessor Yield payable on any Lessor Advance (other than as a result of waiving the applicability of any post-default increase in interest rates or Lessor Yields);

                           (iv) modify the priority of any Lien in favor of the
                  Agent under any Security Document;

                           (v) subordinate any obligation owed to such Lender or
                  the Lessor;

                           (vi) extend the expiration date of such Lender's
                  Lender Commitment or the Lessor Commitment of the Lessor;

                           (vii) terminate, amend, supplement, waive, discharge
                  or modify any provision of this Section 12.4 or reduce the percentages specified in the definitions of Majority Lenders or Majority Secured Parties;

                           (viii) release a material portion of the Collateral
                  (except in accordance with Section 8.8);

                           (ix) release the Borrower or the Lessee from its
                  obligations under any Operative Agreement or otherwise alter any payment obligations of the Borrower or the Lessee to the Lessor or any Financing Party under the Operative Agreements;

                           (x) terminate, amend, supplement, waive, discharge or
                  modify any provision of Section 8.6 of this Agreement;

                           (xi) impose any additional affirmative obligation or
                  requirement on the applicable Financing Party, make any existing obligations of the applicable Financing Party materially more onerous, or further obligate, prohibit or restrict

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


                  the applicable Financing Party or its right, title or interest under the Operative Agreements in any material manner; or

                           (xii) modify or amend any definition so as to affect
                  the matters described in the foregoing (i)-(xi).

                  (b) the Mortgage Instrument (and any UCC Financing Statement related thereto) may only be terminated, amended, modified, extended supplemented, restated, replaced or waived upon the approval in writing by the Borrower, the Lessor, (to the extent relating to the Lessee as opposed to relating to the Borrower) the Lessee and (to the extent relating to the Lien in favor of the Lenders under such Mortgage Instrument or UCC Financing Statement) the Majority Lenders.

                  (c) each termination, amendment, modification, extension, supplement, restatement, replacement or waiver regarding any Operative Agreement affecting Sections 4.1, 8.2, 8.3, 9.1, 10.1, 10.2, 11.1,
         12.1, 13.1, 13.2, 14.1, 14.2, 14.3, 15.1, 15.2, 15.3, 16.1, 16.2, 18.1,
         19.1, 19.2, 20.2, 20.3 (excluding all provisions related to payments in Sections 20.2 or 20.3), 22.1, 22.4, 22.5, 23.1 or 24.1 of the Lease or
         affecting in any way the Collateral or any Property requires the consent of the Lessor.

         Any such termination, amendment, supplement, waiver, discharge or modification approved, executed, adopted or consented to pursuant to this
Section 12.4 shall apply equally to each of the Lenders and the Lessor and shall be binding upon all the parties to this Agreement. In the case of any waiver, each party to this Agreement shall be restored to its former position and rights under the Operative Agreements, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         If, at a time when the conditions precedent set forth in the Operative Agreements to any Lessor Advance are, in the reasonable opinion of the Agent, satisfied, the Lessor shall fail to fulfill its obligations to make such Lessor Advance, then, for so long as such failure shall continue, the Lessor shall (unless the Lessee and the Majority Secured Parties, determined as if the Lessor were not a "Financing Party", shall otherwise consent in writing) be deemed for all purposes relating to terminations, amendments, supplements, waivers, discharges or modifications under the Operative Agreements to have no Lessor Advances for purposes of performing the computation of Majority Secured Parties, and shall have no rights under this Section 12.4; provided that any action taken with respect to a Unanimous Vote Matter shall not be effective as against the Lessor without the Lessor's consent.

         If, at a time when the conditions precedent set forth in the Operative Agreements to any Loan are, in the reasonable opinion of the Agent, satisfied, any Lender shall fail to fulfill its obligations to make such Loan, then, for so long as such failure shall continue, such Lender shall (unless the Lessee and the Majority Secured Parties, determined as if such Lender were not a "Financing Party", shall otherwise consent in writing) be deemed for all purposes relating to terminations, amendments, supplements, waivers, discharges or modifications under the Operative Agreements to have no Loans for purposes of performing the computation of Majority

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


Secured Parties, and shall have no rights under this Section 12.4; provided that any action taken with respect to a Unanimous Vote Matter shall not be effective as against such Lender without such Lender's consent.

         22.5. HEADINGS, ETC.

         The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         22.6. PARTIES IN INTEREST.

         Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto.

         22.7. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; VENUE.

                  (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE LAWS OF THE STATE WHERE A PARTICULAR PROPERTY IS LOCATED ARE REQUIRED TO APPLY. Any legal action or proceeding with respect to this Agreement or any other Operative Agreement may be brought in the courts of the State of North Carolina in Mecklenburg County or of the United States for the Western District of North Carolina, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the parties to this Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 12.2, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or to otherwise proceed against any party in any other jurisdiction.

                  (b) EACH OF THE PARTIES HERETO IRREVOCABLY AND
         UNCONDITIONALLY, TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO ANY DISPUTE OR THIS AGREEMENT, ANY OTHER OPERATIVE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  (c) Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the

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


         aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Operative Agreement brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         Subject to the other applicable provisions of the Operative Agreements, the parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable:
(i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceedings; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.

         Each party to this Agreement agrees that it shall not have a remedy of punitive or exemplary damages against any other party in any Dispute and hereby waives any right or claim to punitive or exemplary damages it has now or which may arise in the future in connection with any Dispute.

         22.8. SEVERABILITY.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         22.9. LIABILITY LIMITED.

         Anything to the contrary contained in this Agreement, the Credit Agreement, the Notes or in any other Operative Agreement notwithstanding, no Exculpated Person shall be personally liable in any respect for any liability or obligation arising hereunder or in any other Operative Agreement including without limitation the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in the Credit Agreement, the Notes, this Agreement, the Security Agreement or any of the other Operative Agreements. The Primary Financing Parties agree that, in the event any remedies under any Operative Agreement are pursued, neither the Primary Financing Parties nor the Agent shall have any recourse against any Exculpated Person, for any deficiency, loss or Claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the Borrower's Interest (excluding Excepted Payments) and the Lessee (with respect to the Lessee's obligations under the Operative Agreements); but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the

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


Borrower's Interest (excluding Excepted Payments) in respect of any and all liabilities, obligations and undertakings contained herein and/or in any other Operative Agreement. Notwithstanding the provisions of this Section, nothing in any Operative Agreement shall: (i) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes arising under any Operative Agreement or secured by any Operative Agreement, but the same shall continue until paid or discharged; (ii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the damages arising by reason of): active waste knowingly committed by any Exculpated Person with respect to any Property, any fraud, gross negligence or willful misconduct on the part of any Exculpated Person; (iii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over) (A) except for Excepted Payments, misappropriation or misapplication by the Lessor (i.e., application in a manner contrary to any of the Operative Agreements) of any insurance proceeds or condemnation award paid or delivered to the Lessor by any Person other than the Agent, (B) except for Excepted Payments, any deposits or any escrows or amounts owed by the Lessee held by the Lessor or (C) except for Excepted Payments, any rent or other income received by the Lessor from the Lessee that is not turned over to the Agent; or (iv) affect or in any way limit the Agent's rights and remedies under any Operative Agreement with respect to the Rents and rights and powers of the Agent under the Operative Agreements or to obtain a judgment against the Lessee's interest in the Properties or the Agent's rights and powers to obtain a judgment against the Lessor or the Lessee (provided, that no deficiency judgment or other money judgment shall be enforced against any Exculpated Person except to the extent of the Lessor's interest in the Borrower's Interest (excluding Excepted Payments) or to the extent the Lessor may be liable as otherwise contemplated in clauses (ii) and (iii) of this
Section 12.9).

         22.10. RIGHTS OF THE LESSEE.

         If at any time all obligations (i) of the Borrower under the Credit Agreement, the Security Documents and the other Operative Agreements and (ii) of the Credit Parties under the Operative Agreements have in each case been satisfied or discharged in full, then the Lessee shall be entitled to (a) terminate the Lease and (b) receive all amounts then held under the Operative Agreements and all proceeds with respect to any of the Properties. Upon the termination of the Lease pursuant to the foregoing clause (a), the Lessor shall transfer to the Lessee all of its right, title and interest free and clear of the Lien of the Lease, the Lien of the Security Documents and all Lessor Liens in and to any Properties then subject to the Lease and any amounts or proceeds referred to in the foregoing clause (b) shall be paid over to the Lessee.

         22.11. FURTHER ASSURANCES.

         The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including without limitation the preparation, execution and filing of any and all Uniform Commercial Code financing statements, filings of Mortgage Instruments and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, at its own expense and without need of any prior request from any other party, shall take such action as may be necessary (including without limitation any action specified in the preceding sentence), or (if the Lessor or the Agent shall so request) as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Agreement. In addition, in connection with the sale or other disposition of any Property or any portion thereof, the Lessee agrees to execute such instruments of conveyance as may be reasonably required in connection therewith.

         22.12. CALCULATIONS UNDER OPERATIVE AGREEMENTS.

         The parties hereto agree that all calculations and numerical determinations to be made under the Operative Agreements by the Lessor shall be made by the Agent and that such calculations and determinations shall be conclusive and binding on the parties hereto in the absence of manifest error; provided, that upon request, the Lessee shall be entitled to review and verify non-confidential information of any Financing Party related to the determination as set forth in the certificate and discuss such non-confidential information of any Financing Party related to any such determination with such Financing Party.

         22.13. CONFIDENTIALITY.

         Each Financing Party severally agrees to use reasonable efforts to keep confidential all non-public information pertaining to the Credit Party or any of their Subsidiaries which is provided to it by any Credit Party or any of their Subsidiaries and which an officer of any Credit Party or any of their Subsidiaries has requested in writing be kept confidential, and shall not intentionally disclose such information to any Person except:

                  (a) to the extent such information is public when received by such Person or becomes public thereafter due to the act or omission of any party other than such Person;

                  (b) to the extent such information is independently obtained from a source other than any Credit Party or any of their Subsidiaries and such information from such source is not, to such Person's knowledge, subject to an obligation of confidentiality or, if such information is subject to an obligation of confidentiality, that disclosure of such information is permitted;

                  (c) to counsel, auditors or accountants retained by any such Person or any Affiliates of any such Person (if such Affiliates are permitted to receive such information pursuant to clause (f) or (g) below), provided they agree to keep such information confidential as if such Person or Affiliate were party to this Agreement and to financial institution regulators, including examiners of any Financing Party or any Affiliate thereof in the course of examinations of such Persons;

                  (d) in connection with any litigation or the enforcement or preservation of the rights of any Financing Party under the Operative Agreements;

                  (e) to the extent required by any applicable statute, rule or regulation or court order (including without limitation, by way of subpoena) or pursuant to the request of any regulatory or Governmental Authority having jurisdiction over any such Person; provided, however, that such Person shall endeavor (if not otherwise prohibited by Law) to notify the Parent prior to any disclosure made pursuant to this clause
         (e), except that no such Person shall be subject to any liability whatsoever for any failure to so notify the Parent;

                  (f) any Financing Party may disclose such information to another Financing Party or to any Affiliate of a Financing Party that is a direct or indirect owner of any Financing Party;

                  (g) any Financing Party may disclose such information to an Affiliate of any Financing Party to the extent required in connection with the transactions contemplated hereby or to the extent such Affiliate is involved in, or provides advice or assistance to such Person with respect to, such transactions (provided, in each case that such Affiliate has agreed in writing to maintain confidentiality as if it were such Financing Party (as the case may be)); or

                  (h) to the extent disclosure to any other financial institution or other Person is appropriate in connection with any proposed or actual assignment or grant of a participation by any of the Lenders of interests in the Credit Agreement or any Note to such other financial institution (who will in turn be required by the Agent to agree in writing to maintain confidentiality as if it were a Lender originally party to this Agreement).

         Subject to the foregoing terms of Sections 12.13(a)-12.13(h), under the terms of any one or more of which circumstances disclosure shall be permitted, each Financing Party severally agrees to use reasonable efforts to keep confidential all non-public information pertaining to the financing structure described in the unrecorded Operative Agreements.

         22.14. FINANCIAL REPORTING/TAX CHARACTERIZATION.

         The Lessee agrees to obtain advice from its own accountants and tax counsel regarding the financial reporting treatment and the tax characterization of the transactions described in the Operative Agreements. Except as expressly stated in Sections 6.1(q) and 8.2(e) hereof, the Lessee further agrees that the Lessee shall not rely upon any statement (including without limitation the representations and warranties of the Borrower or any Financing Party, the covenants or any information provided in accordance with the covenants of the Lessor or any other Financing Party) of any Financing Party or any of their respective Affiliates and/or Subsidiaries regarding any such financial reporting treatment, accounting treatment and/or tax characterization. For federal income tax purposes, Lessor and Lessee agree to consistently treat Lessee as the owner of each Property. Accordingly, unless prohibited by applicable Law or unless otherwise previously determined by a court of competent jurisdiction pursuant to the contest provisions of Section 11.2(f) hereof, Lessor and Lessee agree, for federal income tax purposes, (i) to treat Lessee as the owner of each Property and (ii) not to take any action or position inconsistent with such treatment on or with respect to their Federal income tax returns.

                            [signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    WEST FACILITIES CORPORATION, as the
                                    Lessee

                                    By:  /s/ Paul M. Mendlik
                                        ---------------------------------
                                    Name: Paul M. Mendlik
                                    Title: Chief Financial Officer

                           (signature pages continue)

                                                         Participation Agreement
                                                             West Lease Facility

WEST CORPORATION, as the Parent and as a Guarantor

                                    By: /s/ Paul M. Mendlik
                                       ----------------------------------
                                    Name: Paul M. Mendlik
                                    Title: Chief Financial Officer

                           (signature pages continue)

                                                         Participation Agreement
                                                             West Lease Facility

                                    WEST TELEMARKETING CORPORATION,
                                    as a Guarantor

                                    By: /s/ Paul M. Mendlik
                                       ----------------------------------
                                    Name: Paul M. Mendlik
                                    Title: Chief Financial Officer

                                    WEST TELEMARKETING CORPORATION II,
                                    as a Guarantor

                                    By: /s/ Paul M. Mendlik
                                       ----------------------------------
                                    Name: Paul M. Mendlik
                                    Title: Chief Financial Officer

                                    WEST TELEMARKETING CORPORATION
                                    OUTBOUND, as a Guarantor

                                    By: /s/ Paul M. Mendlik
                                       ----------------------------------
                                    Name: Paul M. Mendlik
                                    Title: Chief Financial Officer

                                    DAKOTAH DIRECT II, L.L.C., as a Guarantor

                                    By: West Telemarketing Corporation Outbound,
                                        as Member

                                    By: /s/ Paul M. Mendlik
                                       ----------------------------------
                                    Name: Paul M. Mendlik
                                    Title: Chief Financial Officer

                           (signature pages continue)

                                                         Participation Agreement
                                                             West Lease Facility

                                    WEST INTERACTIVE CORPORATION,
                                    as a Guarantor

                                    By: /s/ Paul M. Mendlik
                                       ----------------------------------
                                    Name: Paul M. Mendlik
                                    Title: Chief Financial Officer

                                    WEST DIRECT, INC.,
                                    as a Guarantor

                                    By: /s/ Paul M. Mendlik
                                       ----------------------------------
                                    Name: Paul M. Mendlik
                                    Title: Treasurer

                                    ATTENTION, LLC, as a Guarantor

                                    By: /s/ Paul M. Mendlik
                                       ----------------------------------
                                    Name: Paul M. Mendlik
                                    Title: Manager

                                    TEL MARK SALES, INC., as a Guarantor

                                    By: /s/ Paul M. Mendlik
                                       ----------------------------------
                                    Name: Paul M. Mendlik
                                    Title: Chief Financial Officer

                           (signature pages continue)

                                                         Participation Agreement
                                                             West Lease Facility

                                    NORTHERN CONTACT, INC., as a
                                    Guarantor

                                    By: /s/ Paul M. Mendlik
                                       ----------------------------------
                                    Name: Paul M. Mendlik
                                    Title: Chief Financial Officer

                                    INTERCALL HOLDING CORPORATION,
                                    as a Guarantor

                                    By: /s/ Paul M. Mendlik
                                       ----------------------------------
                                    Name: Paul M. Mendlik
                                    Title: Chief Financial Officer

                                    INTERCALL, INC., as a guarantor

                                    By: /s/ Paul M. Mendlik
                                       ----------------------------------
                                    Name: Paul M. Mendlik
                                    Title: Chief Financial Officer

                                    ITC SERVICE COMPANY, as a Guarantor

                                    By: /s/ Paul M. Mendlik
                                       ----------------------------------
                                    Name: Paul M. Mendlik
                                    Title: Chief Financial Officer

                           (signature pages continue)

                                                         Participation Agreement
                                                             West Lease Facility

                                ITC TELECOM VENTURES, INC., as a Guarantor

                                By: /s/ Paul M. Mendlik
                                    -------------------------------------
                                Name: Paul M. Mendlik
                                Title: Chief Financial Office

                                ITC WIRELESS INC., as a Guarantor

                                By: /s/ Paul M. Mendlik
                                    -------------------------------------
                                Name: Paul M. Mendlik
                                Title: Chief Financial Officer

                                INVIEW, INC., as a Guarantor

                                By: /s/ Paul M. Mendlik
                                    -------------------------------------
                                Name: Paul M. Mendlik
                                Title: Chief Financial Officer

                                INTERCALL WEB CONFERENCING, INC.,
                                as a Guarantor

                                By: /s/ Paul M. Mendlik
                                    -------------------------------------
                                Name: Paul M. Mendlik
                                Title: Chief Financial Officer

                           (signature pages continue)

                                                         Participation Agreement
                                                             West Lease Facility

                                WACHOVIA DEVELOPMENT CORPORATION,
                                as the Borrower and as the Lessor

                                By: /s/ Evander S. Jones, Jr.
                                    -------------------------------------
                                Name: Evander S. Jones, Jr.
                                Title: Vice President

                           (signature pages continue)

                                                         Participation Agreement
                                                             West Lease Facility

               WACHOVIA BANK, NATIONAL ASSOCIATION, as the Agent

                                By: /s/ Evander S. Jones, Jr.
                                    -------------------------------------
                                Name: Evander S. Jones, Jr.
                                Title: Vice President

                           (signature pages continue)

                                                         Participation Agreement
                                                             West Lease Facility

                                WACHOVIA CAPITAL INVESTMENTS, INC., as a Lender

                                By: /s/ Evander S. Jones, Jr.
                                    -------------------------------------
                                Name: Evander S. Jones, Jr.
                                Title: Vice President

                              (signature pages end)

                                                         Participation Agreement
                                                             West Lease Facility

                                   Schedule 1

                               GCA Permitted Liens

      Debtor            Secured Party     Jurisdiction   Filing Type   Filing Date         Description of Collateral
------------------    -----------------   ------------   -----------   -----------   ------------------------------------
 West Corporation         Lombard US        Delaware        UCC-1        8/1/02;          Certain equipment under the
                          Equipment                      (#21910276)     amended     Equipment Loan Agreement, dated July
                           Finance                                       8/28/02                22, 2002 among
                         Corporation                                                  West Corporation, West Interactive
                                                                                                 Corporation,
                                                                                          Dakotah Direct II, L.L.C.,
                                                                                     West Telemarketing Corporation, West
                                                                                      Telemarketing Corporation Outbound
                                                                                                and Lombard US

West Telemarketing        Lombard US        Delaware        UCC-1        8/1/02;          Certain equipment under the
    Corporation           Equipment                      (#21910615)     amended     Equipment Loan Agreement dated July
                           Finance                                       8/28/02                22, 2002 among
                         Corporation                                                  West Corporation, West Interactive
                                                                                                 Corporation,
                                                                                          Dakotah Direct II, L.L.C.,
                                                                                     West Telemarketing Corporation, West
                                                                                      Telemarketing Corporation Outbound
                                                                                       and Lombard US Equipment Finance
                                                                                                 Corporation

West Telemarketing     Banc of America      Delaware        UCC-1        11/26/01     Certain equipment specified therein
    Corporation           Leasing &                      (#11792659)
      Outbound           Capital, LLC

West Telemarketing        Lombard US        Delaware        UCC-1        8/1/02;          Certain equipment under the
    Corporation            Equipment                     (#21910680)     amended      Equipment Loan Agreement dated July
      Outbound              Finance                                      8/28/02                22, 2002 among
                         Corporation                                                  West Corporation, West Interactive
                                                                                                 Corporation,
                                                                                          Dakotah Direct II, L.L.C.,
                                                                                     West Telemarketing Corporation, West
                                                                                      Telemarketing Corporation Outbound
                                                                                       and Lombard US Equipment Finance
                                                                                                 Corporation

West Telemarketing      Dell Financial      Delaware        UCC-1        4/18/03      Certain equipment specified therein
    Corporation            Services                      (#31015273)
      Outbound

West Interactive       Banc of America      Delaware        UCC-1        1/22/02      Certain equipment specified therein
    Corporation       Leasing & Capital                  (#20367825)

 West Interactive     Banc of America       Delaware        UCC-1        2/22/02      Certain equipment specified therein
                                                         (#20470405)

                                                         Participation Agreement
                                                             West Lease Facility

      Debtor            Secured Party     Jurisdiction   Filing Type   Filing Date         Description of Collateral
------------------    -----------------   ------------   -----------   -----------   ------------------------------------
    Corporation       Leasing & Capital

 West Interactive      Banc of America      Delaware        UCC-1        4/4/02       Certain equipment specified therein
    Corporation       Leasing & Capital                  (#20842843)

 West Interactive      Banc of America      Delaware        UCC-1        4/23/02      Certain equipment specified therein
    Corporation       Leasing & Capital                  (#20999775)

 West Interactive      Banc of America      Delaware        UCC-1        7/8/02       Certain equipment specified therein
    Corporation       Leasing & Capital                  (#21646987)

 West Interactive         Lombard US        Delaware        UCC-1        8/1/02;          Certain equipment under the
    Corporation            Equipment                     (#21910599)     amended      Equipment Loan Agreement dated July
                            Finance                                      8/28/02                22, 2002 among
                          Corporation                                                 West Corporation, West Interactive
                                                                                                 Corporation,
                                                                                          Dakotah Direct II, L.L.C.,
                                                                                     West Telemarketing Corporation, West
                                                                                      Telemarketing Corporation Outbound
                                                                                       and Lombard US Equipment Finance
                                                                                                 Corporation

 West Interactive     Nortel Networks       Delaware        UCC-1        2/3/03           Certain equipment specified
    Corporation                                          (#30295330)                  therein. This lien is pursuant to a
                                                                                            Maintenance Agreement.

****Dakotah Direct          EIS             Illinois        UCC-1        5/27/99      Certain equipment specified therein
      II, LLC         International,                     (#004042454)
                           Inc.

Dakotah Direct II,      Lombard US          Delaware        UCC-1        8/28/02          Certain equipment under the
        LLC              Equipment                       (#22175549)                  Equipment Loan Agreement dated July
                          Finance                                                               22, 2002 among
                        Corporation                                                   West Corporation, West Interactive
                                                                                                 Corporation,
                                                                                          Dakotah Direct II, L.L.C.,
                                                                                     West Telemarketing Corporation, West
                                                                                      Telemarketing Corporation Outbound
                                                                                       and Lombard US Equipment Finance
                                                                                                 Corporation

   InterCall New        Telecom New            N/A        No filing      Security        Telecommunications Equipment
   Zealand, Ltd.       Zealand, Ltd.                                     interest     purchased from Telecom by InterCall
                                                                        granted to                     N.Z.
                                                                        Telecom on
                                                                          8/9/02

  InterCall, Inc.    Sun Microsystems          N/A        No filing      Security         Specified office equipment
                          Finance                                        interest
                                                                        granted on
                                                                         11/7/02

                                                         Participation Agreement
                                                             West Lease Facility

Note:    1. See Schedule 3 for GCA Liens on real property.

         2. **** denotes those GCA Liens that are in the process of being terminated and released as no Indebtedness is outstanding under the original obligation that such GCA Lien secured.

                                                         Participation Agreement
                                                             West Lease Facility

                                   Schedule 2

                             Subsidiary Information

                      Jurisdiction of      No. of      Outstanding        Owner of       No. of   Percentage
                       Incorporation    Outstanding     Warrants,        Outstanding     Shares    of Shares
     Subsidiary        /Organization       Shares     Options, Etc.        Shares         Owned      Owned
--------------------  ---------------   -----------   -------------   ----------------   ------   ----------
 West Telemarketing       Delaware         10,000           0         West Corporation   10,000      100%
    Corporation

 West Telemarketing       Delaware         10,000           0               West         10,000      100%
   Corporation II                                                       Telemarketing
                                                                         Corporation

 West Telemarketing       Delaware         10,000           0         West Corporation   10,000      100%
    Corporation
      Outbound

   West Facilities        Delaware         10,000           0         West Corporation   10,000      100%
    Corporation

  West Interactive        Delaware         10,000           0         West Corporation   10,000      100%
    Corporation

 West Direct, Inc.        Delaware         10,000           0         West Corporation   10,000      100%

Tel Mark Sales, Inc.      Delaware         10,000           0         West Corporation   10,000      100%

   Attention, LLC         Georgia                                     West Corporation               100%

 Northern Contact,        Delaware         10,000           0               West         10,000      100%
        Inc.                                                            Telemarketing
                                                                         Corporation

 Dakotah Direct II,       Delaware                                          West                     100%
       L.L.C.                                                           Telemarketing
                                                                         Corporation
                                                                          Outbound

Telecommunications        Missouri         10,000           0               West         10,000      100%
  Resources, Inc.                                                       Telemarketing
                                                                         Corporation
                                                                          Outbound

 West International       Delaware          1,000           0         West Corporation    1,000      100%
    Corporation

 West Telemarketing     Nova Scotia,       10,000           0             Northern       10,000      100%
    Canada, ULC            Canada                                       Contact, Inc.

  West Interactive        Delaware         10,000           0         West Interactive   10,000      100%
    Canada, Inc.                                                         Corporation

                                                         Participation Agreement
                                                             West Lease Facility

 Attention Funding,       Delaware                                     Attention, LLC                100%
       L.L.C.

 InterCall Holding        Delaware         10,000           0         West Corporation   10,000      100%
 Corporation (f/k/a
    ITC Holding
   Company, Inc.)

  InterCall, Inc.         Delaware            100           0             InterCall         100      100%
                                                                           Holding
                                                                         Corporation

ITC Service Company       Georgia             500           0          InterCall, Inc.      500      100%

    ITC Telecom           Delaware           1000           0          InterCall, Inc.     1000      100%
   Ventures, Inc.

 ITC Wireless, Inc.       Delaware           1000           0            ITC Service       1000      100%
                                                                           Company

    InView, Inc.          Delaware            100           0          InterCall, Inc.      100      100%

   InterCall Web          Delaware            100           0          InterCall, Inc.      100      100%
 Conferencing, Inc.

  InterCall, Inc.      New Brunswick          100           0          InterCall, Inc.      100      100%

InterCall Australia      Australia            100           0          InterCall, Inc.      100      100%
     Pty. Ltd.

InterCall Singapore      Singapore              2           0          InterCall, Inc.        2      100%
     Pte. Ltd.

InterCall Hong Kong      Hong Kong         10,000           0          InterCall, Inc.    9,998       99%
Pty. Ltd.(1)

   InterCall Asia        Australia            100           0          InterCall, Inc.      100      100%
  Pacific Holdings
     Pty. Ltd.

   InterCall New        New Zealand           100           0          InterCall, Inc.      100      100%
  Zealand Limited

     InterCall         United Kingdom          10           0          InterCall, Inc.       10      100%
    Conferencing
  Services Limited

   Legal Connect           United               2           0             InterCall           2      100%

--------
(1) Disclosure Memorandum for Acquisition states: "InterCall, Inc. holds 9,998 shares, Robert Lamb holds one share and Simon Chen holds one share; Robert Lamb and Simon Chen are both Employees of InterCall, Inc. or one of its Subsidiaries, and each of Messrs. Lamb and Chen have entered into a Declaration of Trust whereby InterCall, Inc. is the beneficial owner of all of the shares held by each of them. Mr. Lamb is in the process of transferring his one share to InterCall Web Conferencing, Inc., and Simon Chen is in the process of transferring his one share to InterCall, Inc. The shares being transferred will be subject to an assessment of a nominal stamp duty."

                                                         Participation Agreement
                                                             West Lease Facility

Limited             Kingdom                                           Conferencing
                                                                    Services Limited

                                                         Participation Agreement
                                                             West Lease Facility

                                   Schedule 3

                            Location of Real Property

Owned Real Property:

1. Approximately 0.39 acres owned by InterCall, Inc. located at 802 First Avenue, West Point, Troup County, Georgia 31833.

2. Approximately 2.54 acres owned by InterCall, Inc. located at 1239 O.G. Skinner Drive, West Point, Troup County, Georgia 31833.

3. 3300 20th Avenue, Valley, Chambers County, Alabama, owned by InterCall, Inc. Title to this property is subject to the following:

                  (a) Lease by Powertel, Inc. of 1,800 square feet by lease dated June 3, 2000.

4. Approximately 5.69 acres owned by InterCall, Inc. located at 1211 O.G. Skinner Drive, West Point, Troup County, Georgia 31833.

5. 401 E. 4th Street, West Point, Troup County, Georgia 31833, owned by InterCall, Inc.

6. 403 E. 4th Street, West Point, Troup County, Georgia 31833, owned by InterCall, Inc.

7. 620 Greison Trail, Newnan, Coweta County, Georgia 31833, owned by InterCall, Inc.

8. Approximately 14 acres of land adjacent to O.G. Skinner Dr. (a.k.a. Pittman Street), West Point, Troup County, Georgia 31833, owned by InterCall, Inc.

9. Approximately 1.63 acres located adjacent to and south of property described herein as 1211 O.G. Skinner Drive, West Point, Troup Count, Georgia 31833, owned by InterCall, Inc.

10. 11808 Miracle Hills Dr., Omaha, Douglas County, Nebraska 68154, owned by West Corporation and subject to that certain Mortgage Agreement, by and between West Corporation and First National Bank of Omaha.

11. 5031 Commerce Park Circle, Pensacola, Escambia County, Florida 32507, owned by West Corporation (f/k/a West TeleServices Corporation).

12. 2311 S. Illinois Ave. US Route 51, Carbondale, Jackson County, Illinois 62901, owned by West Telemarketing Corporation Outbound.

13. 1015 Belvidere, El Paso, El Paso County, Texas 79912, owned by West Telemarketing Corporation Outbound.

14.      Buildings 1000, 2000, 3000 and 5000, 11330 IH 10 West, San Antonio,
         Bexar County, Texas 78249, owned by West Telemarketing Corporation Outbound.

15. Building 7000, 10931 Laureate Drive, San Antonio, Bexar County, Texas 78349, leased by West Facilities Corporation and subject to that certain synthetic lease transaction (see Schedule 61.(b)).

                                                         Participation Agreement
                                                             West Lease Facility

16. Building 8000, 10940 Laureate Drive, San Antonio, Bexar County, Texas 78349, owned by West Telemarketing Corporation Outbound.

Leased Real Property:

1. Lease to InterCall, Inc., as lessee, for the 5th Floor, Suite 508, 232 Madison Avenue, New York, New York 10016.

2. Lease to InterCall, Inc., as lessee, for approximately 2,489 rsf, known as Suite 495, Glenridge Highlands I, 5555 Glenridge Connector, Atlanta, Georgia 30342.

3. Lease to InterCall, Inc., as lessee, for approximately 2,222 rsf at Corporate Center, 110 East Broward Boulevard, Ft. Lauderdale, Florida 33301.

4. Lease to InterCall, Inc., as lessee, for approximately 3,715 rsf, known as 3601 West 76th Street, Edina, Minnesota 55435.

5. Lease to InterCall, Inc., as lessee, for approximately 1,440 rsf, known as Suite 150, Lake Forest Place, 4445 Lake Forest Drive, Cincinnati, Ohio 45242.

6. Lease to InterCall, Inc., as lessee, for approximately 3,323 rsf, known as Suite 1110, Prentice Point, 5299 DTC Boulevard, Englewood, Colorado 80111.

7. Lease to InterCall, Inc., as lessee, for approximately 2,681 rsf, known as Suite 1060, 3 Ballston Plaza, 1100 North Glebe Road, Arlington, Virginia 22201.

8. Lease to InterCall, Inc., as lessee, for approximately 2,867 rsf, known as Suite 414, 3 Bala Plaza, Bala Cynwyd, Pennsylvania 19004.

9. Lease to InterCall, Inc., as lessee, for approximately 4,689 rsf, known as Suite 210, 990 Washington Street, Dedham, Massachusetts 02026.

10. Lease to InterCall, Inc., as lessee, for approximately 3,214 rsf, known as 99 Cherry Hill Road, Parsippany, New Jersey 07054.

11. Lease to InterCall, Inc., as lessee, for office space at 80 Broad Street, New York, New York 10004-2009.

12. Lease to InterCall, Inc., as lessee, for approximately 3,355 rsf, known as Suite 840, 433 East Las Colinas Boulevard, Irving, Texas 75039.

13. Lease to InterCall, Inc., as lessee, for approximately 2,796 rsf at 2700 Post Oak Boulevard, Houston, Texas 77056.

14. Lease to InterCall, Inc., as lessee, for 1001 Southwest 5th Ave., Suite 110, Portland, Oregon 97204.

15. Lease to InterCall, Inc., as lessee, for approximately 3,110 rsf, known as Suite 220, 18201 Von Karman Ave., Irvine, California 92612.

                                                         Participation Agreement
                                                             West Lease Facility

16. Lease to InterCall, Inc., as lessee, for approximately 2,261 rsf at 999 Baker Way, San Mateo, California 94404.

17. Lease to InterCall, Inc., as lessee, for approximately 2,224 rsf, known as Suite 230 of the Denny Building, Seattle, Washington 98121.

18. Lease to InterCall, Inc., as lessee, for approximately 2,675 rsf, known as Suite 810, 425 California Street, San Francisco, California 94104.

19. Lease to InterCall, Inc., as lessee, for approximately 5,039 rsf, known as 300 South Tower, Peachtree 25th Building, Atlanta, Georgia 30309.

20. Lease to InterCall, Inc., as lessee, for approximately 23,261 rsf, known as Suites 225, 400, 413, 420, 421, 464 and 520 for premises located at Citicorp Plaza, 8420 West Bryn Mawr, Chicago, Illinois 60631.

21. Lease to InterCall, Inc., as lessee, for the office space located at 3618 West Market Street, Suite 100, Room 1, Fairlawn, Ohio 44333.

22. Lease to InterCall Australia Pty. Ltd., as lessee, for Level 8, 155 George Street, Sydney, New South Wales, Australia.

23. Lease to InterCall Australia Pty. Ltd., as lessee, for Suite 1301, 227 Collins Street, Melbourne, Victoria, Australia.

24. Lease to InterCall Singapore Pte. Ltd., as lessee, for 80 Raffles Place, #35-23 OB Plaza 1, Singapore.

25. Lease to InterCall, Inc., as lessee, for office space at 7300 West 110th Street, Overland Park, Kansas 66210.

26. Lease to InterCall, Inc., as lessee, for Suites 212 and 220, Building A, Trinity Court, Wokingham Road, Bracknell, RG42 1PL (UK).

27. Lease to InterCall Conferencing Services Limited, as lessee, for offices on the second floor at Topeka House, Barnwood, Gloucester, UK.

28. License Agreement to InterCall, Inc., as lessee, for office space at Kilcullen House, 1 Haigh Terrace, Dun Lioghaire, Dublin, Ireland.

29. Lease to InterCall, Inc., as lessee, for 3131 East Camelback, Suite 200, Phoenix, Arizona 85016.

30. Lease to InterCall, Inc., as lessee, for approximately 4,074 rsf, known as Suite 210, 3301 Northland Drive, Austin, Texas 78731.

31. Lease to InterCall, Inc., as lessee, for approximately 1,752 rsf, known as Space 102, 5387 Manhattan Circle, Boulder, Colorado 80303.

32. Lease to InterCall, Inc., as lessee, for approximately 3,395 rsf, known as Suite 206, 11340 West Olympic Boulevard, Los Angeles, California 90064.

                                                         Participation Agreement
                                                             West Lease Facility

33. Lease to InterCall, Inc., as lessee, for office space at 80 River Street, Hoboken, New Jersey 07030.

34. Office Lease between HQ Global Workplaces and InterCall, Inc., as lessee, dated September 2, 1999.

35. Lease to InterCall, Inc., as lessee, for office space at Level 10 Telecom House, 8 Hereford Street, Auckland 1003, New Zealand.

36. Lease to InterCall, Inc., as lessee, for equipment at 2203 64th Boulevard, Valley, Alabama 30864.

37. Lease to InterCall Web Conferencing Services Limited, as lessee, for office space at LaGrande Arche Paroi Nord, 92044, Paris La Defense, France.

38. Lease to InterCall, Inc., as lessee, for office space at HQ Boone Boulevard Center, Vienna, Virginia 22182.

39. Lease to InterCall, Inc., as lessee, for office space at HQ Francisco Bay Center, San Francisco, California 94111.

40. Lease to West Telemarketing Corporation, as lessee, for office space at 9910 Maple Street, Omaha, Nebraska 68134.

41. Lease to West Telemarketing Corporation, as lessee, for office space at 3311 N. 93rd Street and 9218 Bedford Avenue, Omaha, Nebraska 68134.

42. Lease to West Telemarketing Corporation, as lessee, for office space at 11626 Nicholas Street, Omaha, Nebraska 68134.

43. Lease to West Telemarketing Corporation, as lessee, for office space at 10120 Maple Street, Omaha, Nebraska 68134.

44. Lease to West Interactive Corporation, as lessee, for office space at 9211 Bedford Street, Omaha, Nebraska 68134.

45. Lease to West Interactive Corporation, as lessee, for office space at 9223 Bedford Street and 3231 N. 93rd Street, Omaha, Nebraska 68134.

46. Lease to West Facilities Corporation, as lessee, for Suite 208, 99 Railroad Station Plaza, Hicksville, New York 11801.

47. Lease to West Telemarketing Corporation, as lessee, for office space at 808 N. 108th Ave., Omaha, Nebraska 68154.

48. Lease to West Telemarketing Corporation, as lessee, for office space at 10011 Maple Street, Omaha, Nebraska 68134.

49. Lease to West Interactive Corporation, as lessee, for office space at 4015 S. 132nd Street, Omaha, Nebraska 68137.

                                                         Participation Agreement
                                                             West Lease Facility

50. Lease to West Telemarketing Corporation, as lessee, for office space at 11626 Nicholas Street, Omaha, Nebraska 68154.

51. Lease to West Telemarketing Corporation, as lessee, for office space at 10614 Burt Street, Omaha, Nebraska 68114.

52. Lease to West Corporation (f/k/a West TeleServices Corporation), as lessee, for office space at 11810 Nicholas Street, Omaha, Nebraska 68154.

53. Lease to West Corporation (f/k/a West TeleServices Corporation), as lessee, for office space at 3141 and 3147 North 93rd Street, Omaha, Nebraska 68134.

54. 11650 Miracle Hills Drive, Omaha, Douglas County, Nebraska 68154, leased by West Corporation, as lessee, and subject to that certain synthetic lease transaction (see Schedule 6.1(b)).

55. Lease to West Corporation (f/k/a West TeleServices Corporation), as lessee, for space at 4645 Concord Road, Beaumont, Texas 77703.

56. Lease to West Interactive Corporation, as lessee, for space at 1425 Champa Street, Denver, Colorado 80202.

57. Lease to West Interactive Corporation, as lessee, for space at 3003 Cobb Parkway, Atlanta, Georgia 30339.

58.      Lease to West Telemarketing Corporation, as lessee, for space at 2323
         W. 38th Street, Unit 1A, Erie, Pennsylvania 16506.

59. Lease to West Telemarketing Corporation, as lessee, for space at 227 Fox Hill Rd., Unit D-8, Hampton, Virginia 23669.

60. Lease to West Telemarketing Corporation, as lessee, for space at 1545 South 77 Sunshine Strip, Harlingen, Texas 78550.

61. Lease to West Telemarketing Corporation, as lessee, for space at 5000 Bradford Drive, Huntsville, Alabama 35805.

62. Lease to West Telemarketing Corporation, as lessee, for space at 1331 West Memorial Road, Oklahoma City, Oklahoma 73114.

63. Lease to West Telemarketing Corporation, as lessee, for space at 1315 Financial Blvd., Reno, Nevada 89510.

64. Lease to West Telemarketing Corporation, as lessee, for space at Harlem Alpine Center, 1975 Harlem Road, Loves Park, Illinois 61111.

65.      Lease to West Telemarketing Corporation, as lessee, for Suite 100, 3810
         S. 103rd East Ave., Tulsa, Oklahoma 74146.

66. Lease to West Telemarketing Corporation Outbound, as lessee, for space at 328 Ross Clark Circle, Dothan, Alabama 36303.

                                                         Participation Agreement
                                                             West Lease Facility

67. Lease to West Telemarketing Corporation Outbound, as lessee, for space at 55 Sunbridge Drive, Fayetteville, Arkansas 72703.

68. Lease to West Telemarketing Corporation Outbound, as lessee, for Suite 126, 3400 Rogers Ave., Fort Smith, Arkansas 72902.

69. Lease to West Telemarketing Corporation Outbound, as lessee, for Suite 210, 740 General Stewart Way, Hinesville, Georgia 31313.

70. Lease to West Telemarketing Corporation Outbound, as lessee, for space at 703 Swanner Loop, Killeen, Texas 76543.

71. Lease to West Interactive Corporation, as lessee, for space at 3605 Ambassador Caffery Pkwy., Lafayette, Louisiana 70503.

72. Lease to West Telemarketing Corporation Outbound, as lessee, for space at 1910 West Loop 289, Lubbock, Texas 70407.

72. Lease to West Telemarketing Corporation Outbound, as lessee, for Suite 100, 1800 South Main Street, McAllen, Texas 78503.

74. Lease to West Telemarketing Corporation Outbound, as lessee, for space at 3262 Dauphin, Mobile, Alabama 36606.

75. Lease to West Telemarketing Corporation Outbound, as lessee, for the 5th Floor, 3800 E. 42nd Street, Odessa, Texas 79762.

76. Lease to West Telemarketing Corporation Outbound, as lessee, for Suite 3, 119 Hamilton Park Drive, Tallahassee, Florida 32304.

77. Lease to Attention, LLC, as lessee, for space at 3432 Jefferson Ave., Texarkana, Arkansas 78124 pursuant to that Assignment of Lease from West Telemarketing Corporation Outbound.

78. Lease to West Telemarketing Corporation Outbound, as lessee, for space at 2103 Universal City Blvd., Universal City, Texas 78148.

79. Lease to West Telemarketing Corporation Outbound, as lessee, for Suite L, 7524 Bosque Blvd., Waco, Texas 76712.

80. Lease to Tel Mark Sales, Inc., as lessee, for space at 100 West College Avenue, Appleton, Wisconsin 54911.

81. Lease to Tel Mark Sales, Inc., as lessee, for space at 1111 E. South River Street, Appleton, Wisconsin 54915.

82. Lease to Attention, LLC, as lessee, for space at 1000 N. Travis Street, Sherman, Texas 75090.

83. Lease to Attention, LLC, as lessee, for Suite 300, 5300 Oakbrook Parkway, Norcross, Georgia 30093.

                                                         Participation Agreement
                                                             West Lease Facility

84. Lease to Attention, LLC, as lessee, for space at 220 A North Sunset Blvd., Sherman, Texas 75092.

85. Lease to Dakotah Direct II, LLC, as lessee, for space at S. 4300 Geiger Blvd., Spokane, Washington 99224.

86. Lease to Dakotah Direct II, LLC, as lessee, for space at 101 Sherman Avenue, Coeur d' Alene, Idaho 83814.

87. Lease to Dakotah Direct II, LLC, as lessee, for space at 157 South Howard Street, Spokane, Washington 99201.

88. Lease to Dakotah Direct II, LLC, as lessee, for space at 5615 Dunbarton Ave., Pasco, Washington 99301.

89. Lease to Dakotah Direct II, LLC, as lessee, for space at 9317 E. Sinto, Spokane, Washington 99206.

90. Lease to West Telemarketing Canada, ULC, as lessee, for space at 2261 Keating X Road, Saanichton, BC V8M 2A5.

91. Lease to West Telemarketing Corporation, as lessee, for space at 7850 Anselmo Lane, Baton Rouge, Louisiana 70810.

92. Lease to West Telemarketing Corporation Outbound, as lessee, for space at 1223 Lee Trevino Dr., El Paso, Texas 79907.

93. Lease to InterCall, Inc., as lessee, for Suite 202, 1804 Embarcadero Road, Palo Alto, California.

94. Lease to InterCall, Inc., as lessee, for Office #'s 527, 534 and 539 located at 8300 Boone Blvd., Suite 500, Vienna, Virginia 22182.

95. Lease to InterCall, Inc., as lessee, for Office #'s 164, 165, 167 and 171 located at 1750 Montgomery Street, San Francisco, California 94111.

                                                         Participation Agreement
                                                             West Lease Facility

                                   Schedule 4

                             Chief Executive Offices

West Corporation
11808 Miracle Hills Drive
Omaha, Nebraska 68154

West Telemarketing Corporation
11808 Miracle Hills Drive
Omaha, Nebraska 68154

Northern Contact, Inc.
11808 Miracle Hills Drive
Omaha, Nebraska 68154

West Telemarketing Corporation II
11808 Miracle Hills Drive
Omaha, Nebraska 68154

West Telemarketing Corporation Outbound
10931 Laureate Drive Suite 7140
San Antonio, Texas 78249

Dakotah Direct II, L.L.C.
2850 West Golf Road, 5th Floor
Rolling Meadows, Illinois 60008

West Interactive Corporation
11808 Miracle Hills Drive
Omaha, Nebraska 68154

West Facilities Corporation
11808 Miracle Hills Drive
Omaha, Nebraska 68154

West Direct, Inc.
11808 Miracle Hills Drive
Omaha, Nebraska 68154

Attention, LLC
5300 Oakbrook Parkway Suite 300
Norcross, GA 30093

Tel Mark Sales, Inc.
1111 E. South River Street
Appleton, WI 54915

                                                         Participation Agreement
                                                             West Lease Facility

InterCall Holding Corporation (f/k/a ITC Holding Company, Inc.)
Citicorp Plaza
8420 West Bryn Mawr
Chicago, Illinois 60631

InterCall, Inc.
1239 O.G. Skinner Drive
West Point, Georgia 31833

InterCall Australia Pty. Ltd.
Level 8, 155 George Street
Sydney, New South Wales, Australia

InterCall Singapore Pte. Ltd.
80 Raffles Place
#35-23 OB Plaza 1
Singapore, China

InterCall Conferencing Services Limited
Second Floor
Topeka House
Barnwood, Gloucester, UK

InterCall New Zealand Limited
Level 10 Telecom House
8 Hereford Street
Auckland 1003, New Zealand

InterCall, Inc. (Canada)
10117 Jasper Ave. Suite 520
Edmonton, Alberta
T5J 1 W8
Canada

ITC Service Company
3300 20th Avenue
Valley, Alabama 36854

ITC Telecom Ventures, Inc.
3300 20th Avenue
Valley, Alabama 36854

ITC Wireless, Inc.
3300 20th Avenue
Valley, Alabama 36854

InView, Inc.
Citicorp Plaza
8420 West Bryn Mawr
Chicago, Illinois 60631

                                                         Participation Agreement
                                                             West Lease Facility

InterCall Web Conferencing, Inc.
Citicorp Plaza
8420 West Bryn Mawr
Chicago, Illinois 60631

InterCall Hong Kong Pty. Ltd.
1318 Two Pacific Place
88 Queensway
Hong Kong

InterCall Asia Pacific Holdings Pty. Ltd.
Level 8, 155 George Street
Sydney, New South Wales, Australia

                                                         Participation Agreement
                                                             West Lease Facility

                                   Schedule 5

                                  Labor Matters

                                      None.

                                                         Participation Agreement
                                                             West Lease Facility

                                   Schedule 6

                                  Indebtedness

1. Indebtedness of West Corporation not exceeding $12,000,000.00 in the aggregate pursuant to that certain Mortgage Loan, by and between West Corporation and First National Bank of Omaha, dated as of January 30, 1998, as amended as of March 8, 2002.

2. Indebtedness in an aggregate principal amount not to exceed $41,000,000.00 under that certain synthetic lease transaction pursuant to the Operative Agreements as described in that certain Participation Agreement, dated as of the Closing Date, by and among West Facilities Corporation, as lessee, Wachovia Development Corporation, as lessor, the lenders party thereto and Wachovia Bank, National Association.

3. Earn-out obligations of West Corporation pursuant to that certain Purchase Agreement, dated as of July 23, 2002, by and among Attention, LLC, the Sellers (as defined therein), the Sellers' Representative (as defined therein) and West Corporation. Pursuant to the Attention, LLC acquisition, additional consideration will be payable over the four year period between 2004 and 2008, which will range from a minimum of $21,500,000.00 to a maximum of $50,000,000.00 based upon Attention, LLC's satisfaction of certain earnings objectives during the years ending December 31, 2003 through 2007. At December 31, 2002, the $21,500,000.00 minimum payment was accrued.

4. Earn-out obligations of West Corporation pursuant to that certain Stock Purchase Agreement, dated as of December 7, 2001, by and between West Corporation and John F. Gillen, in connection with West Corporation's purchase of Tel Mark Sales, Inc. There is a provision for a three-year contingent earn-out with a maximum earn-out of $5,000,000.00 per year relating to the acquisition of Tel Mark Sales, Inc. in 2002. The earn-out obligation is based upon the acquired entity achieving certain revenue growth objectives. Based on the revenue growth achieved by this entity an accrual of $2,752,000.00 was recorded during fiscal year 2002.

5. As of April 30, 2003, indebtedness in the approximate aggregate amount of $12,000,000.00 outstanding pursuant to those Equipment Leases by and between Banc of America Leasing and Capital, LLC and West Interactive Corporation covering certain equipment as delineated in the collateral descriptions for the following UCC filings: #20367825 (1/22/02 Delaware), #20470405 (2/22/02 Delaware), #20842751 (4/4/02 Delaware),
         #20999775 (4/23/02 Delaware) and #21646987 (7/8/02 Delaware).

6. As of April 30, 2003 indebtedness in the approximate amount of $1,900,000.00 outstanding pursuant to that certain Equipment Lease dated as of July 22, 2002, by and among Lombard US Equipment Finance Corporation, West Corporation, West Interactive Corporation, West Telemarketing Corporation, West Telemarketing Corporation Outbound and Dakotah Direct II, LLC covering certain equipment as delineated in the collateral descriptions for the following UCC filings: #21910276 (8/1/02 Delaware), #21910615 (8/1/02 Delaware), #21910680 (8/1/02
         Delaware), #21910599 (8/1/02 Delaware) and #22175549 (8/28/02
         Delaware). Please note that the only entities with outstanding indebtedness under the Lombard Equipment Lease are West Interactive Corporation and West Telemarketing Corporation Outbound.

7. As of April 30, 2003, indebtedness in the approximate amount of $1,300,000.00 pursuant to that certain Equipment Lease by and between West Telemarketing Corporation Outbound and Banc of

                                                         Participation Agreement
                                                             West Lease Facility

         America Leasing & Capital, LLC covering certain equipment as delineated in the collateral description in the following UCC filing: #11792659 (11/26/01 Delaware).

8. As of April 30, 2003, indebtedness in the approximate amount of $300,000.00 pursuant to that certain Equipment Lease by and between West Telemarketing Corporation Outbound and Dell Financial Services covering certain equipment as delineated in the collateral description in the following UCC filing: #31015273 (4/18/03 Delaware).

9. On August 9, 2002, InterCall New Zealand, Ltd. purchased certain telecommunications equipment valued at approximately $598,000 from Telecom New Zealand, Ltd. Payments to Telecom are due in installments, and Telecom took a security interest in the telecommunications equipment to secure payment.

10. Equipment Lease, dated as of November 7, 2002, by and between Sun Microsystems Finance and InterCall.

                                                         Participation Agreement
                                                             West Lease Facility

                                    EXHIBIT A

                                REQUISITION FORM
     (Pursuant to Sections 4.2, 5.2 and 5.3 of the Participation Agreement)

         WEST FACILITIES CORPORATION, a Delaware corporation (the "Company") hereby certifies as true and correct and delivers the following Requisition to WACHOVIA BANK, NATIONAL ASSOCIATION, as the agent for the Lenders and the Lessor (each such term as hereinafter defined) and respecting the Security Documents, as the agent for the Secured Parties (the "Agent"):

         Reference is made herein to that certain Participation Agreement dated as of May 9, 2003 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Participation Agreement") among the Company, as the lessee (the "Lessee"), West Corporation and the various entities which are parties thereto from time to time as guarantors (individually, a "Guarantor" and collectively, the "Guarantors"), Wachovia Development Corporation, as the lessor and as the borrower (the "Lessor"), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders"), and the Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth therefor in the Participation Agreement.

Check one or both:

         [ ]      INITIAL CLOSING DATE: ________________________________________
                  (three (3) Business Days prior notice required for Advance)

         [ ]      PROPERTY CLOSING DATE: _______________________________________
                  (three (3) Business Days prior notice required for Advance)

1. Transaction Expenses and other fees, expenses and disbursements under Sections 7.1(a) or 7.1(b) of the Participation Agreement and any and all other amounts contemplated to be financed under the Participation Agreement including without limitation any broker's fees, taxes, recording fees and the like (with supporting invoices or closing statement attached):

                    Party to Whom                          Amount Owed
                    Amount is Owed                       (in US Dollars)

              _____________________________           _______________________

              _____________________________           _______________________

              _____________________________           _______________________

2. Description of Land (which shall be a legal description of the Land in connection with an Advance to pay Property Acquisition Costs): See attached Schedule 1

3.       Description of Improvements: See attached Schedule 2

4.       Description of Equipment: See attached Schedule 3

5. Aggregate Loans and Lessor Advances requested since the Initial Closing Date with respect to each Property for which Advances are requested under this Requisition (listed on a Property by Property basis), including without limitation all amounts requested under this
         Requisition: [IDENTIFY ON A PROPERTY BY PROPERTY BASIS]

                  $______________           [Property]

         In connection with this Requisition, the Company hereby requests that the Lenders make Loans to the Lessor in the amount of $______________ and that the Lessor make a Lessor Advance to the Lessor in the amount of $________________. The Company hereby certifies (i) that the foregoing amounts requested do not exceed the total aggregate of the Available Lender Commitments plus the Available Lessor Commitments and (ii) each of the provisions of the Participation Agreement applicable to the Loans and Lessor Advance requested hereunder have been complied with as of the date of this Requisition.

         The Company requests the Loans be allocated as follows:

                  $______________           ABR Loans

                  $______________           Eurodollar Loans

         The Company requests the Lessor Advances be allocated as follows:

                  $______________           ABR Lessor Advances

                  $______________           Eurodollar Lessor Advances

6. Each and every representation and warranty of the Credit Parties contained in the Operative Agreements to which any such Credit Party is a party is true and correct on and as of the date hereof.

7. No Default or Event of Default has occurred and is continuing under any Operative Agreement.

8. Each Operative Agreement to which any Credit Party is a party is in full force and effect with respect to each such Credit Party.

9. Each Credit Party has duly performed and complied with all covenants, agreements and conditions contained in the Participation Agreement or in any Operative Agreement required to be performed or complied with by it on or prior to the date hereof.

         The Company has caused this Requisition to be executed by its duly authorized officer as of this _____ day of __________, ______.

                                            WEST FACILITIES CORPORATION

                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                                   Schedule 1

                               Description of Land
                     (Legal Description and Street Address)

                                   Schedule 2

                           Description of Improvements

                                   Schedule 3

                            Description of Equipment

General Description           Make          Model         Serial Number
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

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

                                    EXHIBIT B

                        [FORM OF OPINION TO BE REVISED.]

                    [Outside Counsel Opinion for the Lessee]
           (Pursuant to Section 5.3(j) of the Participation Agreement)

                              _____________,_______

TO THOSE ON THE ATTACHED DISTRIBUTION LIST

         Re: Synthetic Lease Financing Provided in favor of West Facilities
             Corporation

Dear Sirs:

We have acted as special counsel to [IF CREDIT SUPPORT FROM A PARTY OTHER THAN THE LESSEE IS PART OF THE TRANSACTION, THIS OPINION MUST BE MODIFIED TO REFERENCE SUCH PARTY AND THE DOCUMENTS TO WHICH IT IS A PARTY], West Facilities Corporation, a Delaware corporation (the "Lessee") in connection with certain transactions contemplated by the Participation Agreement dated as of May 9, 2003 (the "Participation Agreement"), among the Lessee, West Corporation and the various entities which are parties thereto from time to time as guarantors (individually, a "Guarantor" and collectively, the "Guarantors"), Wachovia Development Corporation, as the lessor and as the borrower (the "Lessor"), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders") and Wachovia Bank, National Association, as the agent for the Primary Financing Parties and respecting the Security Documents, as the agent for the Secured Parties (the "Agent"). This opinion is delivered pursuant to Section 5.3(j) of the Participation Agreement. All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned thereto in Appendix A to the Participation Agreement.

In connection with the foregoing, we have examined originals, or copies certified to our satisfaction, of [IDENTIFY THE APPLICABLE OPERATIVE AGREEMENTS, INCLUDING EACH MORTGAGE INSTRUMENT, RELATED UCC FIXTURE FILINGS, ADDITIONAL UCCS (HEREINAFTER DEFINED), DEEDS AND MEMORANDA OF LEASE] and such other corporate documents and records of the Lessee, certificates of public officials and representatives of the Lessee as to certain factual matters, and such other instruments and documents which we have deemed necessary or advisable to examine for the purpose of this opinion. With respect to such examination, we have assumed (i) the statements of fact made in all such certificates, documents and instruments are true, accurate and complete; (ii) the due authorization, execution and delivery of the Operative Agreements by the parties thereto; (iii) the genuineness of all signatures, the authenticity and completeness of all documents, certificates, instruments, records and corporate records submitted to us as originals and the conformity to the original instruments of all documents submitted to us as copies, and the authenticity and completeness of the originals of such copies; (iv) that all parties have all requisite corporate power and authority to execute, deliver and perform the Operative Agreements; and (v) except as to the Lessee, the enforceability of the Mortgage Instrument, the Memorandum of Lease and the UCC financing statements against all parties thereto.

Based on the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the limitations and assumptions set forth herein, including without limitation the matters set forth in the last two (2) paragraphs hereof, we are of the opinion that:

         (a) The Mortgage Instrument and Memorandum of Lease are enforceable in accordance with their respective terms, except as limited by laws generally affecting the enforcement of creditors' rights, which laws will not materially prevent the realization of the benefits intended by such documents.

         (b) Each form of Mortgage Instrument and UCC fixture filing relating thereto, attached hereto as Schedules 1 and 2, respectively, is in proper form for filing and recording with the offices of [IDENTIFY THE RECORDING OFFICES OF THE RESPECTIVE COUNTY CLERKS WHERE THE PROPERTIES ARE TO BE LOCATED]. Upon filing of each Mortgage Instrument and UCC fixture filing in [IDENTIFY THE RECORDING OFFICES OF THE RESPECTIVE COUNTY CLERKS WHERE THE PROPERTIES ARE TO BE LOCATED], the Agent will have a valid, perfected lien and security interest in that portion of the Collateral described in such Mortgage Instrument or UCC fixture filing to the extent such Collateral is comprised of real property and/or fixtures.

         (c) The forms of UCC financing statements relating to the Security Documents, attached hereto as Schedule 3 (the "Additional UCCs"), are in proper form for filing and recording with the offices of [IDENTIFY THE SECRETARY OF STATE WHERE THE LESSEE IS LOCATED FOR PURPOSES OF THE UCC]. Upon filing of the Additional UCCs in [IDENTIFY THE SECRETARY OF STATE WHERE THE LESSEE IS LOCATED FOR PURPOSES OF THE UCC], the Agent will have a valid, perfected lien and security interest in that portion of the Collateral which can be perfected by filing UCC-1 financing statements under Article 9 of the UCC.

         (d) Each form of Deed and Memorandum of Lease is in appropriate form for filing and recording with the [IDENTIFY THE RECORDING OFFICES OF THE RESPECTIVE COUNTY CLERKS FOR THE COUNTIES WHERE THE PROPERTIES ARE TO BE LOCATED].

         (e) Each Memorandum of Lease, when filed and recorded with the [IDENTIFY THE RECORDING OFFICES OF THE RESPECTIVE COUNTY CLERKS FOR THE COUNTIES WHERE THE PROPERTIES ARE TO BE LOCATED], will have been filed and recorded in all public offices in the State of [__________] in which filing or recording is necessary to provide constructive notice of the Lease to third Persons and to establish of record the interest of the Lessor thereunder as to the Properties described in each such Memorandum of Lease.

         (f) The execution and delivery by the Lessor of the Operative Agreements to which it is a party and compliance by the Lessor with all of the provisions thereof do not and will not contravene any law, rule or regulation of [IDENTIFY THE STATE].

         (g) By reason of their participation in the transaction contemplated under the Operative Agreements, none of the Agent or any Primary Financing Party has to (a) qualify as a foreign corporation in [IDENTIFY THE STATE], (b) file any application or any designation for service of process in [IDENTIFY THE STATE] or (c) pay any franchise, income, sales, excise, stamp or other taxes of any kind to [IDENTIFY THE STATE].

         (h) The provisions in the Operative Agreements concerning Rent, interest, fees, prepayment premiums and other similar charges do not violate the usury laws or other similar laws regulating the use or forbearance of money of [IDENTIFY THE STATE].

         (i) If the transactions contemplated by the Operative Agreements are characterized as a lease transaction by a court of competent jurisdiction, the Lease and the applicable Lease Supplement shall demise to the Lessee a valid leasehold interest in the Properties described in such Lease Supplement.

         (j) If the transactions contemplated by the Operative Agreements are characterized as a loan transaction by a court of competent jurisdiction, the combination of the Mortgage Instruments, the Deeds, the Lease and the applicable Lease Supplements (and the other Operative Agreements incorporated therein by reference) are sufficient to create a valid, perfected lien or security interest in the Properties therein described, enforceable as a mortgage in [IDENTIFY THE STATE].

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters stated herein. This opinion is based on and is limited to the laws of the State of [___________] and the federal laws of the United States of America. Insofar as the foregoing opinion relates to matters of law other than the foregoing, no opinion is hereby given.

This opinion is for the sole benefit of the Lessee, the Primary Financing Parties, the Agent and their respective successors and assigns and may not be relied upon by any other person other than such parties and their respective successors and assigns without the express written consent of the undersigned. The opinions expressed herein are as of the date hereof and we make no undertaking to amend or supplement such opinions if facts come to our attention or changes in the current law of the jurisdictions mentioned herein occur which could affect such opinions.

                                                      Very truly yours,

                                                      [LESSEE'S OUTSIDE COUNSEL]

                                Distribution List

Wachovia Bank, National Association, as the Agent

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Lenders

West Facilities Corporation, as the Lessee

West Corporation, as a Guarantor

The various entities which are parties thereto from time to time as Guarantors

Wachovia Development Corporation, as the Lessor and as the Borrower

                                   Schedule 1

                           Form of Mortgage Instrument

                                   Schedule 2

                          Forms of UCC Fixture Filings

                                   Schedule 3

                        Forms of UCC Financing Statements

                                    EXHIBIT C

                           WEST FACILITIES CORPORATION

                              OFFICER'S CERTIFICATE
           (Pursuant to Section 5.3(w) of the Participation Agreement)

         WEST FACILITIES CORPORATION, a Delaware corporation (the "Company"), DOES HEREBY CERTIFY as follows:

         1. Each and every representation and warranty of each Credit Party contained in the Operative Agreements to which it is a party is true and correct on and as of the date hereof.

         2. No Default (other than any Credit Agreement Default) or Event of Default (other than any Credit Agreement Event of Default) has occurred and is continuing under any Operative Agreement.

         3. Each Operative Agreement to which any Credit Party is a party is in full force and effect with respect to it, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' or lessors' rights generally and general principles of equity.

         4. Each Credit Party has duly performed and complied with all covenants, agreements and conditions contained in the Participation Agreement (hereinafter defined) or in any Operative Agreement required to be performed or complied with by it on or prior to the date hereof.

Capitalized terms used in this Officer's Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Participation Agreement dated as of May 9, 2003 among the Company, as the Lessee, West Corporation and the various entities which are parties thereto from time to time as guarantors (the "Guarantors"), Wachovia Development Corporation, as the lessor and as the borrower, the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders"), and Wachovia Bank, National Association, as the agent for the Primary Financing Parties and respecting the Security Documents, as the agent for the Secured Parties (the "Agent").

IN WITNESS WHEREOF, the Company has caused this Officer's Certificate to be duly executed and delivered as of this _____ day of __________, ______.

                                            WEST FACILITIES CORPORATION

                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                                    EXHIBIT D

                           WEST FACILITIES CORPORATION

                             SECRETARY'S CERTIFICATE
           (Pursuant to Section 5.3(y) of the Participation Agreement)

         WEST FACILITIES CORPORATION, a Delaware corporation (the "Company") DOES HEREBY CERTIFY as follows:

         1. Attached hereto as Schedule 1 is a true, correct and complete copy of the resolutions of the Board of Directors of the Company duly adopted by the Board of Directors of the Company on __________. Such resolutions have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

         2. Attached hereto as Schedule 2 is a true, correct and complete copy of the Certificate of Incorporation of the Company on file in and as certified by the Office of the Secretary of State of Delaware. Such Certificate of Incorporation has not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

         3. Attached hereto as Schedule 3 is a true, correct and complete copy of the Bylaws of the Company. Such Bylaws have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

         4. The persons named below now hold the offices set forth opposite their names, and the signatures opposite their names and titles are their true and correct signatures.


               Name                    Office                   Signature

         ________________        __________________        _____________________

         ________________        __________________        _____________________

IN WITNESS WHEREOF, the Company has caused this Secretary's Certificate to be duly executed and delivered as of this _____ day of ___________, ______.

                                            WEST FACILITIES CORPORATION

                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                                   Schedule 1

                                Board Resolutions

                                   Schedule 2

                          Certificate of Incorporation

                                   Schedule 3

                                     Bylaws

                                    EXHIBIT E

                        WACHOVIA DEVELOPMENT CORPORATION

                              OFFICER'S CERTIFICATE
           (Pursuant to Section 5.3(z) of the Participation Agreement)

         WACHOVIA DEVELOPMENT CORPORATION, a North Carolina corporation (the "Lessor"), DOES HEREBY CERTIFY as follows:

         1. Each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct on and as of the date hereof.

         2. Each Operative Agreement to which the Lessor is a party is in full force and effect with respect to it, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' or lessors' rights generally and general principles of equity.

         3. The Lessor has duly performed and complied with all covenants, agreements and conditions contained in the Participation Agreement (hereinafter defined) or in any Operative Agreement required to be performed or complied with by it on or prior to the date hereof.

         4. No Credit Agreement Default or Credit Agreement Event of Default has occurred and is continuing.

         5. The Lessor is not an entity which (a) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; (b) is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or (c) is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities, and owns or proposes to acquire "investment securities" having a value exceeding 40 per centum of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. As used in this paragraph, "investment securities" includes all securities except (i) government securities, (ii) securities issued by employees' securities companies, and
                  (iii) securities issued by majority-owned subsidiaries of the owner which are not investment companies. As used in this paragraph, "government securities" means any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the

                  Congress of the United States; or any certificate of deposit for any of the foregoing.

Capitalized terms used in this Officer's Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Participation Agreement dated as of May 9, 2003 among West Facilities Corporation, as the Lessee, West Corporation and the various entities which are parties thereto from time to time as guarantors (the "Guarantors"), the Lessor, the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders") and Wachovia Bank, National Association, as the agent for the Primary Financing Parties and respecting the Security Documents, as the agent for the Secured Parties (the "Agent").

IN WITNESS WHEREOF, the Lessor has caused this Officer's Certificate to be duly executed and delivered as of this _____ day of __________, ______.

                                            WACHOVIA DEVELOPMENT CORPORATION

                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                                    EXHIBIT F

                        WACHOVIA DEVELOPMENT CORPORATION

                             SECRETARY'S CERTIFICATE
          (Pursuant to Section 5.3(aa) of the Participation Agreement)

                       CERTIFICATE OF ASSISTANT SECRETARY

         I, ______________________, duly elected and qualified _________
Secretary of Wachovia Development Corporation, a North Carolina corporation (the "Company"), hereby certify as follows:

         1. Attached hereto as Schedule 1 is a true, correct and complete copy of the resolutions of the Board of Directors of the Company duly adopted by the Board of Directors of the Company on __________. Such resolutions have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

         2. Attached hereto as Schedule 2 is a true, correct and complete copy of the Articles of Incorporation of the Company on file in and as certified by the Office of the Secretary of State of North Carolina. Such Articles of Incorporation have not been amended, modified or rescinded since their date of adoption and were in full force and effect on the date of the resolutions referenced in paragraph 1 and remain in full force and effect as of the date hereof.

         3. Attached hereto as Schedule 3 is a true, correct and complete copy of the Bylaws of the Company. Such Bylaws have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

         4. The persons named below now hold the offices set forth opposite their names, and the signatures opposite their names and titles are their true and correct signatures.

                  Name                  Office                  Signature

         ___________________    _____________________     ______________________

         ___________________    _____________________     ______________________

IN WITNESS WHEREOF, the Company has caused this __________ Secretary's Certificate to be duly executed and delivered as of this _____ day of __________, _____.

                                   WACHOVIA DEVELOPMENT CORPORATION

                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                   SCHEDULE 1

                                   RESOLUTIONS

                                   SCHEDULE 2

                            ARTICLES OF INCORPORATION

                                   SCHEDULE 3

                                     BYLAWS

                                   Appendix A
                         Rules of Usage and Definitions


                                I. Rules of Usage

The following rules of usage shall apply to this Appendix A and the Operative Agreements (and each appendix, schedule, Exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein:

         (a) Except as otherwise expressly provided, any definitions set forth herein or in any other document shall be equally applicable to the singular and plural forms of the terms defined.

         (b) Except as otherwise expressly provided, references in any document to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such document.

         (c) The headings, subheadings and table of contents used in any document are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.

         (d) References to any Person shall include such Person, its successors, permitted assigns and permitted transferees.

         (e) Except as otherwise expressly provided, reference to any agreement means such agreement as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof.

         (f) Except as otherwise expressly provided, references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor.

         (g) When used in any document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

         (h) References to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

         (i) References herein to "attorney's fees", "legal fees", "costs of counsel" or other such references shall be deemed to include the allocated cost of in-house counsel.

         (j) Each of the parties to the Operative Agreements and their counsel have reviewed and revised, or requested revisions to, the Operative Agreements, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of the Operative Agreements and any amendments or exhibits thereto.

         (k) Capitalized terms used in any Operative Agreements which are not defined in this Appendix A but are defined in another Operative Agreement shall have the meaning so ascribed to such term in the applicable Operative Agreement.

         (l) In computing any period of time for purposes of any Operative Agreement, the mechanics for counting the number of days set forth in Rule 6 of the Federal Rules of Civil Procedure shall be observed.

         (m) Unless the context otherwise requires, references in the Operative Agreements to the acquisition of a Property (including without limitation a ground lease interest in a Property) by the Lessor shall be deemed to refer to the acquisition of title to such Property or the acquisition of a ground lease interest therein, in each case in connection with an assignment of the Existing Notes and the Existing Holder Certificates and an assumption of the Trust's obligations under the Existing Operative Agreements.

         (n) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Parent delivered to the Agent and the Primary Financing Parties; provided that, if the Parent shall notify the Agent and the Primary Financing Parties that they wish to amend any covenant in Section 8A.9 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Parent that the Primary Financing Parties wish to amend Section 8A.9 for such purpose), then the Parent's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Parent and the Primary Financing Parties.

         (o) For purposes of this Participation Agreement and the other Operative Agreements, any reference to a GCA Lender party to a Hedging Agreement shall include (i) any Affiliate of such GCA Lender party to a Hedging Agreement and (ii) any Person that was a GCA

Lender (or Affiliate of such GCA Lender) at the time it entered into the Hedging Agreement that has ceased to be a GCA Lender.

                                 II. Definitions

         "ABR" or "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Lending Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus one-half of one percent (0.5%). For purposes hereof: "Prime Lending Rate" shall mean the rate announced by the Agent from time to time as its prime lending rate as in effect from time to time. Each change in the Prime Lending Rate shall be effective as of the opening of business on the date such change in the Prime Lending Rate occurs. The Prime Lending Rate is a reference rate and is one of several interest rate bases used by the Agent and does not necessarily represent the lowest or most favorable rate offered by the Agent actually charged to any customer. Any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate. The Prime Lending Rate shall change automatically and without notice from time to time as and when the prime lending rate of the Agent changes. "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members or the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Lending Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Lending Rate or the Federal Funds Effective Rate, respectively. If for any reason the Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Lending Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

         "ABR Lessor Advance" shall mean a Lessor Advance bearing a Lessor Yield based on the ABR.

         "ABR Loans" shall mean Loans the rate of interest applicable to which is based upon the ABR.

         "Acceleration" shall have the meaning given to such term in Section 6 of the Credit Agreement.

         "Accounts" shall have the meaning given to such term in Section 1 of the Security Agreement.

         "Acquired Company" shall mean ITC Holding Company, Inc., a Delaware corporation.

         "Acquisition" shall mean the acquisition of the Acquired Company by the Parent pursuant to the Acquisition Documents.

         "Acquisition Documents" shall mean that certain Agreement and Plan of Merger dated as of March 27, 2003, as amended as of April 11, 2003, and as further amended as of May 9, 2003, among the Parent, Dialing Acquisition Corp., a Delaware corporation, and the Acquired Company, as amended, modified or supplemented from time to time.

         "Additional Credit Party" shall mean each Person that becomes a Guarantor under the Operative Agreements by execution of a Joinder Agreement in accordance with Section 8A.10 of the Participation Agreement.

         "Advance" shall have the meaning given to such term in Section 5.3 of the Participation Agreement.

         "Affiliate" shall mean, with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person.

         "After Tax Basis" shall mean, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all Federal, state and local taxes required to be paid by the recipient calculated at the then maximum marginal income tax rates generally applicable to Persons of the same type as the recipients with respect to the receipt by the recipient of such amounts (less any tax savings realized as a result of any deduction attributable to the payment of the indemnified amount or the event or circumstances giving rise to the obligation to make such payment), such increased payment (as so reduced) is equal to the payment otherwise required to be made.

         "Agent" shall mean Wachovia Bank, National Association, as agent for the Primary Financing Parties, or any successor agent appointed in accordance with the terms of the Participation Agreement and respecting the Security Documents, as agent for the Secured Parties.

         "Aggregate Revolving Committed Amount" shall mean one hundred twenty-five million dollars ($125,000,000.00) as such amount may be reduced from time to time as provided in Section 2.6, or such other applicable sections, of the Guarantor Credit Agreement.

         "Applicable Percentage" shall mean, for any day, the rate per annum set forth below opposite the applicable level then in effect:

                                   APPLICABLE PERCENTAGE                              APPLICABLE PERCENTAGE        APPLICABLE
                                   FOR EURODOLLAR LESSOR    APPLICABLE PERCENTAGE       FOR ABR LESSOR          PERCENTAGE FOR ABR
                                   ADVANCES IN EXCESS OF    FOR EURODOLLAR LESSOR      ADVANCE IN EXCESS OF     LESSOR ADVANCES NOT
                                   12% OF THE AGGREGATE        ADVANCE NOT IN          12% OF THE AGGREGATE     IN EXCESS OF 12% OF
             CONSOLIDATED          PROPERTY COST FOR ALL    EXCESS OF 12% OF THE       PROPERTY COST FOR ALL      THE AGGREGATE
               LEVERAGE               PROPERTIES AND          AGGREGATE PROPERTY         PROPERTIES AND        PROPERTY COST FOR ALL
 LEVEL           RATIO                EURODOLLAR LOAN      COST FOR ALL PROPERTIES          ABR LOANS              PROPERTIES
-------    ----------------        ---------------------   -----------------------    ----------------------   ---------------------
  I            < 0.50x                    1.00 %                  1.50 %                     0.00 %                   0.50%
-------    ----------------        ---------------------   ------------------------   ----------------------   ---------------------
  II       > or = 0.50x but               1.25 %                  1.75 %                     0.00 %                   0.50%
               < 1.00x
-------    ----------------        ---------------------   ------------------------   ----------------------   ---------------------
  III      > or = 1.00x but               1.50 %                  2.00 %                     0.25 %                   0.75%
               < 1.50x
-------    ----------------        ---------------------   ------------------------   ----------------------   ---------------------
  IV         > or = 1.50x                 2.00 %                  2.50 %                     0.75 %                   1.25%
-------    ----------------        ---------------------   ------------------------   ----------------------   ---------------------

                  The Applicable Percentage shall be determined and adjusted quarterly on the date five (5) Business Days after the date on which the Agent has received from the Parent the quarterly financial information and certifications required to be delivered to the Agent and the Primary Financing Parties in accordance with the provisions of Sections 8A.1(b) and 8A.2(b) pursuant to which the Parent notifies the Agent of a change in the applicable pricing level based on the financial information contained therein (each an "Interest Determination Date"). Such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date. If the Parent shall fail to provide the quarterly financial information and certifications in accordance with the provisions of Sections 8A.1(b) and 8A.2(b), the Applicable Percentage from such Interest Determination Date shall, on the date five (5) Business Days after the date by which the Parent was so required to provide such financial information and certifications to the Agent and the Primary Financing Parties, be based on Level IV until such time as such information and certifications are provided, whereupon the Level shall be determined by the then current Consolidated Leverage Ratio.

         "Appraisal" shall mean, with respect to any Property, an as-built appraisal to be delivered in connection with the Participation Agreement or in accordance with the terms of the Lease, in each case prepared by a reputable appraiser reasonably acceptable to the Agent, which in the reasonable judgment of counsel to the Agent, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Legal Requirements.

         "Appraisal Procedure" shall have the meaning given to such term in
Section 22.4 of the Lease.

         "Approved Bank" shall have the meaning given to such term in the definition of Cash Equivalents.

         "Approved State" shall mean each of the following: Nebraska, Texas and any other state within the continental United States proposed by the Lessee and consented to in writing by the Agent.

         "Appurtenant Rights" shall mean (a) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land underlying the Improvements or the Improvements, including without limitation the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (b) all permits, licenses and rights, whether or not of record, appurtenant to such Land or the Improvements.

         "Arranger" shall mean Wachovia Securities, Inc.

         "Asset Disposition" shall mean the disposition of any or all of the assets (including, without limitation, the Capital Stock of a GCA Subsidiary or any ownership interest in a joint venture) of any GCA Credit Party or any GCA Subsidiary whether by sale, lease, transfer or otherwise. The term "Asset Disposition" shall not include (i) Specified Sales, (ii) the sale, lease or transfer of assets permitted by Section 8B.4(a)(iii) or (iv) hereof, or (iii) any Equity Issuance.

         "Assigned Facility" shall have the meaning provided therefor in Section 3 of the Assignment and Recharacterization Agreement.

         "Assigning Parties" shall mean the Existing Lenders and the Existing Holders.

         "Assignment and Acceptance" shall mean the Assignment and Acceptance in the form attached to the Credit Agreement as Exhibit B.

         "Assignment and Recharacterization Agreement" shall mean that certain Assignment and Recharacterization Agreement dated on or about the Initial Closing Date by and among the parties to the Participation Agreement and the parties to the Existing Participation Agreement, as specified therein.

         "Available Lender Commitment" shall mean, as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of the Lender Commitment of such Lender over (b) the aggregate principal amount of all Loans made by such Lender as of such date after giving effect to Section 5.2(d) of the Participation Agreement (but without giving effect to any other repayments or prepayments of any Loans).

         "Available Lessor Commitments" shall mean, as to the Lessor at any time, an amount equal to the excess, if any, of (a) the amount of the Lessor Commitment of the Lessor over (b) the aggregate principal amount of all Lessor Advances as of such date after giving effect to Section 5.2(d) of the Participation Agreement (but without giving effect to any other repayments or prepayments of any Lessor Advances).

         "Bankruptcy Code" shall mean Title 11 of the U. S. Code entitled "Bankruptcy," as now or hereafter in effect or any successor thereto.

         "Basic Documents" shall mean the following: the Participation Agreement, the Guaranty, the Credit Agreement, the Notes, the Lease and the Security Agreement.

         "Basic Rent" shall mean an amount equal to the scheduled interest and Lessor Yield due on any Scheduled Interest Payment Date (but not including interest on any overdue amounts under Section 2.8(b) of the Credit Agreement or otherwise, or any yield on overdue amounts calculated at the Lessor Overdue
Rate) payable in accordance with the Lease and the Participation Agreement.

         "Basic Term" shall commence on the Initial Closing Date and shall terminate on the fifth annual anniversary of the Initial Closing Date unless earlier terminated.

         "Basic Term Expiration Date" shall have the meaning specified in
Section 2.2 of the Lease.

         "Beneficiaries" shall have the meaning specified in the Guaranty.

         "Benefitted Lender" shall have the meaning specified in Section 9.10(a) of the Credit Agreement.

         "Bill of Sale" shall mean a Bill of Sale regarding Equipment in form and substance reasonably satisfactory to the Agent.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

         "Borrower" shall mean Wachovia Development Corporation, a North Carolina corporation, as the borrower under the Credit Agreement.

         "Borrower's Interest" shall mean the Borrower's rights in, to and under any Property, the Operative Agreements, any other property contributed on behalf of the Lessee and any and all other property or assets from time to time of the Borrower obtained with respect to the Operative Agreements, including, without limitation, Modifications, and all amounts of Rent, insurance proceeds and condemnation awards, indemnity or other payments of any kind received by the Borrower pursuant to the Operative Agreements; provided, the term "Borrower's Interest" shall not include any Lessor Advance or Lessor Yield.

         "Borrowing Date" shall mean any Business Day specified in a notice delivered pursuant to Section 2.3 of the Credit Agreement as a date on which the Borrower requests the Lenders to make Loans thereunder.

         "Business" shall have the meaning set forth in Section 6.3(i).

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in North Carolina, Nebraska and Texas or any other states from which the Agent, any Lender or the Lessor funds or engages in administrative activities with respect to the transactions under the Operative Agreements are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan or a Lessor Advance based on the Eurodollar Rate, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Lease" shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

         "Capital Stock" shall mean (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition ("Government Obligations"), (ii) U.S. dollar denominated (or foreign currency fully hedged or other non-hedged foreign currency in an aggregate amount not to exceed $5,000,000) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (x) any domestic commercial bank of recognized standing having capital, surplus and retained earnings in excess of $250,000,000, (y) any domestic commercial bank having capital and surplus of less than $250,000,000, provided that no more than $25,000,000 of such investments shall be deemed "Cash Equivalents" at any time, or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 364 days from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition,
(iv) repurchase agreements with a bank or trust company (including a Primary Financing Party) or a recognized securities dealer having capital, surplus and retained earnings in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America and (v) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment.

         "Casualty" shall mean any damage or destruction of all or any portion of the Property as a result of a fire or other casualty.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

         "Change of Control" shall mean (a) any Person or two or more Persons acting in concert (other than members of the West Family Group) shall have acquired "beneficial ownership," directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, or control over, Voting Stock of the Parent (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of the Parent, or (b) Continuing Directors shall cease for any reason to constitute a majority of the members of the board of directors of the Parent then in office. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

         "Chattel Paper" shall have the meaning given to such term in Section 1 of the Security Agreement.

         "Claims" shall mean any and all obligations, liabilities, losses, actions, suits, penalties, claims, demands, costs and expenses (including without limitation reasonable attorney's fees and expenses) of any nature whatsoever.

         "Clarke Sublease" shall mean the Lease Agreement dated as of September 19, 1988 between Woodway Phase II, Ltd., a Texas limited partnership, as landlord, and Clarke Checks, Inc., a Delaware corporation, as tenant, as amended by the First Amendment to Lease Agreement dated January 12, 1989, a Second Amendment and Modification of Lease Amendment dated November 21, 1989, a Third Amendment to Lease Agreement dated September 1, 1997 and a Fourth Amendment to Lease Agreement dated February 15, 2001. Notwithstanding the Rules of Usage set forth in Section I of this Appendix A, the Clarke Sublease shall not include any amendment, modification, restatement and/or replacement except those referenced above in this definition of the "Clarke Sublease" and each other amendment, modification, restatement and/or replacement which is consented to in writing by the Agent (acting upon direction from the Majority Secured Parties).

         "Closing Date" shall mean the Initial Closing Date and the Property Closing Date.

         "Code" shall mean the Internal Revenue Code of 1986 together with rules and regulations promulgated thereunder, as amended from time to time, or any successor statute thereto.

         "Collateral" shall mean all assets of the Lessor and the Lessee, now owned or hereafter acquired, upon which a Lien is purported to be created by one or more of the Security Documents.

         "Commencement Date" shall have the meaning specified in Section 2.2 of the Lease.

         "Commercial Tort Claims" shall have the meaning given to such term in
Section 1 of the Security Agreement.

         "Commitment" shall mean the Lender Commitment of each Lender and the Lessor Commitment of the Lessor.

         "Commitment Percentage" shall mean, as to any Primary Financing Party at any time, the percentage which such Primary Financing Party's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Primary Financing Party's Financing then outstanding constitutes of the aggregate principal amount of all of the Financing then outstanding).

         "Commitment Period" shall mean the Initial Closing Date only.

         "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Parent within the meaning of Section 4001 of ERISA or is part of a group which includes the Parent and which is treated as a single employer under Section 414 of the Code.

         "Condemnation" shall mean any taking or sale of the use, access, occupancy, easement rights or title to any Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including without limitation an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, any Property or alter the pedestrian or vehicular traffic flow to any Property so as to result in a change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action.

         "Consolidated Capital Expenditures" shall mean, for any period, all capital expenditures of the Consolidated Group on a consolidated basis for such period, as determined in accordance with GAAP. The term "Consolidated Capital Expenditures" shall not include capital expenditures in respect of the reinvestment of proceeds derived from Recovery Events received by the Parent and the GCA Subsidiaries to the extent that such reinvestment is permitted under the Operative Agreements.

         "Consolidated EBITDA" shall mean, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Group on a consolidated basis, the sum of (i)

Consolidated Net Income, plus (ii) an amount which, in the determination of Consolidated Net Income, has been deducted for (A) Consolidated Interest Expense, (B) total federal, state, local and foreign income, value added and similar taxes and (C) depreciation and amortization expense, all as determined in accordance with GAAP; provided that Consolidated EBITDA shall include add-backs relating to the Acquisition of up to $26,000,000, as calculated by the Agent. Notwithstanding the above, Consolidated EBITDA shall be (i) for the fiscal quarter ending June 30, 2002, $63,156,000, (ii) for the fiscal quarter ending September 30, 2002, $57,190,000, (iii) for the fiscal quarter ending December 31, 2002, $70,782,000, and (iv) for the fiscal quarter ending March 31, 2003, $66,360,000.

         "Consolidated Fixed Charge Coverage Ratio" shall mean, as of the end of each fiscal quarter of the Consolidated Group for the four fiscal quarter period ending on such date with respect to the Consolidated Group on a consolidated basis, the ratio of (i) Consolidated EBITDA for the applicable period minus Consolidated Capital Expenditures for the applicable period to (ii) the sum of Consolidated Interest Expense for the applicable period plus Scheduled Funded Debt Payments for the applicable period plus payments made in connection with earnout obligations for the applicable period to the extent permitted hereunder plus cash taxes paid during the applicable period. Notwithstanding the foregoing, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio for the first three complete fiscal quarters to occur after the Closing Date, the Consolidated Fixed Charge Coverage Ratio shall be determined by annualizing the components of the denominator thereof such that for the first complete fiscal quarter to occur after the Closing Date such components would be multiplied by four (4), the first two complete fiscal quarters would be multiplied by two (2) and the first three complete fiscal quarters would be multiplied by one and one-third (1 1/3).

         "Consolidated Group" shall mean the Parent and its Consolidated Subsidiaries.

         "Consolidated Interest Expense" shall mean, for any period, all cash interest expense of the Consolidated Group (including, without limitation, the interest component under Capital Leases), as determined in accordance with GAAP. For purposes hereof, Consolidated Interest Expense for the first three complete fiscal quarters to occur after the Closing Date shall be determined by annualizing Consolidated Interest Expense such that for the first complete fiscal quarter to occur after the Closing Date such components would be multiplied by four (4), the first two complete fiscal quarters would be multiplied by two (2) and the first three fiscal quarters would be multiplied by one and one-third (1 1/3).

         "Consolidated Leverage Ratio" shall mean, as of the end of any fiscal quarter of the Consolidated Group for the four fiscal quarter period ending on such date with respect to the Consolidated Group on a consolidated basis, the ratio of (a) Funded Debt of the Consolidated Group on a consolidated basis on the last day of such period to (b) the sum of (i) Consolidated EBITDA for such period plus (ii) any payments made by the GCA Credit Parties during such period under Synthetic Leases (including, without limitation, pursuant to the Operative Agreements).

         "Consolidated Net Income" shall mean, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Group on a consolidated basis, net income (excluding extraordinary items) after Consolidated Interest Expense, income taxes and depreciation and amortization, all as determined in accordance with GAAP.

         "Consolidated Subsidiary" shall mean, as to any Person, any subsidiary of such Person which under the rules of GAAP consistently applied should have its financial results consolidated with those of such Person for purposes of financial accounting statements.

         "Continuing Directors" shall mean during any period of up to 24 consecutive months commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Parent (together with any new director whose election by the Parent's board of directors or whose nomination for election by the Parent's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved).

         "Contractor" shall mean each entity with whom the Lessee contracts to construct any Improvements or any portion thereof on the Property.

         "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Lessee, are treated as a single employer under Section 414 of the Code.

         "Credit Agreement" shall mean the Credit Agreement, dated on or about the Initial Closing Date, among the Borrower, the Agent and the Lenders, as specified therein.

         "Credit Agreement Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Credit Agreement Event of Default.

         "Credit Agreement Event of Default" shall mean any event or condition defined as an "Event of Default" in Section 6 of the Credit Agreement.

         "Credit Documents" shall mean the Participation Agreement, the Credit Agreement, the Notes, the Security Documents and any other Operative Agreement which relates to or governs the relationship among the Agent, the Lenders and/or the Borrower.

         "Credit Parties" shall mean the Lessee, the Parent and each other entity party to the Participation Agreement from time to time as a Guarantor, including without limitation entities joined as Guarantors pursuant to Section 8A.10 of the Participation Agreement.

         "Debt Issuance" shall mean the issuance of any Indebtedness for borrowed money by any Credit Party or any of its GCA Subsidiaries (excluding, for purposes hereof, any Equity Issuance or any Indebtedness of the Parent and the GCA Subsidiaries permitted to be incurred pursuant to Section 8B.1 hereof).

         "Debt Rating" shall mean, as of any date of determination thereof and with respect to any Person, the ratings most recently published by the Rating Agencies relating to the unsecured, unsupported senior long-term debt obligations of such Person.

         "Deed" shall mean a warranty deed regarding the Land and/or Improvements in form and substance satisfactory to the Agent.

         "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Defaulting Primary Financing Party" shall mean, at any time, any Primary Financing Party that, at such time (a) has failed to make a Loan or Lessor Advance required pursuant to the terms of the Operative Agreements, (b) has failed to pay to the Agent or any Primary Financing Party an amount owed by such Primary Financing Party pursuant to the terms of the Operative Agreements, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

         "Deficiency Balance" shall have the meaning given in Section 22.1(b) of the Lease Agreement.

         "Deposit Accounts" shall have the meaning given to such term in Section 1 of the Security Agreement.

         "Documents" shall have the meaning given to such term in Section 1 of the Security Agreement.

         "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

         "Domestic GCA Subsidiary" shall mean any GCA Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

         "Election Date" shall have the meaning given to such term in Section
20.1 of the Lease.

         "Election Notice" shall have the meaning given to such term in Section
20.1 of the Lease.

         "Eligible Lessor" shall mean a Person with a minimum net worth of at least $200,000,000.00 and a Debt Rating of a Rating Agency of "A" (or its equivalent) or higher.

         "Employee Benefit Plan" or "Plan" shall mean an employee benefit plan (within the meaning of Section 3(3) of ERISA, including without limitation any Multiemployer Plan), or any "plan" as defined in Section 4975(e)(1) of the Code and as interpreted by the Internal Revenue Service and the Department of Labor in rules, regulations, releases or bulletins in effect on any Closing Date.

         "Environmental Claims" shall mean any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Substance, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Substance, Environmental Law, or other order of a Tribunal or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

         "Environmental Laws" shall mean any Law, permit, consent, approval, license, award, or other authorization or requirement of any Tribunal relating to emissions, discharges, releases, threatened releases of any Hazardous Substance into ambient air, surface water, ground water, publicly owned treatment works, septic system, or land, or otherwise relating to the handling, storage, treatment, generation, use, or disposal of Hazardous Substances, pollution or to the protection of health or the environment, including without limitation CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., and state statutes analogous thereto.

         "Environmental Violation" shall mean any activity, occurrence or condition that violates or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to violate or results in or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to result in noncompliance with any Environmental Law.

         "Equipment" shall mean equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired using the proceeds of the Loans or the Lessor Advances by the Lessee or the Lessor and all improvements and modifications thereto and replacements thereof, whether or not now owned or hereafter acquired or now or subsequently attached to, contained in or used or usable in any way in connection with any operation of any Improvements, including but without limiting the generality of the foregoing, all equipment described in the Appraisal including without limitation all heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, cleaning systems (including without limitation window cleaning apparatus), telephones, communication systems (including without limitation telecommunications switches, satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description.

         "Equipment Schedule" shall mean (a) each Equipment Schedule attached to the applicable Requisition and (b) each Equipment Schedule attached to the applicable Lease Supplement.

         "Equity Issuance" shall mean any issuance by any Credit Party or any GCA Subsidiary to any Person which is not a Credit Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity. The term "Equity Issuance" shall not include any equity issued in connection with the Acquisition, any Asset Disposition or any Debt Issuance.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean each entity required to be aggregated with any Credit Party pursuant to the requirements of Section 414(b) or (c) of the Code.

         "Eurodollar Lessor Advance" shall mean a Lessor Advance bearing a Lessor Yield based on the Eurodollar Rate.

         "Eurodollar Loans" shall mean Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

         "Eurodollar Rate" shall mean for the Interest Period for any applicable Loan or Lessor Advance (including without limitation conversions, extensions and renewals), a per annum interest rate (rounded upwards, if necessary, to the nearest one hundredth (1/100th) of one percent (1%)) determined by the Agent that is equal to a fraction (a) expressed as a percentage (rounded upwards, if necessary, to the nearest one hundredth (1/100th) of one percent (1%)) (i) with the numerator equal to a per annum interest rate determined by the Agent on the basis of the offered rates for deposits in Dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), reported on Telerate page 3750 as of 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period and (ii) the denominator equal to 100% minus the Eurodollar Reserve Percentage. In the event no such offered rates appear on Telerate page 3750 or such rate is otherwise not available, the term "Eurodollar Rate" shall mean for the Interest Period for any applicable Loan or Lessor Advance (including without limitation conversions, extensions and renewals), a per annum interest rate equal to a fraction (b) expressed as a percentage (rounded upwards, if necessary, to the nearest one hundredth (1/100th) of one percent (1%)) (i) with the numerator equal to a per annum interest rate determined by the Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), which appear on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) two (2)

Business Days before the first day of such Interest Period (provided that if more than one rate is specified on the Reuters Screen LIBO Page, the rate in respect of such Interest Period will be the arithmetic mean of such offered rates (rounded upwards, if necessary, to the nearest one hundredth (1/100th) of one percent (1%)) and (ii) the denominator equal to 100% minus the Eurodollar Reserve Percentage. As used herein, "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks) ("RMMRS"). If, for any reason, neither of such rates is available, then "Eurodollar Rate" shall mean for the Interest Period for any applicable Loan or Lessor Advance (including without limitation conversions, extensions and renewals), a per annum interest rate equal to a fraction (c) expressed as a percentage (rounded upwards, if necessary, to the nearest one hundredth (1/100th) of one percent (1%)) (i) with the numerator equal to the average per annum rate of interest determined by the office of the Agent (each such determination to be conclusive and binding) as of two (2) Business Days prior to the first day of such Interest Period, as the effective rate at which deposits in immediately available funds in Dollars are being, have been, or would be offered or quoted by the Agent to major banks in the applicable interbank market for Eurodollar deposits at any time during the Business Day which is the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount of such Loan or Lessor Advance and (ii) the denominator equal to 100% minus the Eurodollar Reserve Percentage. If no such offers or quotes are generally available for such amount, then the Agent shall be entitled to determine the Eurodollar Rate from another recognized service or interbank quotation, or by estimating in its reasonable judgment the per annum rate (as described above) that would be applicable if such quote or offers were generally available.

         "Eurodollar Reserve Percentage" shall mean for any day as applied to a Eurodollar Loan or a Eurodollar Lessor Advance, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including without limitation basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed on eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

         "Event of Default" shall mean a Lease Event of Default, a Guaranty Event of Default or a Credit Agreement Event of Default.

         "Excepted Payments" shall mean:

                  (a) all indemnity payments (including without limitation indemnity payments made pursuant to Section 11 of the Participation Agreement), whether made by adjustment to Basic Rent or otherwise, to which any Financing Party or any of its Affiliates, agents, officers, directors or employees is entitled;

                  (b) any amounts (other than Basic Rent or Termination Value) payable under any Operative Agreement to reimburse any Financing Party or any of its Affiliates (including without limitation the reasonable expenses of any Financing Party incurred in connection with any such payment) for performing or complying with any of the obligations of the Lessee under and as permitted by any Operative Agreement;

                  (c) any amount payable to the Lessor or any other Primary Financing Party by a transferee permitted under the Operative Agreements of the Lessor or such other Primary Financing Party as the purchase price of the Lessor's interest in the Borrower's Interest (which amount shall not include any amounts necessary to pay the principal and interest on the Notes or any other amount payable to the Agent or the Primary Financing Parties) or such Primary Financing Party's interest in the transactions contemplated by the Operative Agreements (or a portion thereof);

                  (d) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies other than such proceeds or payments payable or any Financing Party;

                  (e) any insurance proceeds under policies maintained by the Lessor or any other Financing Party pursuant to or in accordance with the terms of the Operative Agreements;

                  (f) Transaction Expenses or other amounts, fees, disbursements or expenses paid or payable to or for the benefit of the Lessor or any other Financing Party;

                  (g) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (f) above; and

                  (h) any rights of the Financing Parties to demand, collect, sue for or otherwise receive and enforce payment of any of the foregoing amounts, provided that such rights shall not include the right to terminate the Lease.

         "Excess Proceeds" shall mean the excess, if any, of the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation over the Termination Value paid by the Lessee pursuant to the Lease with respect to such Casualty or Condemnation.

         "Exculpated Persons" shall mean the Lessor (except with respect to the representations and warranties and the other obligations of the Lessor pursuant to the Operative Agreements expressly undertaken by it in its capacity as a Primary Financing Party), its successors, assigns, trustees, officers, directors, shareholders, partners, employees, agents and Affiliates.

         "Exempt Payments" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

         "Existing Agent" shall have the meaning specified in the recitals to the Assignment and Recharacterization Agreement.

         "Existing Construction Agent" shall have the meaning specified in the recitals to the Assignment and Recharacterization Agreement.

         "Existing Guarantor" shall have the meaning specified in the recitals to the Assignment and Recharacterization Agreement.

         "Existing Guaranty" shall have the meaning provided for the term "Guaranty" in Appendix A to the Existing Participation Agreement.

         "Existing Holder" shall have the meaning specified in the recitals to the Assignment and Recharacterization Agreement.

         "Existing Holder Certificates" shall have the meaning specified in
Section 2 of the Participation Agreement.

         "Existing Lender" shall have the meaning specified in the recitals to the Assignment and Recharacterization Agreement.

         "Existing Lessee" shall have the meaning specified in the recitals to the Assignment and Recharacterization Agreement.

         "Existing Notes" shall have the meaning specified in Section 2 of the Participation Agreement.

         "Existing Operative Agreements" shall mean the "Operative Agreements" as such term is defined in the Existing Participation Agreement.

         "Existing Participation Agreement" shall have the meaning specified in
Section 2 of the Participation Agreement.

         "Existing Parties" shall mean collectively the Financing Parties, the Lessee and the Guarantor, as each term is defined in Appendix A to the Existing Participation Agreement.

         "Existing Security Documents" shall have the meaning provided for the term "Security Documents" in Appendix A to the Existing Participation Agreement.

         "Existing Security Filings" shall mean collectively the "Lender Financing Statements," the "Lessor Financing Statements" and the "Mortgage Instruments" as such terms are defined in Appendix A to the Existing Participation Agreement.

         "Expiration Date" shall mean the last day of the Term; provided, in no event shall the Expiration Date be later than the fifth anniversary of the Initial Closing Date, unless a later date has been expressly agreed to in writing by each of the Lessor, the Lessee, the Agent, and the other Primary Financing Parties in accordance with the terms and conditions set forth in
Section 2.2 of the Lease.

         "Fair Market Sales Value" shall mean, with respect to any Property, the amount, which in any event, shall not be less than zero (0), that would be paid in cash in an arms-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, such Property. Fair Market Sales Value of any Property shall be determined based on the assumption that, except for purposes of Section 17 of the Lease, such Property is in the condition and state of repair required under Section 10.1 of the Lease and the Lessee is in compliance with the other requirements of the Operative Agreements.

         "Federal Funds Effective Rate" shall have the meaning given to such term in the definition of ABR.

         "Financial Statements" shall mean financial statements of the Parent prepared on a consolidated and consolidating basis, in accordance with GAAP, and containing a balance sheet, statement of income and retained earnings and a statement of cash flows as at the close of the relevant period. Any Financial Statements provided to the Financing Parties which are required to be audited hereunder shall be accompanied by (i) any management letter prepared by such accountants and (ii) a certificate of such accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Event of Default or, if, in the opinion of such accountants, any Default or Event of Default shall exist, stating the nature and status thereof.

         "Financing" shall mean the financing extended pursuant to the Credit Agreement and the amount of the Lessor Advances.

         "Financing Parties" shall mean the Lessor, the Agent and the Lenders (each, a "Financing Party").

         "Fixtures" shall mean all fixtures relating to the Improvements, including without limitation all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto.

         "Foreign GCA Subsidiary" shall mean any GCA Subsidiary that is not a Domestic GCA Subsidiary.

         "Foreign Target" shall have the meaning set forth in the definition of Permitted Acquisition.

"Form W-8BEN" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

         "Form W-8ECI" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

         "Funded Debt" shall mean, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than (A) trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof and (B) obligations under earnout agreements in existence as of the Closing Date) which would appear as liabilities on a balance sheet of such Person, (v) the principal portion of all obligations of such Person under Capital Leases, (vi) all Guaranty Obligations of such Person with respect to Funded Debt of another Person, (vii) the maximum available amount of all letters of credit or acceptances issued or created for the account of such Person, (viii) all Funded Debt of another Person secured by a GCA Lien on any property of such Person, whether or not such Funded Debt has been assumed, provided that for purposes hereof the amount of such Funded Debt shall be limited to the greater of (A) the amount of such Funded Debt as to which there is recourse to such Person and (B) the fair market value of the property which is subject to such GCA Lien, (ix) the outstanding attributed principal amount under any securitization transaction, (x) the principal balance outstanding under any Synthetic Lease to which such Person is a party, and (xi) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration prior to the date that is 6 months after the Maturity Date. The Funded Debt of any Person shall include the Funded Debt of any partnership or joint venture in which such Person is a general partner or joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Funded Debt.

         "GAAP" shall mean generally accepted accounting principles, consistently applied, set forth in the opinions and pronouncements of the accounting principles board of the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, subject, however, in the case of determination of compliance with the financial covenants set out in Section 8A.9 to the provisions of Section (n) in the rules of usage in Appendix A to the Participation Agreement.

         "GCA Affiliate" shall mean as to any Person, any other Person (excluding any GCA Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be

"controlled by" a Person if such Person possesses, directly or indirectly, power either (a) to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "GCA Agent" shall mean the administrative agent under the Guarantor Credit Agreement.

         "GCA Credit Documents" shall mean the Guarantor Credit Agreement, each of the Notes related thereto, any Joinder Agreement, the Letters of Credit, LOC Documents, the Security Documents and all other agreements, documents, certificates and instruments delivered to the Agent or any Lender by any Credit Party in connection therewith (other than any agreement, document, certificate or instrument related to a Hedging Agreement), as the capitalized terms used in this definition (other than Guarantor Credit Agreement) are defined in the Guarantor Credit Agreement.

         "GCA Credit Party" shall mean any of the borrowers or guarantors under the Guarantor Credit Agreement.

         "GCA Credit Party Obligations" shall mean, without duplication, (i) all of the obligations of the GCA Credit Parties to the GCA Lenders and the GCA Agent, whenever arising, under the GCA Credit Documents (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any GCA Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (b) all liabilities and obligations, whenever arising, of the Parent or any of the GCA Subsidiaries to any GCA Lender, or any Affiliate of any GCA Lender, arising under any Hedging Agreement permitted pursuant to the applicable sections of the Guarantor Credit Agreement,

         "GCA Lender" shall mean the banks and financial institutions which, from time to time, are party to the Guarantor Credit Agreement as lenders thereunder.

         "GCA Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

         "GCA Material Adverse Effect" shall mean a GCA Material Adverse Effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of any of the Parent and the GCA Subsidiaries taken as a whole, (b) the ability of the Parent or any other GCA Credit Party to perform its obligations, when such obligations are required to be performed, under this Participation Agreement, any of the Notes, or any other Operative Agreement or
(c) the validity or enforceability of this Participation Agreement, any of the Notes, the Lessor

Advance or any of the other Operative Agreements or the rights or remedies of the Agent or the Primary Financing Parties hereunder or thereunder.

         "GCA Permitted Liens" shall mean:

                  (i) GCA Liens created by or otherwise existing, under or in connection with (A) the Participation Agreement or the other Operative Agreements in favor of the Primary Financing Parties or (B) the Guarantor Credit Agreement or the other GCA Credit Documents;

                  (ii) GCA Liens in favor of a GCA Lender in connection with Hedging Agreements, but only (A) to the extent such GCA Liens secure obligations under Hedging Agreements with any GCA Lender, or any GCA Affiliate of any GCA Lender, (B) to the extent such GCA Liens are on the same collateral as to which the agent under the Guarantor Credit Agreement, on behalf of the GCA Lenders, also has a GCA Lien and (C) if such provider and the GCA Lenders shall share pari passu in the collateral subject to such GCA Liens;

                  (iii) purchase money GCA Liens securing purchase money indebtedness (and refinancings thereof) to the extent permitted under
         Section 8B.1(c);

                  (iv) GCA Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed 60 days), if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Parent or the GCA Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of GCA Subsidiaries with significant operations outside of the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

                  (v) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like GCA Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (vi) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (vii) deposits to secure the performance of bids, trade contracts, (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (viii) GCA Liens on the real property and fixtures of the Parent located at or on Lots 19 and 20, Miracle Hills Park, Douglas County, Nebraska and all personal property located on or at such real property that is integral to the operation of such real property and fixtures.

                  (ix) any extension, renewal or replacement (or successive extensions, renewals or replacements) , in whole or in part, of any GCA Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement GCA Lien shall be limited to all or a part of the property which secured the GCA Lien so extended, renewed or replaced (plus improvements on such property);

                  (x) GCA Liens existing on the Closing Date and set forth on Schedule 1 to the Participation Agreement; provided that (a) no such GCA Lien shall at any time be extended to cover GCA Property or assets other than the property or assets subject thereto on the Closing Date and (b) the principal amount of the Indebtedness secured by such GCA Liens shall not be extended, renewed, refunded or refinanced;

                  (xi) GCA Liens arising in connection with Capital Leases to the extent permitted under Section 8B.1(c);

                  (xii) other GCA Liens in addition to those permitted by the foregoing clauses securing Indebtedness not exceeding $500,000 on an individual basis and $5,000,000 in the aggregate; and

                  (xiii) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title to real property, in each case which do not and will not interfere in any material respect with the operation of such real property or the ordinary conduct of the business of the Parent or any of the GCA Subsidiaries.

         "GCA Properties" shall have the meaning set forth in Section 6.3(h).

         "GCA Subsidiary" shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "GCA Subsidiary" or to "GCA Subsidiaries" in this Participation Agreement shall refer to a GCA Subsidiary or GCA Subsidiaries of the Parent, excluding West Interactive Canada, Inc., West International Corporation, West Telemarketing Insurance Agency, Inc., West Marketing Services Corporation, Telecommunications Resources, Inc. and two subsidiaries of Attention, LLC formed or organized for the purpose of purchasing third party debt obligations.

         "General Intangibles" shall have the meaning given to such term in
Section 1 of the Security Agreement.

         "Governmental Action" shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirement, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operating of any Property.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Ground Lease" shall mean a ground lease (in form and substance reasonably satisfactory to the Agent) respecting any Property (a) owned by any Credit Party (or a parent corporation or any Subsidiary of any Credit Party) and leased to the Lessor where such lease has at least a ninety-nine (99) year term and payments set at no more than $1.00 per year, or (b) where such lease is subject to such other terms and conditions as are reasonably satisfactory to the Agent.

         "Guaranteed Obligations" shall have the meaning given to such term in
Section 1 of the Guaranty.

         "Guarantor" shall mean individually, West Corporation, a Delaware corporation or any of the entities which are party to the Participation Agreement either as an original signatory or as a joinder party from time to time as guarantors.

         "Guarantor Credit Agreement" shall mean that certain Credit Agreement dated as of May 9, 2003 among West Corporation, as the borrower; certain domestic subsidiaries of West Corporation party thereto from time to time as guarantors; the lenders party thereto from time to time; Wachovia Bank, National Association, as the administrative agent; and Wachovia Securities, Inc., as lead arranger and sole book runner.

         "Guarantor Credit Agreement Event of Default" shall mean an Event of Default as defined in Article VII of the Guarantor Credit Agreement.

         "Guaranty" shall mean the Guaranty dated on about the Initial Closing Date provided by each of the Guarantors in favor of the Financing Parties.

         "Guaranty Event of Default" shall mean an "Event of Default", as such term is used in the Guaranty.

         "Guaranty Obligations" shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor,
(ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase GCA Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

         "Hard Costs" shall mean all costs and expenses payable for supplies, materials, labor and profit with respect to the Improvements under any construction contract.

         "Hazardous Substance" shall mean any of the following: (a) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead and radon gas; (b) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety as determined in accordance with any Environmental Law; or (c) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

         "Hedging Agreements" shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.

         "Impositions" shall mean any and all liabilities, expenses, costs and charges of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings ("Taxes") including but not limited to (i) real and personal property taxes, including without limitation personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) excise taxes; (iv) real estate transfer taxes, conveyance taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, privilege and doing business taxes, license and registration fees;

(vi) assessments on any Property, including without limitation all assessments for public Improvements or benefits, whether or not such improvements are commenced or completed within the Term; and (vii) taxes, assessments or charges asserted, imposed or assessed by the PBGC or any governmental authority succeeding to or performing functions similar to, the PBGC; and in each case all interest, additions to tax and penalties thereon, which at any time prior to, during or with respect to the Term or in respect of any period for which the Lessee shall be obligated to pay Supplemental Rent, may be levied, assessed or imposed by any Governmental Authority upon or with respect to (a) any Property or any part thereof or interest therein; (b) the leasing, financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, activity conducted on, delivery, insuring, use, operation, improvement, sale, transfer of title, return or other disposition of such Property or any part thereof or interest therein; (c) the Notes, other indebtedness with respect to any Property, or the Lessor Advances, or any part thereof or interest therein; (d) the rentals, receipts or earnings arising from any Property or any part thereof or interest therein; (e) the Operative Agreements, the performance thereof, or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to any Property or any part thereof or interest therein upon the sale or disposition thereof;
(g) any contract relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; (h) the issuance of the Notes; (i) the Borrower or the Borrower's Interest; or (j) otherwise in connection with the transactions contemplated by the Operative Agreements.

         "Improvements" shall mean, with respect to any Land, all buildings, structures, Fixtures, and other improvements of every kind existing at any time and from time to time on or under the Land purchased or otherwise acquired using the proceeds of the Advances or which is subject to a Ground Lease, together with any and all appurtenances to such buildings, structures or improvements, including without limitation sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including without limitation all Modifications and other additions to or changes in the Improvements at any time, including without limitation (a) any Improvements existing as of the Property Closing Date as such Improvements may be referenced on the applicable Requisition and (b) any Improvements made subsequent to such Property Closing Date.

         "Indebtedness" shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to GCA Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of GCA Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any GCA Lien on, or payable out of the proceeds of production from, GCA Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Hedging Agreements, (j) the maximum amount of all letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (l) the principal balance outstanding under any Synthetic Lease, and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

         "Indemnified Person" shall mean the Agent, the Primary Financing Parties and their respective successors, assigns, directors, trustees, shareholders, partners, officers, employees, agents and Affiliates.

         "Indemnity Provider" shall mean the Lessee.

         "Initial Closing Date" shall mean May 9, 2003.

         "Insolvency" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in
Section 4245 of ERISA.

         "Insolvent" shall mean being in a condition of Insolvency.

         "Instruments" shall have the meaning given to such term in Section 1 of the Security Agreement.

         "Insurance Requirements" shall mean all terms and conditions of any insurance policy either required by the Lease to be maintained by the Lessee and all requirements of the issuer of any such policy and, regarding self insurance, any other requirements of the Lessee.

         "Interest Determination Date" shall have the meaning assigned thereto in the definition of "Applicable Percentage".

         "Interest Period" shall mean as to any Loan or Lessor Advance based on the Eurodollar Rate (i) with respect to the initial Interest Period, the period beginning on the Initial Closing Date and ending one (1) month, two (2) months, three (3) months or to the extent available to the Lessor and all Lenders six
(6) months thereafter, as selected in accordance with the applicable provisions of the Operative Agreements and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan or Eurodollar Lessor Advance and ending one (1) month, two (2) months, three (3) months or to the extent available to the Lessor and all Lenders six
(6) months thereafter, as selected; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following: (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Expiration Date, (C) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month and (D) there shall not be more than four (4) Interest Periods outstanding at any one time.

         "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

         "Investment Property" shall have the meaning given to such term in
Section 1 of the Security Agreement.

         "Joinder Agreement" shall mean a Joinder Agreement substantially in the form of Exhibit G, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 8A.10 of the Participation Agreement.

         "Land" shall mean a parcel of real property described on (a) the Requisition issued by the Lessee on the Property Closing Date relating to such parcel and (b) the schedules to each applicable Lease Supplement executed and delivered in accordance with the requirements of Section 2.4 of the Lease.

         "Law" shall mean any statute, law, ordinance, regulation, rule, directive, order, writ, injunction or decree of any Tribunal.

         "Lease" or "Lease Agreement" shall mean the Amended and Restated Lease Agreement dated on or about the Initial Closing Date, between the Lessor and the Lessee, together with any Lease Supplements thereto.

         "Lease Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

         "Lease Event of Default" shall have the meaning specified in Section
17.1 of the Lease.

         "Lease Supplement" shall mean each Amended and Restated Lease Supplement substantially in the form of Exhibit A to the Lease, together with all attachments and schedules thereto.

         "Legal Requirements" shall mean all foreign, federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Lessor, the Lessee, the Agent, any Lender or any Property, Land,

Improvement, Equipment or the taxation, demolition, construction, use or alteration of such Property, Land, Improvements or Equipment, whether now or hereafter enacted and in force, including without limitation any that require repairs, modifications or alterations in or to any Property or in any way limit the use and enjoyment thereof (including without limitation all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C.
Section 12101 et. seq., and any other similar federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including without limitation all Environmental
Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting any Property or the Appurtenant Rights.

         "Lender Commitments" shall mean the Lender Commitment of each Lender as set forth in Schedule 2.1 to the Credit Agreement as such Schedule 2.1 may be amended and replaced from time to time.

         "Lender Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdiction in order to procure a security interest in favor of the Agent in the Collateral subject to the Security Documents.

         "Lenders" shall mean Wachovia Capital Investments, Inc., and shall include the other banks and financial institutions which may be from time to time party to the Participation Agreement and the Credit Agreement.

         "Lessee" shall have the meaning set forth in the Lease.

         "Lessor" shall mean Wachovia Development Corporation, a North Carolina corporation, as the lessor under the Lease.

         "Lessor Advance" shall mean any advance made by the Lessor pursuant to the terms of the Participation Agreement.

         "Lessor Basic Rent" shall mean the scheduled Lessor Yield due on the Lessor Advances on any Scheduled Interest Payment Date pursuant to the Participation Agreement (but not including interest on overdue amounts under the Participation Agreement or otherwise).

         "Lessor Commitments" shall mean the obligation of the Lessor to make the Lessor Advance in an amount not to exceed $30,750,000.00.

         "Lessor Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdictions in order to protect the Lessor's interest under the Lease to the extent the Lease is a security agreement or a mortgage.

         "Lessor Lien" shall mean any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Lessor not resulting from the transactions contemplated by the Operative Agreements, (b) any act or omission of the Lessor which is not required by the Operative Agreements or is in violation of any of the terms of the Operative Agreements,
(c) any claim against the Lessor with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify the Lessor pursuant to
Section 11 of the Participation Agreement or (d) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in any Property, the Borrower's Interest or the Operative Agreements other than the transfer of title to or possession of any Property by the Lessor pursuant to and in accordance with the Lease, the Credit Agreement, the Security Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in Article XVII of the Lease.

         "Lessor Overdue Rate" shall mean the lesser of (a) the then-current rate of Lessor Yield plus four percent (4%) and (b) the highest rate permitted by applicable Law.

         "Lessor Property Cost" shall mean, with respect to each Property at any date of determination, an amount equal to (a) the aggregate principal amount of all Lessor Advances made on or prior to such date with respect to such Property minus (b) the aggregate amount of prepayments or repayments as the case may be of the Lessor Advances allocated to reduce the Lessor Property Cost of such Property pursuant to Section 5B.4(c) of the Participation Agreement.

         "Lessor Yield" shall mean with respect to the Lessor Advance from time to time either the Eurodollar Rate plus the Applicable Percentage or the ABR plus the Applicable Percentage, as elected by the Lessor (subject to Section 9 of the Participation Agreement); provided, however, (a) in the event the Agent is unable to determine the Eurodollar Rate as provided in Section 5B.6(c) of the Participation Agreement, the outstanding Lessor Advance shall bear a yield at the ABR plus the Applicable Percentage applicable from time to time from and after the dates and during the periods specified in Section 5B.6(c) of the Participation Agreement, and (b) upon the delivery by Lessor of the notice described in Section 11.3(e) of the Participation Agreement, the Lessor Advance shall bear a yield at the ABR plus the Applicable Percentage applicable from time to time after the dates and during the periods specified in Section 11.3(e) of the Participation Agreement.

         "Letter-of-Credit Rights" shall have the meaning given to such term in
Section 1 of the Security Agreement.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, option or charge of any kind.

         "Limited Recourse Amount" shall mean with respect to all the Properties on an aggregate basis, an amount equal to the sum of the Termination Values with respect to all the Properties on an aggregate basis on each Payment Date, less the Maximum Residual Guarantee Amount as of such date with respect to all the Properties on an aggregate basis.

         "Limited Recourse Event of Default" shall have the meaning given to such term in Section 17.12 of the Lease.

         "Loan Basic Rent" shall mean the scheduled interest due on the Loans on any Scheduled Interest Payment Date pursuant to the Credit Agreement (but not including interest on any overdue amounts under Section 2.8(b) of the Credit Agreement or otherwise).

         "Loan Property Cost" shall mean, with respect to each Property at any date of determination, an amount equal to (a) the aggregate principal amount of all Loans made on or prior to such date with respect to such Property minus (b) the aggregate amount of prepayments or repayments as the case may be of the Loans allocated to reduce the Loan Property Cost of such Property pursuant to
Section 2.6(c) of the Credit Agreement.

         "Loans" shall mean the loans extended pursuant to the Credit Agreement.

         "Majority Lenders" shall mean at any time, Lenders whose Loans outstanding represent at least fifty-one percent (51%) of (a) the aggregate Loans outstanding or (b) to the extent there are no Loans outstanding, the aggregate of the Lender Commitments.

         "Majority Secured Parties" shall mean at any time, Lenders and the Lessor whose Loans and Lessor Advances outstanding represent at least fifty-one percent (51%) of (a) the aggregate Advances outstanding or (b) to the extent there are no Advances outstanding, the sum of the aggregate Lessor Commitments plus the aggregate Lender Commitments.

         "Marketing Period" shall mean, if the Lessee has given a Sale Notice in accordance with Section 20.1 of the Lease, the period commencing on the date such Sale Notice is given and ending on the Expiration Date.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise), or prospects of the Parent and the other Credit Parties taken as a whole, (b) the ability of the Parent or any Credit Party to perform its obligations, when such obligations are required to be performed, under the Participation Agreement, the Notes or any other Operative Agreement, (c) the validity or enforceability of the Participation Agreement, the Notes or any other Operative Agreement or the rights or remedies of the Agent, the Lenders or the Lessor thereunder, (d) the validity, priority or enforceability of any Lien on any Property created by any of the Operative Agreements, or (e) the value, utility or useful life of any Property or the use, or ability of the Lessee to use, any Property for the purpose for which it was intended.

         "Material Agreements" shall mean contracts, notes, securities, instruments and other agreements to which any Credit Party or any of their Subsidiaries is a party or by which it is bound which, if violated or breached, could have a Material Adverse Effect.

         "Material Law" shall mean any law whose violation by any Credit Party or any of their respective Subsidiaries could result in a Material Adverse Effect.

         "Material License" shall mean (i) all licenses, franchises, permits and consents from Governmental Authorities and other Persons and all registrations and filings with Governmental Authorities and other Persons which if not obtained, held or made by the Credit Parties and their respective Subsidiaries could have a Material Adverse Effect and (ii) all licenses, franchises, permits and consents from Governmental Authorities or other Persons and all registrations and filings with Governmental Authorities and other Persons that are required in connection with the execution, delivery or performance by the Credit Parties and their respective Subsidiaries, or the validity or enforceability against the Credit Parties, of this Agreement and the other Operative Agreements to which any Credit Party is a party.

         "Material Proceedings" shall mean any litigation, investigation or other proceeding by or before any Governmental Authority (i) which involves any of the Operative Agreements or any of the transactions contemplated thereby, or involves any Credit Party or any of their respective Subsidiaries as a party or the property of any Credit Party or any of their respective Subsidiaries, and could reasonably be expected to have a Material Adverse Effect if adversely determined, (ii) in which there has been issued an injunction, writ, temporary restraining order or any other order of any nature which purports to restrain or enjoin the making of any requested Advance, the consummation of any other transaction contemplated by the Operative Agreements, or the enforceability of any provision of any of the Operative Agreements, (iii) which involves the actual or alleged breach or violation by any Credit Party or any of their respective Subsidiaries of, or default by any Credit Party or any of their respective Subsidiaries under, any Material Agreement or (iv) which involves the actual or alleged violation by any Credit Party or any of their respective Subsidiaries of any Material Law.

         "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

         "Maturity Date" shall mean the Expiration Date.

         "Maximum Residual Guarantee Amount" shall mean an amount equal to the product of the aggregate Property Cost for all of the Properties times eighty-eight percent (88%).

         "Modifications" shall have the meaning specified in Section 11.1(a) of the Lease.

         "Moody's" shall mean Moody's Investors Service, Inc.

         "Mortgage Instrument" shall mean any mortgage, deed of trust or any other instrument executed by the Lessor and the Lessee (or regarding any Property subject to a Ground Lease, the applicable Affiliate of the Lessee) in favor of the Agent (for the benefit of the Secured Parties) and evidencing a Lien on the Property, in form and substance reasonably acceptable to the Agent.

         "Mortgage Obligations" shall mean any obligations owing to the Lessor pursuant to the Operative Agreements.

         "Multiemployer Plan" shall mean any plan described in Section 4001(a)(3) of ERISA to which contributions are or have been made or required by any Credit Party or any of its Subsidiaries or ERISA Affiliates.

         "Multiple Employer Plan" shall mean a plan to which any Credit Party or any ERISA Affiliate and at least one (1) other employer other than an ERISA Affiliate is making or accruing an obligation to make, or has made or accrued an obligation to make, contributions.

         "Net Cash Proceeds" shall mean the aggregate cash proceeds received by any GCA Credit Party or any GCA Subsidiary in respect of any Asset Disposition, Equity Issuance or Debt Issuance, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by any GCA Credit Party or any GCA Subsidiary in any Asset Disposition, Equity Issuance or Debt Issuance.

         "New Facility" shall have the meaning given to such term in Section 3A of the Guaranty.

         "Non-Integral Equipment" shall mean Equipment which (a) is personal property that is readily removable without causing material damage to the applicable Property and (b) is not integral or necessary, respecting the applicable Property, for compliance with Section 8.3 of the Lease or otherwise to the structure thereof, the mechanical operation thereof, the electrical systems thereof or otherwise with respect to any aspect of the physical plant thereof.

         "Notes" shall mean those notes issued to the Lenders pursuant to the Credit Agreement.

         "Obligations" shall have the meaning given to such term in Section 1 of the Security Agreement.

         "Officer's Certificate" with respect to any person shall mean a certificate executed on behalf of such person by a Responsible Officer who has made or caused to be made such examination or investigation as is necessary to enable such Responsible Officer to express an informed opinion with respect to the subject matter of such Officer's Certificate.

         "Operative Agreements" shall mean the following: the Participation Agreement, the Guaranty, the Credit Agreement, the Notes, the Lease, the Lease Supplements (and memoranda of the Lease and each Lease Supplement in a form reasonably acceptable to the Agent), the Security Agreement, the Mortgage Instruments, the other Security Documents, the Ground

Leases, the Deeds and the Bills of Sale, the Assignment and Recharacterization Agreement and any and all other agreements, documents and instruments executed in connection with any of the foregoing.

         "Original Executed Counterpart" shall have the meaning given to such term in Section 5 of Exhibit A to the Lease.

         "Overdue Interest" shall mean any interest payable pursuant to Section 2.8(b) of the Credit Agreement.

         "Overdue Rate" shall mean (a) with respect to the Loan Basic Rent, and any other amount owed under or with respect to the Credit Agreement or the Security Documents, the rate specified in Section 2.8(b) of the Credit Agreement, (b) with respect to the Lessor Basic Rent, the Lessor Yield and any other amount owing to the Lessor pursuant to the Operative Agreements, the Lessor Overdue Rate, and (c) with respect to any other amount, the amount referred to in clause (y) of Section 2.8(b) of the Credit Agreement.

         "Owner Trustee" shall mean Wells Fargo Bank Northwest, National Association (as successor to First Security Bank, National Association), not individually, except as expressly stated in the Existing Operative Agreements, but solely in its capacity as the owner trustee of the Trust, and any successor, replacement or additional Owner Trustee expressly permitted under the Existing Operative Agreement or this Agreement.

         "Parent" shall mean West Corporation, a Delaware corporation.

         "Participant" shall have the meaning given to such term in Section 9.7 of the Credit Agreement.

         "Participation Agreement" shall mean the Participation Agreement dated on or about the Initial Closing Date, among the Lessee, the Lessor, the Lenders and the Agent.

         "Payment Date" shall mean any Scheduled Interest Payment Date and any date on which interest or Lessor Yield in connection with a prepayment of principal on the Loans or of the Lessor Advances is due under the Credit Agreement or the Participation Agreement.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation created by
Section 4002(a) of ERISA or any successor thereto.

         "Pension Plan" shall mean a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan), and to which any Credit Party or any ERISA Affiliate may have any liability, including without limitation any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         "Permitted Acquisition" shall mean an acquisition or any series of related acquisitions by a GCA Credit Party of the assets or all of the Capital Stock of a Person or any division, line of business or other business unit of a Person (such Person or such division, line of business or other business unit of such Person referred to herein as the "Target"), in each case that is in the same line of business (or assets used in the same line of business) as the GCA Credit Parties and their GCA Subsidiaries or whereby a substantial portion of the acquired business relies upon automated transactions, telephone representatives or telephony technology, so long as (a) no Default or Event of Default shall then exist or would exist after giving effect thereto; (b) the GCA Credit Parties shall demonstrate to the reasonable satisfaction of the Agent that the GCA Credit Parties will be in compliance on a pro forma basis with all of the terms and provisions of the financial covenants set forth in Section 8A.9; (c) the agent under the Guarantor Credit Agreement, on behalf of the GCA Lenders, shall have received (or shall receive in connection with the closing of such acquisition) a first priority perfected security interest in all of the Capital Stock acquired with respect to the Target and the Target, if a Person, shall have executed a Joinder Agreement in accordance with the terms of the applicable section of the Guarantor Credit Agreement; (d) such acquisition is not a "hostile" public company acquisition and has been approved by the Board of Directors and/or shareholders of the applicable GCA Credit Party and the public company Target; (e) after giving effect to such acquisition, the sum of (1) the unused availability under the Aggregate Revolving Committed Amount plus (2) the Cash and Cash Equivalents held by the GCA Credit Parties is greater than or equal to $25,000,000; and (f) with respect to any acquisition where the total consideration shall be greater than $20,000,000, the Parent shall have delivered to the Agent and each of the Primary Financing Parties not less than twenty (20) Business Days prior to the consummation of such acquisition (i) a reasonably detailed description of the material terms of such acquisition (including, without limitation, the purchase price and method and structure of payment) and of each Target, (ii) audited financial statements of the Target for its two (2) most recent fiscal years prepared by independent certified public accountants acceptable to the Agent and unaudited fiscal year-to-date statements for the most recent interim periods, (iii) consolidated projected income statements of the Parent and its consolidated subsidiaries (giving effect to such Permitted Acquisition and the consolidation with the Parent of each relevant Target) for the three (3) year period following the consummation of such Permitted Acquisition, in reasonable detail, together with any appropriate statement of assumptions, and (iv) a certificate, in form and substance reasonably satisfactory to the Agent, executed by a Responsible Officer of the Parent (A) certifying that such Permitted Acquisition complies with the requirements of this Participation Agreement and (B) demonstrating compliance with subsections
(b), and (e) of this definition; provided, however, that an acquisition of a Target that is not incorporated, formed or organized in the United States (a "Foreign Target") shall only qualify as a Permitted Acquisition if each of the other requirements set forth in this definition shall have been satisfied and the total consideration for all such Foreign Targets does not exceed $50,000,000 in the aggregate during the term of this Participation Agreement.

         "Permitted Facility" shall mean the leasehold estate known as Lot 1, in the Miracle Hills Subdivision in Douglas County, Nebraska and the fee simple estate known as Building 7000, at 10931 Laureate Drive in Bexar County, Texas.

         "Permitted Investments" shall mean:

                  (i) cash and Cash Equivalents;

                  (ii) receivables owing to the Parent or any of the GCA Subsidiaries or any receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                  (iii) investments in and loans to any GCA Credit Parties;

                  (iv) investments in and loans to domestic subsidiaries of the Parent that are not guarantors under the Guarantor Credit Agreement solely for the purpose of purchasing third party debt obligations; provided, that, the aggregate amount of investments and loans made pursuant to this clause (iv), together with the aggregate amount of Indebtedness incurred pursuant to Section 8B.1(d)(iii) shall not exceed $25,000,000 at any time outstanding;

                  (v) investments in and loans to subsidiaries of the Parent that are not guarantors under the Guarantor Credit Agreement (other than investments and loans pursuant to clause (iv) above); provided, that the aggregate amount of such investments and loans, together with the aggregate amount of Indebtedness incurred pursuant to Section 8B.1(d)(iv) shall not exceed $5,000,000 at any time outstanding;

                  (vi) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (vii) investments, acquisitions or transactions permitted under Section 8B.4(b);

                  (viii) the Parent may enter into Hedging Agreements to the extent permitted pursuant to Section 8B.1; and

                  (ix) Permitted Acquisitions.

         As used herein, "investment" shall mean all investments, in cash or by delivery of property made, directly or indirectly in, to or from any Person, whether by acquisition of shares of Capital Stock, property, assets, indebtedness or other obligations or securities or by loan advance, capital contribution or otherwise.

         "Permitted Liens" shall mean:

                  (a) as of the Property Closing Date for a Property, Liens that are expressly set forth as title exceptions on the title commitment issued under Section 5.3(g) of the Participation Agreement with request to the applicable Property and

                  (b)      after the Property Closing Date for a Property,

                           (i) Liens that are expressly set forth as title exceptions on the title commitment issued under Section 5.3(g) of the Participation Agreement with request to the applicable Property;

                           (ii) the respective rights and interests of the parties to the Operative Agreements as provided in the Operative Agreements;

                           (iii) the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of the Lease for no longer than the duration of the Lease;

                           (iv) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of
                  Section 13.1 of the Lease;

                           (v)      Liens arising by operation of law,
                  materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than thirty (30) days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease;

                           (vi) Liens of any of the types referred to in clause (d) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor and the Agent have been made), which bonding (or arrangements) shall comply with applicable Legal Requirements, and shall have effectively stayed any execution or enforcement of such Liens;

                           (vii) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease;

                  (viii) Liens in favor of municipalities to the extent agreed to by the Lessor; and

                  (ix)     Lessor Liens.

         "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or any other entity.

         "Plan" shall mean, at any particular time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which the Parent or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

         "Pledge Agreement" shall mean the Pledge Agreement dated as of the Closing Date to be executed in favor of the agent under the Guarantor Credit Agreement by the Parent and each of the other GCA Credit Parties, as amended, modified, restated or supplemented from time to time.

         "Primary Financing Parties" shall mean the Lessor, the Lenders and any other banks, financial institutions or other institutional investors which may be from time to time Lenders.

         "Prime Lending Rate" shall have the meaning given to such term in the definition of ABR.

         "Proceeds" shall have the meaning given to such term in Section 1 of the Security Agreement.

         "Property" shall mean, with respect to each Permitted Facility that is acquired pursuant to the terms of the Operative Agreements, the Land and each item of Equipment and the various Improvements, in each case located on such Land, including without limitation each Property subject to a Ground Lease and each Property for which the Term has commenced.

         "Property Acquisition Cost" shall mean the cost to the Lessor to purchase a Property or to acquire, through an assignment of the Existing Notes and the Existing Holder Certificates, title to or a ground lease interest in a Property, in either case, on a Property Closing Date.

         "Property Closing Date" shall mean the Initial Closing Date.

         "Property Cost" shall mean, with respect to any Property at any date of determination, an amount equal to the aggregate sum of the Lessor Property Costs plus the Loan Property Cost for such Property.

         "Purchase Option" shall have the meaning given to such term in Section
20.1 of the Lease.

         "Purchasing Lender" shall have the meaning given to such term in
Section 9.8(a) of the Credit Agreement.

         "Rating Agencies" shall mean Moody's, S&P and Fitch Investors Service, L.P. or, in each case, any successor nationally recognized statistical rating organization.

         "Recovery Event" shall mean the receipt by the Parent or any of the GCA Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective GCA Property or assets.

         "Register" shall have the meaning given to such term in Section 9.9(a) of the Credit Agreement.

         "Regulation D" shall mean Regulation D of the Board, as the same may be modified and supplemented and in effect from time to time.

         "Regulation T" shall mean Regulation T of the Board, as the same may be modified and supplemented and in effect from time to time.

         "Regulation U" shall mean Regulation U of the Board, as the same may be modified and supplemented and in effect from time to time.

         "Regulation X" shall mean Regulation X of the Board, as the same may be modified and supplemented and in effect from time to time.

         "Release" shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

         "Reorganization" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

         "Renewal Term" shall mean each renewal term of the Lease effectuated in accordance with Section 2.2 of the Lease.

         "Rent" shall mean, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Lease.

         "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC Reg. Section 4043.

         "Requested Funds" shall mean any funds requested by the Lessee in accordance with Section 5 of the Participation Agreement.

         "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Requisition" shall have the meaning specified in Section 4.2 of the Participation Agreement.

         "Responsible Officer" shall mean the Chairman or Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, any Senior Vice President or Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer.

         "Restricted Payment" shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Parent or any of its subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Parent or any of its subsidiaries, now or hereafter outstanding,
(c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Parent or any of its subsidiaries, now or hereafter outstanding, or
(d) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt.

         "Reuters Screen LIBO Page" shall have the meaning given to such term in the definition of Eurodollar Rate.

         "RMMRS" shall have the meaning given to such term in the definition of Eurodollar Rate.

         "S&P" shall mean Standard and Poor's Rating Group, a division of The McGraw-Hill Companies, Inc.

         "Sale Date" shall have the meaning given to such term in Section 20.3(a) of the Lease.

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


         "Sale Notice" shall mean a notice given to the Lessor in connection with the election by the Lessee of its Sale Option.

         "Sale Option" shall have the meaning given to such term in Section 20.1 of the Lease.

         "Sale Proceeds Shortfall" shall mean the amount by which the proceeds of a sale described in Section 22.1 of the Lease are less than the Limited Recourse Amount with respect to the Properties if it has been determined that the Fair Market Sales Value of the Properties at the expiration of the term of the Lease has been impaired by greater than ordinary wear and tear during the Term of the Lease.

         "Scheduled Funded Debt Payments" shall mean, as of any date of determination for the Parent and the GCA Subsidiaries, the sum of all scheduled payments of principal on Funded Debt for the applied period ending on the date of determination (including the principal component of payments due on Capital Leases during the applicable period ending on the date of determination).

         "Scheduled Interest Payment Date" shall mean (a) as to any Eurodollar Loan or Eurodollar Lessor Advance, the last day of the Interest Period applicable to such Eurodollar Loan or Eurodollar Lessor Advance, (b) as to any ABR Loan or any ABR Lessor Advance, the fifteenth day of each month, unless such day is not a Business Day and in such case on the next occurring Business Day and (c) as to all Loans and Lessor Advances, the date of any voluntary or involuntary payment, prepayment, return or redemption, and the Maturity Date or the Expiration Date, as the case may be.

         "Secured Parties" shall have the meaning given to such term in the Security Agreement.

         "Secured Party Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdiction in order to procure a security interest in favor of the Agent in the Collateral subject to the Security Documents.

         "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

         "Security Agreement" shall mean the Security Agreement dated on or about the Initial Closing Date between the Borrower and the Agent, for the benefit of the Secured Parties, and accepted and agreed to by the Lessee.

         "Security Documents" shall mean the collective reference to the Security Agreement, the Mortgage Instruments, (to the extent the Lease is construed as a security instrument) the Lease, the UCC Financing Statements and all other security documents hereafter delivered to the Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Lessor under the Credit Agreement and/or under any of the other Credit Documents or to secure any guarantee of any such obligations and liabilities.

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


         "Single Employer Plan" shall mean any Plan which is not a Multiemployer Plan.

         "Soft Costs" shall mean all costs which are ordinarily and reasonably incurred in relation to the acquisition of the Properties other than Hard Costs, including without limitation structuring fees, administrative fees, upfront fees, legal fees, upfront fees, fees and expenses related to appraisals, title examinations, title insurance, document recordation, surveys, environmental site assessments, geotechnical soil investigations and similar costs and professional fees customarily associated with a real estate closing, fees and expenses of the Lessor payable or reimbursable under the Operative Agreements and costs and expenses incurred pursuant to Sections 7.3(a) and 7.3(b) of the Participation Agreement.

         "Specified Sales" shall mean (a) the sale, transfer, lease or other disposition of inventory and materials in the ordinary course of business and
(b) the sale, transfer or other disposition of Permitted Investments described in clause (i) of the definition thereof.

         "Subordinated Debt" shall mean any Indebtedness incurred by any Credit Party which by its terms is specifically subordinated in right of payment to the prior payment of the Credit Party obligations under the Operative Agreements, including without limitation, the Guaranteed Obligations, on terms satisfactory to the Majority Secured Parties.

         "subsidiary" shall mean, as to any Credit Party, any corporation, partnership, limited liability company or other entity which under the rules of GAAP consistently applied should have its financial results consolidated with those of such Credit Party for purposes of financial accounting statements.

         "Subsidiary" shall mean, as to any Person, any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, or by one (1) or more Subsidiaries, or by such Person and one (1) or more Subsidiaries.

         "Supplemental Amounts" shall have the meaning given to such term in
Section 9.18 of the Credit Agreement.

         "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay to the Lessor, the Agent, the Lenders or any other Person under the Lease or under any of the other Operative Agreements including without limitation payments of the Termination Value and the Maximum Residual Guarantee Amount and all indemnification amounts, liabilities and obligations.

         "Synthetic Lease" shall mean any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such product is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

         "Target" shall have the meaning set forth in the definition of "Permitted Acquisitions."

         "Taxes" shall have the meaning specified in the definition of "Impositions."

         "Term" shall have the meaning specified in Section 2.2 of the Lease.

         "Termination Date" shall have the meaning specified in Section 16.2(a) of the Lease.

         "Termination Event" shall mean (a) with respect to any Pension Plan, the occurrence of a Reportable Event or an event described in Section 4062(e) of ERISA, (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan, (c) the distribution of a notice of intent to terminate a Plan or Multiemployer Plan pursuant to Section 4041(a)(2) or 4041A of ERISA, (d) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC under Section 4042 of ERISA, (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (f) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan.

         "Termination Notice" shall have the meaning specified in Section 16.1 of the Lease.

         "Termination Value" shall mean the sum of (a) either (i) with respect to all Properties, an amount equal to the aggregate outstanding Property Cost for all the Properties, or (ii) with respect to a particular Property, an amount equal to the Property Cost allocable to such Property, plus (b) respecting the amounts described in each of the foregoing subclause (i) or (ii), as applicable, any and all accrued but unpaid interest on the Loans and any and all Lessor Yield on the Lessor Advances related to the applicable Property Cost, plus (c) to the extent the same is not duplicative of the amounts payable under clause
(b) above, all other Rent and other amounts then due and payable or accrued under the Operative Agreements (including without limitation amounts under Sections 11.1 and 11.2 of the Participation Agreement and all costs and expenses referred to in Sections 22.1(a) and 22.3 of the Lease).

         "Transaction Expenses" shall mean all Soft Costs and all other fees, costs, disbursements and expenses incurred in connection with the preparation, execution and delivery of the Operative Agreements and the transactions contemplated by the Operative Agreements including without limitation all costs and expenses described in Section 7 of the Participation Agreement and the following:

                  (a) the reasonable fees, out-of-pocket expenses and disbursements of counsel in negotiating the terms of the Operative Agreements and the other transaction documents, preparing for the closings under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Agreements;

                  (b) the reasonable fees, out-of-pocket expenses and disbursements of accountants for the Lessee in connection with the transaction contemplated by the Operative Agreements;

                  (c) any and all other reasonable fees, charges or other amounts payable to the Lenders, the Agent, the Lessor or any broker which arises under any of the Operative Agreements;

                  (d) any other reasonable fee, out-of-pocket expenses, disbursement or cost of any party to the Operative Agreements or any of the other transaction documents; and

                  (e) any and all Taxes and fees incurred in recording or filing any Operative Agreement or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Agreements.

         "Tribunal" shall mean any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision agency, department, commission, board, bureau or instrumentality of a governmental body.

         "Trust" shall mean the Green Real Estate Trust 2001-1, which was part of the financing provided by the Existing Operative Agreements.

         "Trust Company" shall mean Wells Fargo Bank Northwest, National Association (as successor to First Security Bank, National Association), in its individual capacity.

         "Type" shall mean, as to any Loan, whether it is an ABR Loan or a Eurodollar Loan.

         "UCC" shall mean the Uniform Commercial Code in effect in the State of New York, as the same may be amended from time to time.

         "UCC Financing Statements" shall mean collectively the Lender Financing Statements and the Lessor Financing Statements.

         "Unanimous Vote Matters" shall have the meaning given it in Section
12.4 of the Participation Agreement.

         "Unfunded Liability" shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Company or any member of the Controlled Group to the PBGC or such Plan under Title IV of ERISA.

         "Uniform Commercial Code" and "UCC" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

         "United States Bankruptcy Code" shall mean Title 11 of the United States Code.

         "U.S. Person" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

         "U.S. Taxes" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

         "Voting Stock" shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         "Wachovia" shall mean Wachovia Bank, National Association.

         "West Family Group" shall mean Gary L. West and Mary E. West and any charitable foundation or trust created by Gary L. West or Mary E. West to the extent the board of trustees of any such charitable foundation or trust is controlled by Thomas B. Barker and Roland J. Santoni (or any replacement of Thomas B. Barker or Roland J. Santoni on the board of trustees that is a Responsible Officer of the Parent and/or a person designated by Gary L. West and Mary E. West).

         "Wholly-Owned Entity" shall mean a Person all of the shares of capital stock or other ownership interest of which are owned by a referent Person and/or one of such referent Person's wholly-owned Subsidiaries or other wholly-owned entities.

         "Withholdings" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.